Exhibit 10.1

Execution Copy

COMMERCIAL VEHICLE GROUP, INC.,
EACH OTHER DOMESTIC BORROWER, and
EACH UK BORROWER,
as Borrowers

LOAN AND SECURITY AGREEMENT
Dated as of January 7, 2009
$47,500,000

CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,
and
BANK OF AMERICA, N.A.,
as Agent

TABLE OF CONTENTS

Page
Section 1. DEFINITIONS; RULES OF CONSTRUCTION		- 1 -
1.1.	Definitions	- 1 -
1.2.	Accounting Terms	- 31 -
1.3.	Uniform Commercial Code	- 31 -
1.4.	Certain Matters of Construction	- 32 -
1.5.	Certifications	- 32 -
1.6.	Times of Day	- 32 -
Section 2. CREDIT FACILITIES		- 33 -
2.1.	Revolver Commitments	- 33 -
2.2.	UK Facilities	- 35 -
2.3.	Letter of Credit Facilities	- 36 -
Section 3. INTEREST, FEES AND CHARGES		- 39 -
3.1.	Interest	- 39 -
3.2.	Fees	- 40 -
3.3.	Computation of Interest, Fees, Yield Protection	- 41 -
3.4.	Reimbursement Obligations	- 41 -
3.5.	Illegality	- 41 -
3.6.	Inability to Determine Rates	- 41 -
3.7.	Increased Costs; Capital Adequacy	- 42 -
3.8.	Mitigation	- 43 -
3.9.	Funding Losses	- 43 -
3.10.	Maximum Interest	- 43 -
Section 4. LOAN ADMINISTRATION		- 43 -
4.1.	Manner of Borrowing and Funding Revolver Loans	- 43 -
4.2.	Defaulting Lender	- 45 -
4.3.	Number and Amount of LIBOR Loans; Determination of Rate	- 46 -
4.4.	Borrower Agent	- 46 -
4.5.	Obligations	- 46 -
4.6.	Effect of Termination	- 46 -
Section 5. PAYMENTS		- 47 -
5.1.	General Payment Provisions	- 47 -
5.2.	Repayment of Revolver Loans	- 47 -
5.3.	Repayment	- 47 -
5.4.	Payment of Other Obligations	- 48 -
5.5.	Marshaling; Payments Set Aside	- 48 -
5.6.	Allocation of Payments	- 48 -
5.7.	Application of Payments	- 49 -
5.8.	Loan Account; Account Stated	- 50 -
5.9.	Taxes	- 50 -
5.10.	Lender Tax Information	- 50 -
5.11.	Nature and Extent of Each Borrower’s Liability	- 51 -
Section 6. CONDITIONS PRECEDENT		- 53 -
6.1.	Conditions Precedent to Initial Loans	- 53 -
6.2.	Conditions Precedent to UK Loans	- 55 -
6.3	Conditions Precedent to All Credit Extensions	- 56 -
Section 7. COLLATERAL		- 56 -
7.1.	Grant of Security Interest	- 57 -
7.2.	UK Security Documents	- 58 -

Page
7.3.	Lien on Deposit Accounts; Cash Collateral	- 58 -
7.4.	Real Estate Collateral	- 59 -
7.5.	Other Collateral	- 59 -
7.6.	No Assumption of Liability	- 60 -
7.7.	Further Assurances	- 60 -
7.8.	Foreign Subsidiary Stock	- 60 -
Section 8. COLLATERAL ADMINISTRATION		- 60 -
8.1.	Borrowing Base Certificates	- 60 -
8.2.	Administration of Accounts	- 61 -
8.3.	Administration of Inventory	- 62 -
8.4.	Administration of Equipment	- 62 -
8.5.	Administration of Deposit Accounts	- 62 -
8.6.	General Provisions	- 63 -
8.7.	Power of Attorney	- 64 -
Section 9. REPRESENTATIONS AND WARRANTIES		- 64 -
9.1.	General Representations and Warranties	- 64 -
9.2.	Complete Disclosure	- 69 -
Section 10. COVENANTS AND CONTINUING AGREEMENTS		- 69 -
10.1.	Affirmative Covenants	- 69 -
10.2.	Negative Covenants	- 73 -
10.3.	Financial Covenants	- 77 -
Section 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT		- 78 -
11.1.	Events of Default	- 78 -
11.2.	Remedies upon Default	- 79 -
11.3.	License	- 80 -
11.4.	Setoff	- 80 -
11.5.	Remedies Cumulative; No Waiver	- 80 -
Section 12. AGENT		- 81 -
12.1.	Appointment, Authority and Duties of Agent	- 81 -
12.2.	Agreements Regarding Collateral and Field Examination Reports	- 82 -
12.3.	Reliance By Agent	- 82 -
12.4.	Action Upon Default	- 83 -
12.5.	Ratable Sharing	- 83 -
12.6.	Indemnification of Agent Indemnitees	- 83 -
12.7.	Limitation on Responsibilities of Agent	- 83 -
12.8.	Successor Agent and Co-Agents	- 84 -
12.9.	Due Diligence and Non-Reliance	- 84 -
12.10.	Replacement of Certain Lenders	- 84 -
12.11.	Remittance of Payments and Collections	- 85 -
12.12.	Agent in its Individual Capacity	- 85 -
12.13.	Agent Titles	- 85 -
12.14.	No Third Party Beneficiaries	- 86 -
Section 13. COLLECTION ALLOCATION MECHANISM		- 86 -
13.1.	Implementation of CAM	- 86 -
Section 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS		- 86 -
14.1.	Successors and Assigns	- 86 -
14.2.	Participations	- 87 -
14.3.	Assignments	- 87 -
Section 15. MISCELLANEOUS		- 88 -
15.1.	Consents, Amendments and Waivers	- 88 -
15.2.	Indemnity	- 89 -
15.3.	Notices and Communications	- 89 -

(ii)

Page
15.4.	Performance of Borrowers' Obligations	- 90 -
15.5.	Credit Inquiries	- 90 -
15.6.	Severability	- 90 -
15.7.	Cumulative Effect; Conflict of Terms	- 90 -
15.8.	Counterparts	- 90 -
15.9.	Entire Agreement	- 90 -
15.10.	Relationship with Lenders	- 90 -
15.11.	No Advisory or Fiduciary Responsibility	- 90 -
15.12.	Process Agent	- 91 -
15.13.	Confidentiality	- 91 -
15.14.	Certifications Regarding Existing Senior Notes	- 92 -
15.15.	GOVERNING LAW	- 92 -
15.16.	Consent to Forum	- 92 -
15.17.	Waivers by Borrowers	- 92 -
15.18.	Patriot Act Notice	- 93 -
15.19.	Foreign Obligors	- 93 -
LIST OF EXHIBITS AND SCHEDULES
Exhibit A     Domestic Revolver Note
Exhibit B     UK Revolver Note
Exhibit C     Assignment and Acceptance
Exhibit D     Assignment Notice
Exhibit E     Borrowing Base Certificate
Exhibit F     Compliance Certificate
Exhibit G     Notice of Borrowing
Exhibit H     Notice of Conversion/Continuation
Exhibit I     Form of Joinder

Schedule 1.1	Revolver Commitments of Lenders
Schedule 7.1	Commercial Tort Claims
Schedule 7.4	Mortgages
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Locations of Collateral
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.1	Existing Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Permitted Investments
Schedule 10.2.7	Permitted Asset Dispositions
Schedule 10.2.15	Restrictive Agreements
Schedule 10.2.18	Existing Affiliate Transactions
Schedule 11	Mandatory Costs
Schedule 11.1	Events not Constituting an Event of Default

(iii)

LOAN AND SECURITY AGREEMENT
     THIS LOAN AND SECURITY AGREEMENT is dated as of January 7, 2009 (this “Agreement”), among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), each Domestic Borrower (as herein defined) from time to time party hereto, each UK Borrower (as herein defined) from time to time party hereto (together, each Domestic Borrower, UK Borrower and the Company, collectively, “Borrowers”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., as agent for Lenders (“Agent”)
R E C I T A L S:
     Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their mutual and collective business enterprise. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION
     1.1. Definitions. As used herein, the following terms have the meanings set forth below:
     Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.
     Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.
     Acquisition: (i) any acquisition (whether by purchase, lease, merger or otherwise) of all or substantially all of any division, product line and/or business operated by any Person who is not a Subsidiary and (ii) any acquisition of a majority of the outstanding Equity Interests of any Person.
     Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
     Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.
     Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
     Agreement: as defined in the preamble.
     Allocable Amount: as defined in Section 5.11.3.
     Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

     Applicable Law: all laws (including common law and equitable principles), rules, regulations and governmental guidelines having the force of law and applicable to any Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, local policies, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, ordinance, injunction, writ award or decrees of any Governmental Authorities, in each case having the force of law.
     Applicable Margin: with respect to any Type of Loan, subject in each case, to the Margin Reduction, if applicable, (i) 3.50% for LIBOR Revolver Loans and (ii) 2.50% for Domestic Base Rate Loans.
     Approved Account Debtor Jurisdiction: the United Kingdom and the United States and any other jurisdiction approved in writing by Agent.
     Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.
     Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligor, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.
     Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in substantially the form of Exhibit C.
     Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.
     Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.
     Bank Product: any of the following products, services or facilities extended to any Obligor by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; and (c) other cash management and other products or services as may be requested by any Obligor, other than Letters of Credit; provided, however, that for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.2, the applicable Secured Party and Obligor must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time. The Bank Product Amount may be changed from time to time upon written notice to Agent by the Secured Party and Obligor. No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.
     Bank Product Amount: as defined in the definition of Bank Product.
     Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.
     Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Bank Product Debt, which shall be at least equal to the sum of all Bank Product Amounts.
     Bankruptcy Code: Title 11 of the United States Code, as amended from time to time or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

     Board of Directors: the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.
     Board of Governors: the Board of Governors of the Federal Reserve System.
     Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor (other than trade payables and accrued expenses in the Ordinary Course of Business), (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.
     Borrower: any Domestic Borrower or UK Borrower.
     Borrower Agent: as defined in Section 4.4.
     Borrower Joinder Agreement: an agreement substantially in the form of Exhibit I or other agreement in form and substance reasonably satisfactory to Agent, the material terms of which shall provide that a Subsidiary of the Company shall become a party to and become bound by the terms of this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Domestic Borrower or UK Borrower, as applicable, hereunder, in each case, to the extent each relevant Loan Document is applicable to such Domestic Borrower or UK Borrower, as the case may be.
     Borrowing: a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.
     Borrowing Base Certificate: a certificate, substantially in the form of Exhibit E and otherwise in form and substance reasonably satisfactory to Agent, by which Borrowers certify calculation of the Domestic Borrowing Base and the UK Borrowing Base.
     Business Day: (i) with respect to Domestic Base Rate Loans, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and Illinois, (ii) with respect to UK Base Rate Loan, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, London, England or any other relevant jurisdiction, or on which systems for settlement in Pounds or Euro are not open and (iii) with respect to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.
     CAM: the mechanism for the allocation and exchange of interests in the Revolver Loans and the collections thereunder established under Section 13.
     CAM Exchange: the exchange of Lenders’ interests provided for in Section 13.
     CAM Exchange Date: the earlier date on which there shall occur (i) any event referred to in clause (j), (k), (l) or (m) of Section 11.1 or (ii) an acceleration of Obligations pursuant to Section 11.2.
     CAM Percentage: with respect to any Lender, the percentage (carried out to the ninth decimal place) determined by dividing the Dollar Equivalent of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange by the Dollar Equivalent of the Designated Obligations owed to all Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.

     Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by a Borrower or Subsidiary for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases, provided, that “Capital Expenditures” shall not include any such expenditures which constitute an Acquisition permitted by Section 10.2.6.
     Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
     Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.
     Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its Permitted Discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.
     Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to Domestic LC Obligations and UK LC Obligations, 103% of the aggregate of such Domestic LC Obligations or UK LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. Such deposits shall not bear interest other than any interest earned on the investment of such deposits, which investments shall be made only in Cash Equivalents and at the direction of Borrowers and at Borrowers’ risk and expense. “Cash Collateralization” has a correlative meaning.
     Cash Equivalents: (a)(i) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (ii) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (iii) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii); (iv) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P; and (vi) investments by Foreign Subsidiaries with foreign governmental entities which are members of the OECD or foreign banks organized under the laws of countries which are members of the Organization for Economic Co-Operation and Development (the “OECD”) similar to the investments set forth above, so long as such foreign bank has combined capital and surplus of a Dollar Equivalent of not less than $250,000,000, and (b) with respect to UK Obligors: (i) certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank; (ii) any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security; (iii) commercial paper not convertible or exchangeable to any other security: (A) for which a recognized trading market exists; (B) issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State; (C) which matures within one year after the relevant date of calculation; and (D) which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; (iv) sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialized equivalent); (v) any investment within 30 days in money market funds which (A) have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, (B) which invest substantially all their assets in securities of the types described in paragraphs (b)(ii) to (b)(iv) above and (C) can be turned into cash on not more than 30 days’ notice; (vi) or any other debt security approved by the Agent. For purposes of this clause (b), “Acceptable Bank” means (i) a Lender or an Affiliate of a Lender; (ii) a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognized credit rating agency; or (iii) any other bank or financial institution approved by the Agent.
     Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
     CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).
     Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     Change of Control: the occurrence of any of the following events: (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in the Rules 13d-3 and 13d-5 under the Exchange Act, except for purposes of this clause (a) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; (b) individuals who on the Closing Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (c) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Obligations and a Subsidiary of the transferor of such assets; or (d) a “change of control” under the Existing Senior Notes or any similar definition or concept in any Refinancing Debt of the Existing Senior Notes.

     Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
     Closing Date: as defined in Section 6.1.
     Code: the Internal Revenue Code of 1986.
     Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.
     Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 11.2.
     Company: as defined in the preamble to this Agreement.
     Compliance Certificate: a certificate, in the form of Exhibit F or such other certificate, in form and substance satisfactory to Agent, by which Borrowers certify compliance with Section 10.3 and provide the calculations for the financial convents set forth therein.
     Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.
     Contribution Notice: a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act.
     Copyright Security Agreement: each copyright security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its copyrights, as security for the Obligations.
     CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

     Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, but excluding trade payables and accrued obligations incurred and being paid in the Ordinary Course of Business; (c) all Contingent Obligations; (d) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations so incurred in connection with the acquisition of Property, assets or businesses; (e) all obligations of such Person under conditional sale or other title retention agreements or incurred as financings relating to Property purchased by such Person; (f) the principal balance of any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing, (g) all Capital Leases; (h) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (i) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (j) in the case of a Borrower, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that terms of such Debt provide that such Person is liable therefor.
     Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
     Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.
     Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.
     Deposit Account Control Agreements: the deposit account control agreements to be executed by the applicable Obligor, Agent and each institution maintaining a Deposit Account (other than payroll, trust, tax withholding, employee benefits and petty cash Deposit Accounts) for each Obligor, in favor of Agent, for the benefit of Secured Parties, as security for the Obligations.
     Designated Obligations: all obligations of Borrowers with respect to (a) principal and interest of Revolving Loans, (b) Domestic LC Obligations and (c) UK LC Obligations.
     Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.
     Dollars and $: lawful money of the United States.
     Dollar Equivalent: when used in reference to Pounds Sterling or Euro means the amount, at Agent’s spot rate, of Dollars which would be required to purchase such amount of Pounds Sterling or Euro, as applicable, or the amount of Pounds Sterling or Euro, as applicable, that could be purchased for a particular amount in Dollars.
     Domestic Accounts Formula Amount: 85% of the Value of Eligible Domestic Accounts.
     Domestic Availability: (i) the Domestic Borrowing Base minus (ii) the principal balance of all Domestic Revolver Loans.

     Domestic Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Domestic LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; limited, in each case, to such amounts as are attributable to Domestic Borrowers.
     Domestic Base Rate: the rate of interest announced by Bank of America from time to time as its prime rate, which in any event will not be less than the rate of interest in effect on such date, pursuant to this Agreement, for a Borrowing of LIBOR Loans with an Interest Period of one month plus 1%. Such rate is set by Bank of America on the basis of various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     Domestic Base Rate Loan: any Loan that bears interest based on the Domestic Base Rate.
     Domestic Borrower: each of the Company and any other Domestic Subsidiary acceptable to Agent that is a party to this Agreement as a Domestic Borrower as of the Closing Date or becomes party to this Agreement as a Domestic Borrower by executing a Borrower Joinder Agreement.
     Domestic Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of Domestic Revolver Commitments, minus the Domestic LC Reserve; or (b) the sum of the Domestic Accounts Formula Amount, plus the Domestic Inventory Formula Amount, minus the Domestic Availability Reserve.
     Domestic Guarantors: each Person organized under the laws of the United States of America or any state, protectorate or territory of the United States of America who guarantees payment or performance of any Obligations.
     Domestic Inventory Formula Amount: the sum of (A) the lesser of (1) 65% of the Value of Eligible Domestic Finished Goods Inventory and (2) 85% of the NOLV Percentage of the Eligible Domestic Finished Goods Inventory; plus (B) the lesser of (1) 65% of the Value of Eligible Domestic Raw Materials Inventory and (2) 85% of the NOLV Percentage of Eligible Domestic Raw Materials Inventory; plus (C) the lesser of (i) 50% of the Value of Domestic Work-In-Progress Inventory and (ii) 85% of the NOLV Percentage of Domestic Work-In-Progress Inventory.
     Domestic LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Domestic Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.
     Domestic LC Conditions: the following conditions necessary for issuance of a Domestic Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total Domestic LC Obligations do not exceed the Domestic Letter of Credit Subline, no Domestic Overadvance exists and, if no Domestic Revolver Loans are outstanding, the Domestic LC Obligations do not exceed the Domestic Borrowing Base (without giving effect to the Domestic LC Reserve for purposes of this calculation); (c) the expiration date of such Domestic Letter of Credit is (i) no more than 365 days from issuance, in the case of standby Domestic Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary Domestic Letters of Credit, and (iii) at least 10 Business Days prior to the Revolver Termination Date (except, in each case, for Domestic Letters of Credit which include an automatic renewal provision); (d) the Domestic Letter of Credit and payments thereunder are denominated in Dollars; (e) the purpose and form of the proposed Domestic Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their discretion; and (f) prior to or upon giving effect to the issuance of such Domestic Letter of Credit, no Default or Event of Default exists or would exist.

     Domestic LC Documents: all documents, instruments and agreements (including Domestic LC Requests and Domestic LC Applications) delivered by Domestic Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Domestic Letter of Credit.
     Domestic LC Obligations: the sum (without duplication) of (a) all amounts owing by Domestic Borrowers for any drawings under Domestic Letters of Credit; (b) the stated amount of all outstanding Domestic Letters of Credit; and (c) all fees and other amounts due and owing with respect to Domestic Letters of Credit.
     Domestic LC Request: a request for issuance of a Domestic Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.
     Domestic LC Reserve: the aggregate of all Domestic LC Obligations, other than (a) those that have been Cash Collateralized; (b) if no Event of Default exists, those constituting charges or other amounts owing to the Issuing Bank; and (c) all fees owing with respect to Domestic Letters of Credit.
     Domestic Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a Domestic Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Domestic Borrower.
     Domestic Letter of Credit Subline: $10,000,000.
     Domestic Obligations: all Obligations other than UK Obligations.
     Domestic Obligor: any Domestic Borrower or Domestic Guarantor.
     Domestic Overadvance: as defined in Section 2.1.5.
     Domestic Overadvance Loan: a Domestic Base Rate Loan made when an Domestic Overadvance exists or is caused by the funding thereof.
     Domestic Protective Advance: as defined in Section 2.1.6.
     Domestic Revolver Note: a promissory note executed by Domestic Borrowers in favor of and at the request of a Lender substantially in the form of Exhibit A, which shall be in the amount of such Lender’s Domestic Revolver Commitment and shall evidence the Domestic Revolver Loans made by such Lender.
     Domestic Revolver Loan: a loan made pursuant to Section 2.1, and any Domestic Swingline Loan, Domestic Overadvance Loan or Domestic Protective Advance.
     Domestic Revolver Commitment: for any Lender, its obligation to make Domestic Revolver Loans, and to participate in Domestic LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Domestic Revolver Commitments” means the aggregate amount of such commitments of all Lenders.
     Domestic Revolving Facility Exposure: for any Lender at any time, the sum of (i) the principal amount of all Domestic Revolver Loans made to Domestic Borrowers by such Lender and outstanding at such time, and (ii) such Lender’s share of the LC Outstandings at such time.
     Domestic Subsidiary: any direct or indirect Subsidiary of the Company that is organized under the laws of the United States or any state, protectorate or territory of the United States.

     Domestic Swingline Loan: any Borrowing of Domestic Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.
     Dominion Account: a special account established by Borrowers at Bank of America or another bank acceptable to Agent, over which Agent has control (as defined in the UCC) or any UK Dominion Account.
     EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, the sum of (i) net income, calculated before (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization expense, (d) gains or losses arising from the sale of capital assets, (e) gains arising from the write-up of assets, (f) any extraordinary gains, (g) non-cash charges and expenses (other than those which represent a reserve for or actual cash item in such period or any future period), (h) one-time non-recurring costs and expenses associated with the issuance of Equity Interests, to the extent such costs and expenses are financed with the proceeds of such issuance, (i) costs and expenses in connection with the termination of the Obligors’ existing credit facility and the execution of the Loan Documents, (j) severance costs and expenses in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year, and (k) any non-cash losses resulting from mark to market accounting of Hedging Agreements (in each case, to the extent included in determining net income) minus (ii) non-cash gains (including those resulting from mark to market accounting of Hedging Agreements) minus (iii) cash payments made in such period to the extent such payments relate to a non-cash loss, charge or expense in any prior period which was added back in determining EBITDA.
     Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower Agent (which approval by Borrower Agent shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within three Business Days after delivery of notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person reasonably acceptable to Agent in its discretion.
     Eligible Domestic Account: an Account owing to a Domestic Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Domestic Account. Without limiting the foregoing, no Account shall be an Eligible Domestic Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date, (or, in the case of Accounts owing to a Domestic Borrower by Volvo or Mack Truck, unpaid for more than 90 days after the original due date or more than 120 days after the original invoice date, up to an aggregate amount of $5,000,000 at any time, for the portion of such Accounts which are unpaid for more than 90 days after the original invoice date, to the extent the portion of such Accounts does not remain unpaid for more than 120 days after the original invoice date); (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Domestic Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 20% of the aggregate Eligible Domestic Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor (provided, that so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed in eligible under the provisions of this clause to the extent the order permitting such financing allows the payment of the applicable Account; or the Account Debtor has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or Domestic Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, (provided that, notwithstanding anything in this clause (g) to the contrary, Eligible Domestic Accounts may include Accounts in an aggregate not to exceed at any time $2,000,000 owing to a Domestic Borrower by Kenworth/Paccar, Volvo, Caterpillar or such other Account Debtor as approved by Agent in writing); (h) it is owing by a Government Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien other than the Liens described in clauses (c), (d), (f), (g), and (l) of Section 10.2.2; (j) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument, promissory note or bill of exchange of any kind, or has been reduced to judgment; (l) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (m) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale to a Person for personal, family or household purposes; (n) it represents a progress billing or retainage; or (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.
     Eligible Domestic Finished Goods Inventory: Eligible Domestic Inventory constituting finished goods.
     Eligible Domestic Inventory: Inventory owned by a Domestic Borrower that Agent, in its Permitted Discretion, deems to be Eligible Domestic Inventory. Without limiting the foregoing, no Inventory shall be Eligible Domestic Inventory unless it (a) is finished goods, raw materials, or work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all material standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Liens described in clauses (c), (d), (f) and (g) of Section 10.2.2; (h) is within the continental United States or Canada, is not in transit except between locations of Domestic Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document except to the extent Agent’s security interest in such warehouse receipt or negotiable Document is perfected; (j) is not subject to any License or other arrangement that restricts such Domestic Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; and (k) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established.
     Eligible Domestic Raw Materials Inventory: Eligible Domestic Inventory constituting raw materials.
     Eligible Domestic Work-in-Process Inventory: Eligible Domestic Inventory constituting work-in-process.
     Eligible UK Account: an Account owing to a UK Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Pounds Sterling and is deemed by Agent, in its Permitted Discretion, to be an Eligible UK Account. Without limiting the foregoing, no Account shall be an Eligible UK Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible UK Accounts under the foregoing clause; (c) which is not governed by the laws of an Approved Account Debtor Jurisdiction; (d) with respect to which there exists no prohibition or restriction (where under the related contract or applicable law) on the disclosure of the related Contract or any other information relating to such Account or the related Obligor or with respect to which the consent of the related Obligor to such disclosure has not been obtained; (e) when aggregated with other Accounts owing by the Account Debtor, it exceeds 10% of the aggregate Eligible UK Accounts (or such higher percentage as Agent may establish for the Account Debtor from time to time); (f) it does not conform with a covenant or representation herein; (g) it is owing by a creditor or supplier, or is otherwise subject to offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (h) an Insolvency Proceeding has been commenced by or against the Account Debtor (provided, that where such Account Debtor is organized or has its principal offices or assets in the United States, so long as an order exists permitting payment of trade creditors specifically with respect to such Account Debtor and such Account Debtor has obtained adequate post-petition financing to pay such Accounts, the Accounts of such Account Debtor shall not be deemed ineligible under the provisions of this clause to the extent the order permitting such financing allows the payment of the applicable Account); or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; or UK Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process (i) the Account Debtor is organized, has its principal offices or assets, is resident or has its “centre of main interest” (as that term is used in Article 3(1) of The Council of the European Union Regulation NO. 1346/2000 on Insolvency Proceedings) outside an Approved Account Debtor Jurisdiction; (j) it is owing by a Government Authority; (k) it does not arise under a Contract that, together with such Account, is in full force and effect and constitutes the legal, valid and binding obligation of the related Account Debtor, enforceable against such Account Debtor (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability); (l) it is not subject to a duly perfected, first priority Lien in the form of a fixed charge or assignment in favor of Agent; (m) it is subject to any other Lien other than the Liens described in clause (f) of Section 10.2.2; (n) the granting of such Lien violates, conflicts with or contravenes any applicable laws or any contractual or other restriction, limitation or encumbrance (including any restriction or limitation under the related contract) or requires the consent of, or of notice to, the applicable Obligor or any other Person other than such consents as have been obtained and notices that have been given (copies of which have been provided to Agent) in favor of Agent; (o) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (p) it is evidenced by Chattel Paper or an Instrument, promissory note or bill of exchange of any kind, or has been reduced to judgment; (q) its payment has been extended, the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (r) it arises from a sale to an Affiliate, from a sale on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis or from a sale to a Person for personal, family or household purposes; (s) it represents a progress billing or retainage, (t) it arises from the sale of any inventory (or other materials used to render or process the goods related to such Account) that is subject to any dispute covering the proceeds of such inventory, if such dispute would extend to such Account; or (u) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof. In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded. “Contract” means, for purposes of this definition, in relation to any Account, any and all contracts, instruments, agreements, invoices, notes or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to or under which an Account Debtor becomes or is obligated to make payments on or in respect of such Account.

     Eligible UK Finished Goods Inventory: Eligible UK Inventory constituting finished goods.
     Eligible UK Inventory: Inventory owned by a UK Borrower that Agent, in its Permitted Discretion, deems to be Eligible UK Inventory. Without limiting the foregoing, no Inventory shall be Eligible UK Inventory unless it (a) is finished goods, raw materials, or work-in-process, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or downpayment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, obsolete or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all material standards imposed by any Governmental Authority, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than Liens described in clause (f) of Section 10.2.2; (h) is within the United Kingdom, is not in transit except between locations of UK Borrowers, and is not consigned to any Person; (i) is not subject to any warehouse receipt or negotiable Document except to the extent Agent’s security interest in such warehouse receipt or negotiable Document is perfected; (j) is not subject to any License or other arrangement that restricts such UK Borrower’s or Agent’s right to dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (k) such UK Borrower has good, valid and marketable title thereto; and (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established.
     Eligible UK Raw Materials Inventory: Eligible UK Inventory constituting raw materials.
     Eligible UK Work-in-Process Inventory: Eligible UK Inventory constituting works-in-process.
     Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).
     Environmental Laws: all Applicable Laws (including all programs, local policies, permits and guidance promulgated by regulatory agencies), relating to public health (with respect to exposure to hazardous substances or wastes, but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA or to the conditions of the workplace, or any emission or substance capable of causing harm to any living organism or the environment.
     Environmental Notice: a notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.
     Environmental Release: a release as defined in CERCLA or under any other Environmental Law.
     Equity Interest: the interest of any (a) shareholder in a corporation, company, or beneficial interests in a trust or other equity ownership interest of a Person and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any such equity interest; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.
     ERISA: the Employee Retirement Income Security Act of 1974.
     ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate.
     Euro or €: the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
     Event of Default: as defined in Section 11.
     Exchange Act: the U.S. Securities Exchange Act of 1934, as amended.
     Excluded Collateral: as defined in Section 7.1.
     Excluded Tax: with respect to Agent, any Lender, Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower Agent is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; and (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrowers with respect to such withholding tax.
     Existing Senior Notes: the 8% Senior Notes Due 2013, issued pursuant to the Indenture.
     Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) subject to Section 15.2, any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any

Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.
     Facility Office: in respect of a Lender, the office or offices designated by such Lender to Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.
     Fee Letter: any fee letter agreement between Agent and the Company executed in connection with the transactions contemplated by this Agreement.
     Fiscal Month: each fiscal month of Borrowers and Subsidiaries for accounting and tax purposes.
     Financial Support Direction: a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act.
     Fiscal Quarter: each period of three Fiscal Months, commencing on the first day of a Fiscal Year.
     Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on or about December 31 of each year.
     Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries as of the last day of the most recent four Fiscal Quarters, of (a) EBITDA minus Capital Expenditures and net cash taxes paid (not less than $0), to (b) Fixed Charges.
     Fixed Charges: the sum of (i) interest expense (other than payment-in-kind or amortization of fees), (ii) all scheduled principal payments (as such may have been reduced by prior prepayments) and all prepayments made on Borrowed Money, and (iii) cash Distributions made by the Company.
     FLSA: the Fair Labor Standards Act of 1938.
     Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.
     Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
     Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.
     Full Payment: with respect to any Obligations (other than contingent obligations not then due and owing or for which no claim has been made), (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are Domestic LC Obligations or UK LC Obligations or are otherwise contingent and asserted or likely to be asserted, Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligors against Agent, Lenders and Issuing Bank arising on or before the payment date. No Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Loans have expired or been terminated.

     GAAP: generally accepted accounting principles in effect in the United States from time to time.
     Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
     Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, local authority, council, regulatory body or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, the United Kingdom, or a territory thereof or a foreign entity or government.
     Guarantor: any Domestic Guarantor or UK Guarantor.
     Guarantor Payment: as defined in Section 5.11.3.
     Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.
     Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.
     Immaterial Subsidiary: any Subsidiary of the Company (a) the assets of which Subsidiary constitute less than or equal to 1% of the total assets of the Company and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total assets of the Company and its Subsidiaries on a consolidated basis, and (b) the revenues of which Subsidiary account for less than or equal to 1% of the total revenues of the Company and its Subsidiaries on a consolidated basis and collectively with all Immaterial Subsidiaries, less than or equal to 5% of the total revenues of the Company and its Subsidiaries on a consolidated basis.
     Indemnified Taxes: Taxes other than Excluded Taxes.
     Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.
     Indenture: the Indenture, dated as of July 6, 2005, between the Company and U.S. Bank National Association, as Trustee, with respect to the Company’s Existing Senior Notes, or any Refinancing Debt in respect thereof.
     Indenture Formula Amount: the amount of Revolver Loans that may be incurred by the Company and its Subsidiaries pursuant to Section 4.03(b)(1) of the Indenture as in effect on the date hereof; provided, however, that if the aggregate amount of Obligations that may be secured by Liens permitted under clause (7) of the definition of “Permitted Liens” contained in the Indenture as in effect on the date hereof is less than such amount, the Indenture Formula Amount shall be limited to the aggregate amount of Obligations that can be secured by such Permitted Liens.
     Insolvency Act: the United Kingdom Insolvency Act 1986, or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.
     Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, the Insolvency Act or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian or similar officer for such Person or any part of its Property; or (c) a general assignment or trust mortgage for the benefit of creditors.

     Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, design rights, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.
     Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
     Interest Period: as defined in Section 3.1.3.
     Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.
     Investment: any Acquisition; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any loan, advance or capital contribution to or other investment in any other Person.
     IRS: the United States Internal Revenue Service.
     Issuing Bank: Bank of America or an Affiliate of Bank of America.
     Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
     Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.
     Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.
     Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.
     Letter of Credit: any Domestic Letter of Credit or UK Letter of Credit. “Letters of Credit” means the Domestic Letters of Credit and the UK Letters of Credit.
     LIBOR: for any Interest Period with respect to a LIBOR Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1%), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to (a) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source designated by Agent); or (b) if BBA LIBOR is not available for any reason, the interest rate at which Dollar deposits in the approximate amount of the LIBOR Loan would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then LIBOR shall be the foregoing rate, divided by 1 minus the Reserve Percentage.

     LIBOR Loan: each set of LIBOR Revolver Loans having a common length and commencement of Interest Period.
     LIBOR Revolver Loan: a Domestic Revolver Loan or UK Revolver Loan that bears interest based on LIBOR.
     License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution or disposition of Collateral, (b) any use of Property or (c) any other conduct of its business.
     Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.
     Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens (statutory or other), mortgages, collateral assignments, deposit arrangements, charges, preferences, priorities or other security arrangements of any kind or nature whatsoever (including any agreement to give any of the foregoing any conditional sale or retention of title agreement, any financing or similar agreement), security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property; provided, however, that non-exclusive licenses of Intellectual Property in the Ordinary Course of Business are not Liens.
     Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent promptly following request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent promptly following request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.
     Loan: a Revolver Loan.
     Loan Account: the loan account established by each Lender on its books pursuant to Section 5.8.
     Loan Documents: this Agreement, Other Agreements and Security Documents.
     Loan Year: each 12 calendar month period commencing on the Closing Date and on each anniversary of the Closing Date.
     Mandatory Cost: the percentage rate per annum calculated by Agent in accordance with Schedule 11.
     Margin Reduction: a reduction in the otherwise applicable Applicable Margin equal to 0.25%, applicable if, at the end of any Fiscal Quarter ending after June 30, 2009, average Domestic Availability for each day during such Fiscal Quarter was greater than $20,000,000; provided that such reduction shall be effective on the first day of the calendar month following receipt by Agent of certification by Borrower Agent of the average Domestic Availability during such Fiscal Quarter.
     Margin Stock: as defined in Regulation U of the Board of Governors.

     Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties or financial condition of the Obligors, taken as a whole, on the value of a material portion of the Collateral, on the enforceability of the Loan Documents, or on the validity or priority of Agent’s Liens on the Collateral; (b) materially impairs the ability of any Obligor to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.
     Material Contract: any agreement or arrangement to which an Obligor is party (other than the Loan Documents) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.
     Moody’s: Moody’s Investors Service, Inc., and its successors.
     Mortgage: each mortgage, fixed charge, deed of trust or deed to secure debt pursuant to which a Borrower grants to Agent, for the benefit of Secured Parties, a Lien upon the Real Estate owned by such Borrower, as security for the Obligations.
     Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by an Obligor in cash from such Asset Disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien on Collateral sold; (c) transfer or similar taxes and the Company’s good faith estimate of income taxes paid or payable in connection with such sale; (d) reserves for indemnities or purchase price adjustments, until such reserves are no longer needed and (e) the Company’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the assets sold (provided that, to the extent such cash proceeds are not so used within 180 days of such Asset Disposition, such cash proceeds shall constitute Net Proceeds)
     NOLV Percentage: the net orderly liquidation value of Borrowers’ Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.
     Notes: each Domestic Revolver Note or UK Revolver Note.
     Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in substantially the form attached hereto as Exhibit G or otherwise in form reasonably satisfactory to Agent.
     Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in substantially the form attached hereto as Exhibit H or otherwise in form reasonably satisfactory to Agent.
     Obligations: all (a) principal of and premium, if any on the Loans, (b) Domestic LC Obligations and UK LC Obligations and other obligations of Obligors with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Obligors under Loan Documents, (d) obligations of Obligors under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt and (g) other Debts, obligations and liabilities of any kind owing by Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
     Obligor: each Borrower, Guarantor or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.
     Ordinary Course of Business: the ordinary course of business of any Borrower or Subsidiary, consistent with past practices and undertaken in good faith.
     Organic Documents: with respect to any Person, as applicable, its charter, certificate or articles of incorporation, bylaws, articles of organization, articles of association, memorandum, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person or in respect of a UK Borrower or other UK Obligor, its certificate of incorporation, memorandum of association and articles of association.
     OSHA: the Occupational Safety and Health Act of 1970.
     Other Agreement: each Note; LC Document; Fee Letter; Lien Waiver; Related Real Estate Document; Borrowing Base Certificate, Compliance Certificate, financial statement or report delivered hereunder; or other document or agreement (other than this Agreement or a Security Document), including any Post-Closing Agreement, now or hereafter delivered by an Obligor or other Person (providing that an Obligor is also party to thereto) to Agent or a Lender in connection with any transactions relating hereto.
     Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     Overadvance: as defined in Section 2.1.5.
     Overadvance Loan: a Domestic Base Rate Loan or UK Base Rate Loan, as applicable, made when an Overadvance exists or is caused by the funding thereof.
     Participant: as defined in Section 14.2.
     Participating Member State: any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
     Patent Security Agreement: each patent security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in its patents, as security for the Obligations.
     Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended.
     Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
     PBGC: the Pension Benefit Guaranty Corporation.

     Percentage: for any Lender (other than any Defaulting Lender), as applicable, the percentage of the aggregate Domestic Revolver Commitments represented by its Domestic Revolver Commitment, or the percentage of the aggregate UK Revolver Commitments represented by its UK Revolver Commitment.
     Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
     Pensions Regulator: the body corporate called the Pensions Regulator established under Part I of the Pension Act.
     Pensions Act: the Pensions Act 2004 of the United Kingdom.
     Pensions Schemes Act: the Pensions Schemes Act 1993 of the United Kingdom.
     Permitted Asset Disposition: (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Property that, in the aggregate during any 12 consecutive Fiscal Month period, has a fair market or book value (whichever is more) of $5,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsaleable in the Ordinary Course of Business and sales, discounts and write-offs of Accounts in the Ordinary Course of Business; (d) termination of a lease, sublease, license, sublicense, use agreement or similar agreement of real or personal Property which could not reasonably be expected to have a Material Adverse Effect; (e) the leasing (including subleasing) or licensing (including sublicensing) of Intellectual Property, personal Property or real Property in the Ordinary Course of Business or the abandonment of Intellectual Property in the Ordinary Course of Business; (f) dispositions of obsolete, uneconomical, negligible, worn-out or surplus property; (g) sales of Cash Equivalents and marketable securities; (h) sales, transfers, leases, exchanges and dispositions (1) among the Domestic Obligors, (2) among the UK Borrowers, (3) from the UK Obligors or non-Obligors to the Domestic Obligors or UK Obligors, (4) among non-Obligors, or (5) to the extent constituting a Permitted Foreign Investment, from Domestic Obligors or Domestic Subsidiaries to UK Obligors or non-Obligor Subsidiaries; (i) granting of Permitted Liens; (j) mergers, consolidations, amalgamations, liquidations and dissolutions to the extent permitted by Section 10.2.10, (k) termination of any Hedging Agreement; (l) any disposition of Real Estate to a Governmental Authority as a result of casualty or a condemnation of such Real Estate; (m) issuances of Equity Interests to qualifying directors of Foreign Subsidiaries, (n) the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules; (o) the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to a Borrower to the extent not otherwise prohibited by the terms of this Agreement; (p) the UK Restructuring; (q) dispositions set forth on Schedule 10.2.7; (q) dispositions approved in writing by Agent and Required Lenders.
     Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of (i) purchasers in connection with Permitted Asset Dispositions and (ii) sellers in connection with Acquisitions permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $5,000,000 or less at any time.

     Permitted Discretion: Agent’s reasonable credit judgment (from the perspective of an asset-based lender), exercised in good faith, based upon its consideration of any factor that it reasonably believes to be relevant, including, without limitation, any factor that it believes (a) could adversely affect the quantity, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Obligor is incomplete, inaccurate or misleading in any material respect; (c) increases the likelihood of any Insolvency Proceeding involving an Obligor, or (d) creates or could result in a Default or Event of Default. In exercising such judgment, Agent may consider any factors that could increase the credit risk of lending to Borrowers on the security of the Collateral. In exercising its Permitted Discretion with respect to modifying eligibility criteria for Eligible Domestic Accounts, Eligible Domestic Inventory, Eligible UK Accounts and Eligible UK Inventory, Agent will use commercially reasonable efforts to notify Borrower Agent prior to modifying the criteria provided in the definitions thereof on the Closing Date or thereafter.
     Permitted Foreign Investment: an Investment by any Domestic Borrower in a Foreign Subsidiary in the form of an intercompany loan, advance or transfer of Property (other than Accounts or Inventory); provided, that (i) any loan or advance is evidenced by a promissory note in favor of such Domestic Borrower, (ii) any promissory note is pledged to Agent as security for the Obligations in form reasonably satisfactory to Agent, and (iii) the aggregate amount of all Permitted Foreign Investments made does not exceed in the aggregate during any Fiscal Year $5,000,000, and in the aggregate during the term of this Agreement, $10,000,000.
     Permitted Lien: as defined in Section 10.2.2.
     Permitted Notes Redemption: as defined in Section 10.2.9.
     Permitted Purchase Money Debt: Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time.
     Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.
     Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
     Pledge Agreement: each pledge agreement executed by an Obligor in favor of Agent.
     Pounds Sterling and £: lawful money of the United Kingdom.
     Preferred Stock: as applied to the Equity Interests of any Person, the Equity Interests of any class or classes (however designated) which are preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.
     Preferential Indebtedness: Debt of any UK Obligor not organized under the laws of the United States (collectively, the “Foreign Entities”) which would, pursuant to the provision of any law relating to liquidation, bankruptcy, insolvency or creditors’ rights generally, be paid in priority or preference to other Debt in a winding up, dissolution, administration, insolvency or other similar process of law in any jurisdiction, and is of the types listed in Schedule 6 to the Insolvency Act (or any statutory re-enactment or modification thereof pursuant to which the payment of certain obligations of a Person are given statutory preference over the payment of other such obligations). For the avoidance of doubt and for purposes of calculating the UK Inventory Formula Amount, Preferential Indebtedness shall mean (and with all references herein being as set forth in Schedule 6 to the Insolvency Act of 1986) the sum of (a) as of any date of determination (which, for purposes of this definition shall mean the date on which any Person is calculating Preferential Indebtedness for purposes of ascertaining the Borrowing Base), sums due at such date from any Foreign Entity on account of deductions of income tax from emoluments paid during the immediately preceding twelve Fiscal Month period (with such deductions being those which any Foreign Entity was liable to make under section 203 of the Income and Corporation Taxes Act 1998 (“pay as you earn”), less the amount of the repayments of income tax which any Foreign Entity was liable to make during such period); plus (b) sums due at the relevant date of determination from any Foreign Entity for that period under Section 559 of the Income and Corporation Taxes Act 1988 of the United Kingdom, if any, plus (c) any value added tax which is referable to the immediately preceding six month period from the date of determination (where the whole of the prescribed (meaning prescribed by regulations under the Value Added Tax Act (1994) of the United Kingdom) accounting period to which any value added tax is attributable falls within the six-month period, the whole amount of that tax is referable to that period, and in any other case the amount of any value added tax which is referable to the six month period is the proportion of the tax which is equal to such proportion, if any, of the accounting reference period in question as falls within such six month period); plus (d) all sums which on the relevant date of determination are due from any Foreign Entity on account of Class 1 or Class 2 contributions under the Social Security Contributions and Benefits Act 1992 of the United Kingdom or the Social Security (Northern Ireland) Act 1975 of the United Kingdom and which became due from such Foreign Entity in the immediately preceding twelve month period; plus (e) all sums which on the relevant date of determination have been assessed on and are due from any Foreign Entity on account of Class 4 contributions under either of those Acts of 1975, being sums which (i) are due to the Commissioners of Inland Revenue (rather than to the Secretary of State of the United Kingdom or a Northern Ireland department), and (ii) are assessed on such Foreign Entity up through and including the most recent April 5 to have occurred prior to the relevant date of determination, but not exceeding, in the whole, one year’s assessment; plus (f) any sum which is owed by any Foreign Entity and is a sum to which Schedule 4 to the Pension Schemes Act applies (contributions to occupational pension schemes and state scheme premiums); plus (g) so much of any amount which (i) is owed by any Foreign Entity to a person who is or has been an employee of such Foreign Entity and (ii) is payable by way of remuneration in respect of the whole or any part of the period of the immediately preceding four months from the date of determination, as does not exceed so much as may be prescribed by order made by the Secretary of State of the United Kingdom which is, as of the date of this Agreement, £800; plus (h) an amount owed by way of accrued holiday remuneration, in respect of any period of employment before the date of determination, to a person whose employment by any Foreign Entity has been terminated, whether before, on or after that date; plus (i) so much of any sum owed in respect of money advanced for the purpose as has been applied for the payment of a debt which, if it had not been paid, would have been a debt falling within paragraphs (g) or (h) hereof; plus (j) so much of any amount which (i) is ordered (whether before or after the date of determination) to be paid by any Foreign Entity under the Reserve Forces (Safeguard of Employment) Act 1985 of the United Kingdom, and (ii) is so ordered in respect of a default made by such Foreign Entity before that date in the discharge of its obligations under that Act, as does not exceed such amount as may be prescribed by order made by the Secretary of State of the United Kingdom. For purposes of determining whether a sum is payable by any Foreign Entity to a person by way of renumeration for subparagraphs (g) – (j) hereof, the interpretation of “Category 5” shall govern.
     Pro Forma Basis: relative to a Specified Transaction, means that such Specified Transaction and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of an Acquisition or permitted Investment described in the definition of “Specified Transaction”, shall be included and (ii) in the case of a disposition of all or substantially all of the assets of or all of the Equity Interests of any Subsidiary of a Borrower or any division or product line of a Borrower or any of its Subsidiaries, shall be excluded, (b) any retirement of Debt, and (c) any Debt incurred or assumed by a

Borrower or any of its Subsidiaries in connection therewith and if such Debt has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination.
     Pro Rata: with respect to any Lender, relative to such Lender’s Domestic Revolver Commitment or UK Revolver Commitment, as applicable, (i) a percentage (carried out to the ninth decimal place) determined (a) while Domestic Revolver Commitments are outstanding, by dividing the amount of such Lender’s Domestic Revolver Commitment by the aggregate amount of all Domestic Revolver Commitments, and (b) at any other time, by dividing the amount of such Lender’s Domestic Loans and Domestic LC Obligations by the aggregate amount of all outstanding Domestic Loans and Domestic LC Obligations; or (ii) a percentage (carried out to the ninth decimal place) determined (a) while UK Revolver Commitments are outstanding, by dividing the amount of such Lender’s UK Revolver Commitment by the aggregate amount of all UK Revolver Commitments; and (b) at any other time, by dividing the amount of such Lender’s UK Revolver Loans and UK LC Obligations by the aggregate amount of all outstanding UK Revolver Loans and UK LC Obligations.
     Properly Contested: with respect to any obligation of an Obligor, (i) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (ii) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (iii) appropriate reserves have been established in accordance with GAAP; (iv) the failure to pay could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (v) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the reasonable satisfaction of Agent; and (v) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
     Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
     Protective Advances: a Domestic Protective Advance or a UK Protective Advance.
     Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 90 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.
     Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt (and proceeds thereof) and constituting a Capital Lease or a purchase money security interest under the UCC.
     RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).
     Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
     Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, refinanced or replaced (except by the amount of any accrued interest, reasonable closing costs, expenses fees and premium paid in connection with such extension, renewal refinancing or replacement); (b) it has a final maturity no sooner than, a weighted average life no less than, and a cash interest rate no greater than, the Debt being extended, renewed, refinanced or replaced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed, refinanced or replaced; (d) the representations, covenants and defaults applicable to it are not, taken as a whole, less favorable to

Borrowers than those applicable to the Debt being extended, renewed, refinanced or replaced; (e) no additional Lien is granted to secure it unless otherwise permitted hereunder; (f) the obligor or obligors under any such Refinancing Debt are the same as the obligor(s) under the Debt being extended, renewed, refinanced or replaced on such Debt; and (g) upon giving effect to it, no Default or Event of Default exists.
     Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of the Existing Senior Notes or Debt permitted under Section 10.2.1(b), (d) or (f).
     Reimbursement Date: as defined in Section 2.3.2.
     Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, in form and substance satisfactory reasonably to Agent and received by Agent for review as they become available: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and flood plain certification, and certified by a licensed surveyor reasonably acceptable to Agent; (d) flood insurance in an amount, with endorsements and by an insurer reasonably acceptable to Agent, if the Real Estate is within a flood plain; (e) a current appraisal of the Real Estate, prepared by an appraiser acceptable to Agent, and in form and substance satisfactory to Required Lenders; (f) if available, an environmental assessment, prepared by environmental engineers acceptable to Agent, and accompanied by such reports, certificates, studies or data as Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an Environmental Agreement and such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.
     Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral or could assert a Lien on any Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.
     Report: as defined in Section 12.2.3.
     Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     Required Lenders: (i) as long as three or fewer Lenders have Revolver Commitments, then any two Lenders having, in the aggregate, Revolver Commitments in excess of 50% of the aggregate Revolver Commitments, and (ii) as long as four or more Lenders have Revolver Commitments, then Lenders (subject to Section 4.2) having (a) Revolver Commitments in excess of 50% of the aggregate Revolver Commitments; and (b) if the Revolver Commitments have terminated, Loans in excess of 50% of all outstanding Loans; provided, that the Commitments of Defaulting Lenders shall be treated as being equal to zero for the purposes of calculating Required Lenders.
     Reserve Percentage: the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

     Restricted Investment: any Investment by a Borrower or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date and other Investments existing on the Closing Date and set forth on Schedule 10.2.5; (b) Cash Equivalents (provided, however, that, to the extent such Cash Equivalents are owned by an Obligor, such Cash Equivalents are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent); (c) Investments consisting of lease, utility and other similar deposits or any other deposit permitted under Section 10.2.2 in the Ordinary Course of Business; (d) prepayments and deposits to suppliers in the Ordinary Course of Business; (e) Hedging Agreements to the extent permitted by Section 10.2.16; (f) Investments (i) by a Domestic Obligor in any other Domestic Obligor, (ii) by a UK Obligor in any other UK Obligor, or any Domestic Obligor or (iii) by Subsidiaries that are non-Obligors into Obligors or other non-Obligors; (g) the establishment of wholly owned Subsidiaries to the extent they comply with Section 10.1.9; (h) Investments in securities or other assets of trade creditors, customers or other Persons in the Ordinary Course of Business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (i) guarantees, Contingent Obligations and other Investments permitted under Section 10.2.1; (j) Investments to the extent such Investments reflect an increase in the value of Investments otherwise permitted under Section 10.2.5 hereof; (k) the capitalization or forgiveness of Debt owed to it by other Obligors or Subsidiaries if such capitalization or forgiveness is required in order to comply with so-called “thin capitalization” rules; (l) the cancellation, forgiveness, set off or acceptance of prepayments of Debt owed to such Borrower to the extent not otherwise prohibited by the terms of this Agreement; (m) loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business, not to exceed, in the aggregate, $2,000,000 at any time outstanding; (n) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (o) deposits with financial institutions permitted hereunder; and (p) other Investments not otherwise listed above not to exceed, in the aggregate, $1,000,000 at any time outstanding.
     Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.
     Revolver Commitment: for any Lender, its Domestic Revolver Commitment or its UK Revolver Commitment. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.
     Revolver Loan: any Domestic Revolver Loan or UK Revolver Loan, as applicable.
     Revolver Note: a Domestic Revolver Note or a UK Revolver Note, as applicable.
     Revolver Termination Date: January 7, 2012.
     Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.
     S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
     Secured Parties: Agent, Issuing Bank, Lenders and providers of Bank Products.
     Security Documents: the Pledge Agreements, Guaranties, Mortgages, Copyright Security Agreements, Patent Security Agreements, Trademark Security Agreements, Deposit Account Control Agreements, the UK Security Documents, and all other documents, instruments and agreements executed and delivered by an Obligor now or hereafter securing (or given with the intent to secure) any Obligations.

     Senior Officer: the chairman of the board, president, chief executive officer, managing director, treasurer, controller, director of finance, chief financial officer or finance officer of a Borrower or, if the context requires, an Obligor, or, in respect of a UK Borrower, or, if the context requires, a UK Obligor, a director.
     Settlement Report: a report delivered by Agent to Lenders summarizing the Revolver Loans and participations in Domestic LC Obligations and UK LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.
     Solvent: as to any Person, such Person (a) owns Property whose fair saleable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair saleable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to generally pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair saleable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase on a going concern basis.
     Specified Transaction: (a) any disposition of all or substantially all the assets of or all the Equity Interests of any Subsidiary or of any division or product line of a Borrower or any of its Subsidiaries, (b) any Acquisition permitted hereunder, (c) any proposed incurrence of Debt or (d) the proposed making of a Distribution, in each case, to the extent permitted hereunder.
     Subordinated Debt: Debt incurred by a Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.
     Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by the Company (including indirect ownership by the Company through other entities in which the Company directly or indirectly owns 50% of the voting securities or Equity Interests).
     Swingline Loan: any Domestic Swingline Loan or UK Swingline Loan.
     Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     Trademark Security Agreement: each trademark security agreement pursuant to which an Obligor grants to Agent, for the benefit of Secured Parties, a Lien on such Obligor’s interests in trademarks, as security for the Obligations.
     Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.
     Type: any type of a Loan (i.e., Domestic Base Rate Loan, UK Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

     UCC: the Uniform Commercial Code as in effect in the State of Illinois or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code as in effect in such jurisdiction.
     UK Accounts Formula Amount: 85% of the Value of Eligible UK Accounts.
     UK Availability: the sum of the UK Borrowing Base minus the principal balance of all UK Revolver Loans.
     UK Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the UK LC Reserve; (d) the Bank Product Reserve; (e) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (f) such additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time; limited, in each case with respect to the amounts calculated in clauses (a), (b) and (e) above, to such amounts as are attributable to UK Borrowers.
     UK Base Rate: the rate of interest announced by Bank of America from time to time as its reference rate for Pounds Sterling that is used as a reference point for pricing loans made in Pounds Sterling. Such rate is a rate set by Bank of America based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     UK Base Rate Loan: any Loan that bears interest based on the UK Base Rate.
     UK Borrower: any UK Subsidiary reasonably acceptable to Agent that becomes party to this Agreement as a UK Borrower by executing a Borrower Joinder Agreement, which may include CVS Holdings Limited, Commercial Vehicle Systems Limited, Bostrom Limited, Bostrom International Limited, and/or KAB Seating Limited.
     UK Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate amount of UK Revolver Commitments minus the UK LC Reserve; or (b) the Dollar Equivalent of the sum of the UK Accounts Formula Amount, plus the UK Inventory Formula Amount, minus the UK Availability Reserve.
     UK Closing Date: as defined in Section 6.2.
     UK Dominion Account: one or more special accounts established by UK Borrower at Bank of America over which Agent has exclusive control of withdrawal purposes over which the relevant UK Borrower has granted Agent a first ranking fixed charge.
     UK Guarantors: each Person who guarantees payment or performance solely of any UK Obligations.
     UK Inventory Formula Amount: the sum of (A) the lesser of (1) 65% of the Value of Eligible UK Finished Goods and (2) 85% of the NOLV Percentage of the Eligible UK Finished Goods; plus (B) the lesser of (1) 65% of the Value of Eligible UK Raw Materials Inventory and (2) 85% of the NOLV Percentage of Eligible UK Raw Materials Inventory; plus (C) the lesser of (i) 50% of the Value of UK Work-In-Progress Inventory and (ii) 85% of the NOLV Percentage of UK Work-In-Progress Inventory minus any Preferential Indebtedness.

     UK LC Application: an application by Borrower Agent to Issuing Bank for issuance of a UK Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.
     UK LC Conditions: the following conditions necessary for issuance of a UK Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total UK LC Obligations do not exceed the UK Letter of Credit Subline, no UK Overadvance exists and, if no UK Revolver Loans are outstanding, the UK LC Obligations do not exceed the UK Borrowing Base (without giving effect to the UK LC Reserve for purposes of this calculation); (c) the expiration date of such UK Letter of Credit is (i) no more than 365 days from issuance, in the case of standby UK Letters of Credit, (ii) no more than 120 days from issuance, in the case of documentary UK Letters of Credit, and (iii) at least 10 Business Days prior to the Revolver Termination Date (except, in each case, for UK Letters of Credit which include an automatic renewal period); (d) the UK Letter of Credit and payments thereunder are denominated in Pounds Sterling; (e) the purpose and form of the proposed UK Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their discretion; and (f) prior to or upon giving effect to the issuance of such UK Letter of Credit, no Default or Event of Default exists or would exist.
     UK LC Documents: all documents, instruments and agreements (including UK LC Requests and UK LC Applications) delivered by UK Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any UK Letter of Credit.
     UK LC Obligations: the sum (without duplication) of (a) all amounts owing by UK Borrowers for any drawings under UK Letters of Credit; (b) the stated amount of all outstanding UK Letters of Credit; and (c) all fees and other amounts due and owing with respect to UK Letters of Credit.
     UK LC Request: a request for issuance of a UK Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.
     UK LC Reserve: the aggregate of all UK LC Obligations, other than (a) those that have been Cash Collateralized; (b) if no Event of Default exists, those constituting charges or other amounts owing to the Issuing Bank; and (c) all fees owing with respect to UK Letters of Credit.
     UK Letter of Credit: any standby or documentary letter of credit issued by Issuing Bank for the account of a UK Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a UK Borrower.
     UK Letter of Credit Subline: $0.
     UK Obligations: all (a) principal of and premium, if any, on the Loans made to UK Borrowers, (b) interest, expenses, fees and other sums payable by UK Obligors under Loan Documents, (c) obligations of UK Obligors under any indemnity for Claims, (e) Extraordinary Expenses attributable to UK Obligors, (f) Bank Product Debt attributable to UK Obligors, and (g) other Debts, obligations and liabilities of any kind owing by UK Obligors pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, it being understood that unless and until the conditions described in Section 6.2 are satisfied, no UK Commitments have been established, the Lenders are not obligated to extend UK Revolver Loans or issue UK Letters of Credit, and no UK Obligations will have been incurred by any UK Obligor.
     UK Obligor: each UK Borrower, UK Guarantor, or other Peron that is liable for payment solely of any UK Obligations or that has granted a Lien in favor of Agent on its assets to secure solely UK Obligations.

     UK Overadvance: as defined in Section 2.1.5.
     UK Overadvance Loan: a UK Base Rate Loan made when a UK Overadvance exists or is caused by the funding thereof.
     UK Protective Advance: as defined in Section 2.1.6.
     UK Reservations: in respect of a UK Borrower or UK Obligor: (a) the principal that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganization and other laws generally affecting the rights of creditors; (b) the time barring of claims under any limitation statute or law, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defenses of set-off or counterclaim; (c) similar principals, rights and defenses under the laws of England and Wales; and (d) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to this Agreement.
     UK Restructuring: the series of transactions related to that certain transfers of assets and the exchanging of debt between UK Obligors, and the necessary corporate structure changes required in connection therewith, in such manner as disclosed to Agent prior to the date hereof.
     UK Revolver Commitment: for any Lender, its obligation to make UK Revolver Loans and participate in UK LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “UK Revolver Commitments” means the aggregate amount of such commitments of all Lenders. The UK Revolver Commitments of each Lender are expressed in Dollars, but UK Revolver Loans shall be made in Pounds Sterling or Euro at the election of the Borrower Agent. For the avoidance of doubt, the UK Revolver Commitment as of the Closing Date shall be $0.
     UK Revolver Loan: a loan made pursuant to Section 2.1, and any UK Swingline Loan, UK Overadvance Loan or UK Protective Advance.
     UK Revolver Maximum Amount: $0.
     UK Revolver Note: a promissory note to be executed by UK Borrowers in favor of a Lender substantially in the form of Exhibit B, which shall be in the amount of such Lender’s UK Revolver Commitment and shall evidence the UK Revolver Loans made by such Lender.
     UK Revolving Facility Exposure: for any Lender at any time, the Dollar Equivalent of the principal amount of all UK Revolver Loans made to UK Borrowers by such Lender and outstanding at such time.
     UK Security Documents: such agreements and instruments as required or reasonably requested to be executed by Agent in order to grant Agent to the extent legally possible a perfected first-priority Lien on the assets of the UK Obligors, including, without limitation, such debentures, share charges and security trust deeds in such form, reasonably acceptable to Agent, as requested by Agent.
     UK Subsidiary: any direct or indirect Subsidiary of the Company organized under the laws of the United Kingdom.
     UK Swingline Loan: any Borrowing of UK Base Rate Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

     Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Sections 412 and 430 of the Code for the applicable plan year.
     Unpaid Sum: any sum due and payable but unpaid by a Borrower under this Agreement.
     Upstream Payment: a Distribution by a Subsidiary of a Borrower to such Borrower or another Subsidiary (to the extent such Subsidiary is such Person’s direct parent), or in the case of National Seating Company, pro rata Distributions to the Company and each other holder of Equity Interests of National Seating Company.
     US Dominion Account: any Dominion Account other than a UK Dominion Account.
     Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.
     Voting Stock: for any Person, all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     1.2. Accounting Terms.
          Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.
          Notwithstanding anything to the contrary contained herein, financial ratios and other financial calculations pursuant to this Agreement shall, following any Specified Transaction, be calculated on a Pro Forma Basis.
          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower Agent or the Required Lenders shall so request, Agent, Lenders and Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower Agent shall provide to Agent and Lenders as reasonably requested hereunder a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. It is agreed that a change in GAAP contemplated above shall include the International Financial Reporting Standards, or certain of the standards contained therein, becoming the required methodology of financial reporting.
     1.3. Uniform Commercial Code.

          As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”
     1.4. Certain Matters of Construction.
          The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, amendments and restatements, refinancings, replacements, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 15.3.1 (or in the case of any UK Obligation, the time of day at Agent’s UK Notice Office); or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person. All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars or Pounds Sterling, as applicable. All references to thresholds or limits in Dollars or $ will also be deemed to include the Dollar Equivalent thereof. Unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Borrowers shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import are used in any Loan Documents, including references to “knowledge of any Obligor”, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates.
     1.5. Certifications.
          All certifications to be made hereunder by an officer or representative of an Obligor shall be made by such person in his or her capacity solely as an officer or a representative of such Obligor, on such Obligor’s behalf and not in such person’s individual capacity.
     1.6. Times of Day.
          Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

SECTION 2. CREDIT FACILITIES
     2.1. Revolver Commitments.
          2.1.1. Revolver Loans.
          (a) Domestic Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its Domestic Revolver Commitment, on the terms set forth herein, to make Domestic Revolver Loans to the Domestic Borrowers from time to time prior to the Commitment Termination Date. The Domestic Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a Domestic Revolver Loan if the sum of (i) the Domestic Revolving Facility Exposure and (ii) the aggregate outstanding principal amount of Domestic Swingline Loans, would exceed the lesser of the Domestic Revolver Commitments and the Domestic Borrowing Base. Domestic Revolver Loans may be made as Domestic Base Rate Loans or LIBOR Revolving Loans.
          (b) UK Revolver Loans. Each Lender agrees, severally on a Pro Rata basis up to its UK Revolver Commitment, on the terms set forth herein, to make UK Revolver Loans to UK Borrowers from time to time prior to the Commitment Termination Date. The UK Revolver Loans may be repaid and reborrowed as provided herein. In no event shall Lenders have any obligation to honor a request for a UK Revolver Loan if the sum of the Dollar Equivalent of (i) the UK Revolving Facility Exposure and (ii) the aggregate outstanding principal amount of UK Swingline Loans, would exceed the lesser of the UK Revolver Commitments and the UK Borrowing Base. UK Revolver Loans may be made as UK Base Rate Loans or LIBOR Revolving Loans, and may be made in Pounds Sterling or Euro, at the option of Borrower Agent.
          (c) Limitation on Revolver Loans. Notwithstanding the foregoing, so long as any Existing Senior Notes are outstanding, in no event shall Lenders be obligated to make Revolver Loans in excess of the Indenture Formula Amount, including, without limitation, the making of any Revolver Loans to a Borrower that would exceed any sublimit of the Indenture Formula Amount as further described in Section 4.03(b)(1) of the Indenture. To the extent any Refinancing Debt replaces the Existing Senior Notes, in no event shall Lenders be obligated to make Revolver Loans in an amount that would exceed any similar formula, if any, in such Refinancing Debt.
          2.1.2. Revolver Notes and Denominations.
          The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. Promptly following the request of any Lender, Borrowers shall deliver a Revolver Note to such Lender. Borrowings by a Domestic Borrower shall be denominated only in Dollars and Borrowings by a UK Borrower shall be denominated only in either Pounds Sterling or Euro.
          2.1.3. Use of Proceeds.
          The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for working capital and other lawful corporate purposes of Borrowers (including Capital Expenditures and the financing of Investments and Acquisitions permitted hereunder).

          2.1.4. Voluntary Reduction or Termination of Revolver Commitments.
          (a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 10 Business Days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility. Any notice of termination given by Borrowers shall be irrevocable (unless given in connection with refinancing the Obligations). On the Commitment Termination Date, Borrowers shall make Full Payment of all Obligations.
          (b) Domestic Borrowers may permanently reduce the Domestic Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 10 Business Days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given (unless given in connection with refinancing the Obligations). Each reduction shall be in a minimum amount of $10,000,000, or an increment of $1,000,000 in excess thereof; provided, that in no event shall such permanent reduction reduce the Domestic Revolver Commitments, in the aggregate, to an amount less than $35,000,000. In connection with any reduction in the Domestic Revolver Commitments, UK Borrowers will automatically be deemed to have requested a reduction of the UK Revolver Commitments in a proportionate amount.
          (c) UK Borrowers may permanently reduce the UK Revolver Commitments, on a Pro Rata basis for each Lender, upon at least 10 Business Days prior written notice to Agent, which notice shall specify the amount of the reduction and shall be irrevocable once given (unless given in connection with refinancing the Obligations). Each notice shall be in a minimum amount of $1,000,000, or an increment of $500,000 in excess thereof. In connection with any reduction in the UK Revolver Commitments, Domestic Borrowers will automatically be deemed to have requested a reduction of the Domestic Revolver Commitments in a proportionate amount.
          2.1.5. Overadvances. If (a) the aggregate Domestic Revolver Loans exceed the Domestic Borrowing Base, or, if applicable, when combined with the aggregate UK Revolver Loans, the Indenture Formula Amount (“Domestic Overadvance”), or (b) the Dollar Equivalent of the aggregate UK Revolver Loans exceed the UK Borrowing Base (“UK Overadvance”), the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents. Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Domestic Overadvance Loans or UK Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Domestic Overadvance Loans or UK Overadvance Loans are required), and (ii) the Overadvance, when combined with all other Domestic or UK Overadvances and Protective Advances, as applicable, is not known by Agent to exceed 10% of the Domestic Borrowing Base or UK Borrowing Base, as applicable; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than 5% of the Domestic Borrowing Base or UK Borrowing Base, as applicable, and (ii) does not continue for more than 30 consecutive days. In no event shall Domestic Overadvance Loans be made that would cause the outstanding Domestic Revolver Loans and Domestic LC Obligations to exceed the aggregate Domestic Revolver Commitments and in no event shall UK Overadvance Loans be made that would cause the outstanding UK Revolver Loans and UK LC Obligations to exceed the aggregate UK Revolver Commitments. Any funding of a Domestic Overadvance Loan or UK Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. In no event shall any Borrower or other Obligor be deemed a beneficiary of this Section nor authorized to enforce any of its terms.
          2.1.6. Protective Advances. Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, (i) to make Domestic Base Rate Loans (“Domestic Protective Advances”), up to an aggregate amount, when combined with all other Domestic Protective Advances and Domestic Overadvances outstanding at any time, not to exceed 10% of the Domestic

Borrowing Base; and (ii) to make UK Base Rate Loans (“UK Protective Advances”), up to an aggregate amount, when combined with all other UK Protective Advances and UK Overadvances, not to exceed 10% of the UK Borrowing Base; in each case, (1) if Agent deems such Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectibility or repayment of Obligations or (2) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses. Each Lender shall participate in each Domestic Protective Advance or UK Protective Advance, as applicable, on a Pro Rata basis. In no event shall any Domestic Protective Advance be made that would cause the outstanding Domestic Revolver Loans and Domestic LC Obligations to exceed the aggregate Domestic Revolver Commitments and in no event shall any UK Protective Advance be made that would cause the outstanding UK Revolver Loans and UK LC Obligations to exceed the aggregate UK Revolver Commitments. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.
     2.2. UK Facilities.
          2.2.1. UK Loans. Borrower Agent may, upon (i) written notice to Agent and (ii) subject to the requirements of Section 2.2.2, on one occasion only, request that the UK Revolver Commitments be established in an aggregate amount not to exceed the UK Revolver Maximum Amount. Upon the approval of such request by Agent (which approval shall not be unreasonably withheld), Agent shall deliver a copy thereof to each Lender. Such notice shall set forth the amount of the requested aggregate UK Revolver Commitments (which shall be in a minimum amount of $10,000,000 with minimum increments of $1,000,000), and the date on which such establishment is requested to become effective (which shall be not less than 20 Business Days nor more than 60 Business Days after the date of such notice). Each Lender may, but is not obligated to, by notice to Borrower Agent and Agent given not more than 10 Business Days after the date of Agent’s notice, agree to provide a UK Revolver Commitment in all or a portion of the offered amount (each such Lender so agreeing being a “UK Providing Lender”) or decline to provide a UK Revolver Commitment (and any such Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to provide a UK Revolver Commitment, and each Lender so declining or being deemed to have declined being a “UK Non-Providing Lender”). In the event that, on the 10th Business Day after Agent shall have delivered a notice pursuant to the second sentence of this paragraph, the UK Providing Lenders shall have agreed pursuant to the preceding sentence to provide UK Revolver Commitments in an aggregate amount less than the UK Revolver Commitments requested by Borrower Agent, Borrower Agent may arrange for one or more banks or other entities (any such bank or other entity referred to in this clause being an “UK Augmenting Lender”), to extend UK Revolver Commitments in an aggregate amount equal to the unsubscribed amount; provided that each UK Augmenting Lender, if not already a Lender hereunder or an Affiliate of a Lender hereunder, shall be subject to the approval of Agent (which approval shall not be unreasonably withheld, delayed or conditioned) and UK Borrowers, Borrower Agent and each UK Augmenting Lender shall execute all such documentation as Agent shall reasonably specify to evidence its UK Revolver Commitment. At the election of Borrower Agent, any establishment of the UK Revolver Commitments may be made in an amount that is less than the amount requested by Borrower Agent if Borrower Agent is unable to arrange for, or chooses not to arrange for, UK Augmenting Lenders.
          2.2.2. Conditions. Notwithstanding the foregoing, no establishment of the UK Revolver Commitments, or the addition of a new Lender, shall become effective under this Section 2.2 unless, on the date of such establishment, the conditions set forth in Section 6.2 (other than clause (a)) and Section 6.3 shall be satisfied or waived and Agent shall have received a certificate to that effect dated such date and executed by a Senior Officer of the Borrowing Agent. In connection with the establishment of UK Revolver Commitments, , Agent and Lenders, without the consent of Borrowers (but subject to the consent of each Lender directly affected thereby) may re-allocate Revolver Commitments (including adjusting the relative percentage of Domestic Revolver Commitments and UK Revolver Commitments held by each Lender) among themselves and adjust Schedule 1.1 so as to reflect such adjustments, provided that the aggregate amount of Domestic Revolver Commitments and UK Revolver Commitments shall not change.

     2.3. Letter of Credit Facilities.
          2.3.1. Issuance of Letters of Credit. Issuing Bank agrees to issue Domestic Letters of Credit and UK Letters of Credit, from time to time until 10 Business Days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:
          (a) Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a Domestic LC Application or UK LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. Issuing Bank shall have no obligation to issue any Domestic Letter of Credit or UK Letter of Credit unless (i) Issuing Bank receives a Domestic LC Request or UK LC Request, as applicable, and Domestic LC Application or UK LC Application, as applicable, at least three Business Days (or such shorter time as agreed to by Issuing Bank) prior to the requested date of issuance; (ii) each Domestic LC Condition or UK LC Condition, as applicable, is satisfied or waived; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any funding risk associated with such Defaulting Lender. If Issuing Bank receives written notice from a Lender at least five Business Days before issuance of a Domestic Letter of Credit that any Domestic LC Condition has not been satisfied or waived, or a notice from a Lender at least five Business Days before issuance of a UK Letter of Credit that any UK LC Condition has not been satisfied or waived, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by that Lender or until Required Lenders have waived such condition in accordance with this Agreement. Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of Domestic LC Conditions or UK LC Conditions.
          (b) Domestic Letters of Credit may be requested by a Domestic Borrower and UK Letters of Credit may be requested by a UK Borrower only (i) to support obligations of such Borrower incurred in the Ordinary Course of Business; or (ii) for other purposes as Agent may approve from time to time in writing. The renewal or extension of any Domestic Letter of Credit shall be treated as the issuance of a new Domestic Letter of Credit, except that delivery of a new Domestic LC Application shall be required at the discretion of Issuing Bank. The renewal or extension of any UK Letter of Credit shall be treated as the issuance of a new UK Letter of Credit, except that delivery of a new UK LC Application shall be required at the discretion of Issuing Bank.
          (c) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority. The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative. Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

          (d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit, Domestic LC Documents or UK LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit, Domestic LC Documents or UK LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.
          2.3.2. Reimbursement; Participations.
          (a) If Issuing Bank honors any request for payment under a Domestic Letter of Credit, Domestic Borrowers shall pay to Issuing Bank, within one Business Day of notice of such payment by the Issuing Bank (“Reimbursement Date”), the amount paid by Issuing Bank under such Domestic Letter of Credit, together with interest at the interest rate for Domestic Base Rate Loans from the date such Letter of Credit is honored until payment by Domestic Borrowers. The obligation of Domestic Borrowers to reimburse Issuing Bank for any payment made under a Domestic Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Domestic Letter of Credit or the existence of any claim, setoff, defense or other right that Domestic Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, Domestic Borrowers shall be deemed to have requested a Borrowing of Domestic Base Rate Loans in an amount necessary to pay all amounts due and owing to Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Domestic Revolver Commitments have terminated, a Domestic Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied or waived.
          (b) Upon issuance of a Domestic Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all Domestic LC Obligations relating to the Domestic Letter of Credit. If Issuing Bank makes any payment under a Domestic Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any Domestic Letters of Credit and Domestic LC Documents in its possession at such time.
          (c) If Issuing Bank honors any request for payment under a UK Letter of Credit, UK Borrowers shall pay to Issuing Bank, on the Reimbursement Date, the amount paid by Issuing Bank under such UK Letter of Credit, together with interest at the interest rate for UK Base Rate Loans from the date such Letter of Credit is honored until payment by UK Borrowers. The obligation of UK Borrowers to reimburse Issuing Bank for any payment made under a UK Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any UK Letter of Credit or the existence of any claim, setoff, defense or other right that UK Borrowers may have at any time against the beneficiary. Whether or not Borrower Agent submits a Notice of Borrowing, UK Borrowers shall be deemed to have requested a Borrowing of UK Base Rate Loans in an amount necessary to pay all amounts due and owing to Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the UK Revolver Commitments have terminated, a UK Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied or waived.

          (d) Upon issuance of a UK Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all UK LC Obligations relating to the UK Letter of Credit. If Issuing Bank makes any payment under a UK Letter of Credit and UK Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, Lender’s Pro Rata share of such payment. Upon request by a Lender, Issuing Bank shall furnish copies of any UK Letters of Credit and UK LC Documents in its possession at such time.
          (e) The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Obligor may have with respect to any Obligations. Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any Domestic LC Documents or UK LC Documents. Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, Domestic LC Documents, UK LC Documents or any Obligor. Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any Domestic LC Documents or UK LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
          (f) No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Domestic LC Documents or UK LC Documents except as a result of its actual gross negligence or willful misconduct. Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any taking action under any Letter of Credit, Domestic LC Documents or UK LC Documents until it receives written instructions from Required Lenders.
          2.3.3. Cash Collateral.
          If any Domestic LC Obligations or UK LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that, with respect to Domestic LC Obligations, Domestic Availability is less than zero or with respect to UK LC Obligations, UK Availability is less than zero (c) after the Commitment Termination Date, or (d) on five Business Days prior to the Revolver Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to Issuing Bank the amount of all other Domestic LC Obligations and UK LC Obligations. Borrowers shall, promptly upon demand by Issuing Bank or Agent from time to time, Cash Collateralize the Domestic LC Obligations and UK LC Obligations of any Defaulting Lender. If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Domestic Revolver Loans in the case of Domestic LC Obligations, or as UK Revolver Loans in the case of UK LC Obligations, the amount of the Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied) or waived. If Borrowers are required to provide any amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to Borrowers promptly after all Events of Default have been cured or waived.

SECTION 3. INTEREST, FEES AND CHARGES
     3.1. Interest.
          3.1.1. Rates and Payment of Interest.
          (a) The Obligations shall bear interest (i) if a Domestic Base Rate Loan, at the Domestic Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a UK Base Rate Loan, at the UK Base Rate in effect from time to time, plus the Applicable Margin and the Mandatory Cost (if any); (iii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin and the Mandatory Cost (if any); (iv) if any other Domestic Obligation (including, to the extent permitted by law, interest not paid when due), at the Domestic Base Rate in effect from time to time, plus the Applicable Margin for Domestic Base Rate Loans and (v) if any other UK Obligation (including, to the extent permitted by law, interest not paid when due), at the UK Base Rate in effect from time to time plus the Applicable Margin and the Mandatory Cost (if any) for UK Base Rate Loans. Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers. If a Loan is repaid on the same day made, one day’s interest shall accrue.
          (b) During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for this.
          (c) Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each Fiscal Month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
          3.1.2. Application of LIBOR to Outstanding Loans.
          (a) Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Domestic Base Rate Loans or UK Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a Domestic LIBOR Loan or UK LIBOR Loan, as applicable. During any Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Loan may be made, converted or continued as a LIBOR Loan.
          (b) Whenever Borrowers desire to convert or continue Loans as LIBOR Loans, Borrower Agent, as applicable, they shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m.(in London in respect of Loans to be converted into UK Base Rate Loans) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, Agent shall notify each Lender thereof. Subject to Section 3.5 and Section 3.6, each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Loans into Domestic Base Rate Loans or UK Base Rate Loans, as applicable.

          3.1.3. Interest Periods. In connection with the making, conversion or continuation of any LIBOR Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60 or 90 days; provided, however, that:
          (a) the Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the calendar month at its end;
          (b) if any Interest Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
          (c) no Interest Period shall extend beyond the Revolver Termination Date.
     3.2. Fees.
          3.2.1. Domestic Unused Line Fee. Domestic Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to .50% per annum times the amount by which the Domestic Revolver Commitments exceed the average daily balance of Domestic Revolver Loans and stated amount of Domestic Letters of Credit during any Fiscal Quarter. Such fee shall be calculated payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date.
          3.2.2. UK Unused Line Fee. UK Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to .50% per annum times the amount by which the UK Revolver Commitments exceed the Dollar Equivalent average daily balance of UK Revolver Loans and stated amount of UK Letters of Credit during any Fiscal Quarter. Such fee shall be calculated payable in arrears, on the first day of each Fiscal Quarter and on the Commitment Termination Date.
          3.2.3. Domestic LC Facility Fees. Domestic Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders with Domestic Revolver Commitments, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the Dollar Equivalent of the average daily stated amount of Domestic Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; (b) to Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the Dollar Equivalent of the stated amount of each Domestic Letter of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; and (c) to Issuing Bank, for its own account, all customary and reasonable charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Domestic Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum as provided in Section 3.1.1(b).
          3.2.4. UK LC Facility Fees. UK Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders with UK Revolver Commitments, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the Dollar Equivalent of the average daily stated amount of UK Letters of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; (b) to Issuing Bank, for its own account, a fronting fee equal to .125% per annum on the Dollar Equivalent of the stated amount of each UK Letter of Credit, which fee shall be payable quarterly in arrears, on the first day of each Fiscal Quarter; and (c) to Issuing Bank, for its own account, all customary and reasonable charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of UK Letters of Credit, which charges shall be paid as and when incurred. During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum as provided in Section 3.1.1(b).

          3.2.5. Other Fees. Borrowers shall pay to Agent the fees described in any Fee Letter.
     3.3. Computation of Interest, Fees, Yield Protection. All interest in respect of LIBOR Loans, as well as fees and other charges calculated on a per annum basis shall be computed for the actual days elapsed, based on a year of 360 days. Fees, interest and charges in respect of Domestic Base Rate Loans or UK Base Rate Loans shall be calculated for the actual days elapsed, based on a year of 365 days (or 366 days as applicable) and shall be payable in Dollars or Pounds Sterling, as applicable. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate setting forth amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Borrower Agent by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 10 Business Days following receipt of the certificate.
     3.4. Reimbursement Obligations. Borrowers shall reimburse Agent for all Extraordinary Expenses. Borrowers shall also reimburse Agent for all (a) reasonable out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) legal, accounting, appraisal, consulting and other fees, costs and expenses in connection with administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), all fees, costs and expenses in connection with each inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to any other transaction. All amounts payable by Borrowers under this Section shall be due and payable promptly following demand therefor, or in the case of Extraordinary Expenses, on demand.
     3.5. Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Domestic Base Rate Loans or UK Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to Domestic Base Rate Loans or UK Base Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.
     3.6. Inability to Determine Rates. If Agent determines, or if Required Lenders notify Agent, for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower Agent and each Lender. Thereafter, the obligation of Lenders to make or maintain LIBOR Loans shall be suspended until Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, Borrower Agent may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Domestic Base Rate Loan or a UK Base Rate Loan, as applicable.
     3.7. Increased Costs; Capital Adequacy.
          3.7.1. Change in Law. If any Change in Law shall:
          (a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;
          (b) subject any Lender or Issuing Bank to any Tax with respect to any Loan, Loan Document, Letter of Credit or participation in Domestic LC Obligations, UK LC Obligations, or change the basis of taxation of payments to such Lender or Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or Issuing Bank); or
          (c) impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense affecting any Loan, Loan Document, Letter of Credit or participation in Domestic LC Obligations or UK LC Obligations;
and the result thereof shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, within 10 Business Days of receiving the request from such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
          3.7.2. Capital Adequacy. If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s, Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Commitments, Loans, Letters of Credit or participations in Domestic LC Obligations or UK LC Obligations, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, Issuing Bank’s and holding company’s policies with respect to capital adequacy), then within 10 Business Days of receiving the request from such Lender or Issuing Bank, Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.
          3.7.3. Compensation. Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate a Lender or Issuing Bank for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender or Issuing Bank notifies Borrower Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     3.8. Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. Borrowers shall promptly following request therefor pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     3.9. Funding Losses. If for any reason (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, or (c) Borrowers fail to repay a LIBOR Loan when required hereunder, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all losses and expenses that it sustains as a consequence thereof, including loss of anticipated profits and any loss or expense arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds. Lenders shall not be required to purchase Dollar deposits in the London interbank market or any other offshore Dollar market to fund any LIBOR Loan, but the provisions hereof shall be deemed to apply as if each Lender had purchased such deposits to fund its LIBOR Loans.
     3.10. Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
SECTION 4. LOAN ADMINISTRATION
     4.1. Manner of Borrowing and Funding Revolver Loans.
          4.1.1. Notice of Borrowing.
          (a) Whenever Domestic Borrowers desire funding of a Borrowing of Domestic Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 12:00 noon Chicago time (i) on the Business Day of the requested funding date, in the case of Domestic Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 12:00 noon Chicago time shall be deemed received on the next Business Day. Subject to Section 3.5 and Section 3.6, each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Domestic Base Rate Loans, or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).

          (b) Unless payment is otherwise timely made by Domestic Borrowers, the becoming due of any Domestic Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, Domestic LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Domestic Base Rate Loans, on the due date, in the amount of such Domestic Obligations. The proceeds of such Domestic Revolver Loans shall be disbursed as direct payment of the relevant Domestic Obligation. In addition, Agent may, at its option, charge such Domestic Obligations against Borrower Agent’s primary disbursement account maintained with Agent or any of its Affiliates.
          (c) Whenever UK Borrowers desire funding of a Borrowing of UK Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing. Such notice must be received by Agent no later than 11:00 a.m. London time (i) on the Business Day of the requested funding date, in the case of UK Base Rate Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans. Notices received after 11:00 a.m. London time shall be deemed received on the next Business Day. Subject to Section 3.5 and Section 3.6, each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) whether such Borrowing is to be made in Pounds Sterling or Euro, (C) the requested funding date (which must be a Business Day), (D) whether the Borrowing is to be made as UK Base Rate Loans or LIBOR Loans, and (E) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be 30 days if not specified).
          (d) Unless payment is otherwise timely made by UK Borrowers, the becoming due of any UK Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, UK LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for UK Base Rate Loans, on the due date, in the amount of such UK Obligations. The proceeds of such UK Revolver Loans shall be disbursed as direct payment of the relevant UK Obligation. In addition, Agent may, at its option, charge such UK Obligations against the primary disbursement account of UK Obligors maintained with Agent or any of its Affiliates.
          (e) If Borrowers establish a controlled disbursement account with Agent or any Affiliate of Agent, then the presentation for payment of any check or other item of payment drawn on such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Domestic Base Rate Loans or UK Base Rate Loans, as applicable, on the date of such presentation, in the amount of the check and items presented for payment. The proceeds of such Revolver Loans may be disbursed directly to the controlled disbursement account or other appropriate account.
          4.1.2. Fundings by Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. Chicago time on the proposed funding date for Domestic Base Rate Loans, by 12:00 noon London time on the proposed funding date for UK Base Rate Loans or by 3:00 p.m. Chicago time, in the case of a Domestic Revolving Loan or by 3:00 p.m. London time, in the case of a UK Revolving Loan, at least two Business Days before any proposed funding of LIBOR Loans. Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 2:00 p.m. Chicago time on the requested funding date for Domestic Revolver Loans and not later than 2:00 p.m. London time on the requested funding date for UK Revolver Loans unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. Chicago time or 11:00 a.m. London time, as applicable, on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolver Loans as directed by Borrower Agent. Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender’s share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

          4.1.3. Swingline Loans; Settlement.
          (a) Agent may, but shall not be obligated to, advance (i) Domestic Swingline Loans to Domestic Borrowers, up to an aggregate outstanding amount equal to 10% of the Domestic Revolver Commitments at such time, and (ii) UK Swingline Loans to UK Borrowers, up to an aggregate outstanding amount equal to 10% of the UK Revolver Commitments at such time, unless the funding is specifically required to be made by all Lenders hereunder. Each Domestic Swingline Loan shall constitute a Domestic Revolver Loan and each UK Swingline Loan shall constitute a UK Revolver Loan, as applicable, for all purposes, except that payments thereon shall be made to Agent for its own account. The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.
          (b) To facilitate administration of the Revolver Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolver Loans may take place on a date determined from time to time by Agent, which shall occur at least once each week. On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders. Between settlement dates, Agent may in its discretion apply payments on Domestic Revolver Loans to Domestic Swingline Loans or UK Revolver Loans to UK Swingline Loans, regardless of any designation by Borrower or any provision herein to the contrary. Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied or waived. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Domestic Swingline Loan may not be settled among Lenders hereunder, then each Lender having a Domestic Revolver Commitment shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Domestic Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, a UK Swingline Loan may not be settled among Lenders hereunder, then each Lender having a UK Revolver Commitment shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid UK Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.
          4.1.4. Notices. Each Borrower authorizes Agent and Lenders (and Agent and Lenders hereby agree) to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions. Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.
     4.2. Defaulting Lender. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations or readvance the funds to Borrowers in accordance with this Agreement. The failure of any Lender to fund a Loan, to make any payment in respect of Domestic LC Obligations or UK LC Obligations or to otherwise perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that, solely for purposes of determining a Defaulting

Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.
     4.3. Number and Amount of LIBOR Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $1,000,000, plus any increment of $100,000 in excess thereof. No more than six Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans denominated in the same currency and having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.
     4.4. Borrower Agent. Each Borrower hereby designates the Company (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender. Borrower Agent hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower. Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower. Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it, as though made by such Borrower.
     4.5. Obligations. All Revolver Loans, Domestic LC Obligations, UK LC Obligations and other Obligations shall constitute one general obligation of Domestic Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Domestic Borrowers’ Collateral; provided, however, that the UK Obligors shall only be liable for the UK Obligations and the Collateral of the UK Obligors shall secure only the UK Obligations, and provided further that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower. In no event shall any (i) UK Obligor be deemed to be liable, jointly, severally, or jointly and severally, for any Domestic Obligation or (ii) any Collateral granted to Agent, on behalf of the Secured Parties, by UK Borrowers secure the Domestic Obligations.
     4.6. Effect of Termination. On the effective date of the termination of the Revolver Commitments, all Obligations shall be immediately due and payable, and any Lender may terminate its and its Affiliates’ Bank Products (including, only with the consent of Agent, any Cash Management Services). All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its Permitted Discretion, deems necessary to protect against any such damages. Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 5.10, 12, 15.2 and this Section, and the obligation of each Obligor and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5. PAYMENTS
     5.1. General Payment Provisions. All payments of Domestic Obligations shall be made in Dollars and all payments of UK Obligations shall be made in Pounds Sterling, each without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon Chicago time on the due date with respect to Domestic Obligations and not later than 12:00 noon London time on the due date with respect to UK Obligations. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Any prepayment of Domestic Revolver Loans shall be applied first to Domestic Base Rate Loans and then to LIBOR Loans. Any prepayment of UK Revolver Loans shall be applied first to UK Base Rate Loans and then to LIBOR Loans.
     5.2. Repayment of Revolver Loans. Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Eligible Accounts or Eligible Inventory, Net Proceeds equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Domestic Borrowing Base or UK Borrowing Base, as applicable, upon giving effect to such disposition, shall be applied to the Domestic Revolver Loans or UK Revolver Loans, as applicable. Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay the outstanding Domestic Revolver Loans or UK Revolver Loans, as applicable, in an amount sufficient to reduce the principal balance of such Domestic Revolver Loans or UK Revolver Loans to the Domestic Borrowing Base or UK Borrowing Base, as applicable.
     5.3. Repayment.
          5.3.1. Mandatory Prepayments.
          (a) Within five Business Days of any Permitted Asset Disposition, Borrowers shall prepay Domestic Revolver Loans or UK Revolver Loans (according to the ownership of such assets), in an amount equal to the Net Proceeds of such disposition, and Borrowers shall permanently reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable, in the amount of such Net Proceeds; provided, that (i) Borrowers shall not be required to effect such permanent reduction in the Revolver Commitments unless the failure to effect such permanent reduction would create an obligation of any Borrower to make an offer to repurchase Existing Senior Notes, and (ii) such Net Proceeds shall not be required to be so applied on such date to the extent that such proceeds are used to acquire Property useful in the business of the Obligors within 180 days of receipt of such Net Proceeds (or a binding commitment to acquire such Property is entered into within 180 days and such reinvestment is actually made within 360 days), and to the extent the Net Proceeds exceed $500,000, Borrower Agent shall have delivered an officer’s certificate within five Business Days of such Permitted Asset Disposition stating such intent. Borrowers shall prepay Revolver Loans in the amount of any Net Proceeds not actually reinvested within such 180 (or 360) day period and reduce the Domestic Revolver Commitments or the UK Revolver Commitments, as applicable, in an amount equal to such prepayment. Notwithstanding the foregoing, (i) Borrowers shall not be permitted to reinvest Net Proceeds resulting from any Permitted Asset Disposition described in clause (a) of the definition thereof (but shall not be required to effect any permanent reduction in the commitments in connection with any prepayment from the New Proceeds thereof), (ii) Borrowers shall prepay Revolver Loans with any Net Proceeds, and shall not be permitted to reinvest such Net Proceeds at any time when any Default or Event of Default exists, and (iii) any Property acquired with such Net Proceeds shall be free of Liens, other than Permitted Liens.

          (b) Within five Business Days of the receipt of any proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate, Borrowers shall prepay Domestic Revolver Loans or UK Revolver Loans (according to the ownership of such Equipment or Real Estate), and Borrowers shall permanently reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable; provided, that (i) Borrowers shall not be required to effect such permanent reduction in the Revolver Commitments unless the failure to effect such permanent reduction would create an obligation of any Borrower to make an offer to repurchase Existing Senior Notes and (ii) such Net Proceeds shall not be required to be so applied on such date to the extent that Borrower Agent shall have delivered an officer’s certificate to Agent on or prior to such date stating that such proceeds shall actually be used to acquire Property useful in the business of the Obligors within 180 days of receipt of such Net Proceeds (or a binding commitment to acquire such Property is entered into within 180 days and such reinvestment is actually made within 360 days), provided further, that (i) no Default or Event of Default exists, (ii) the replaced Property is free of Liens, other than Permitted Liens; and (iii) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000. Borrowers shall prepay Revolver Loans in the amount of any Net Proceeds not actually reinvested within such 180 (or 360) day period and reduce the Domestic Revolver Commitments or UK Revolver Commitments, as applicable, in an amount equal to such prepayment.
          (c) On the Commitment Termination Date, Borrowers shall prepay all Revolver Loans (unless sooner repaid hereunder).
     5.4. Payment of Other Obligations. Obligations other than Loans, including Domestic LC Obligations, UK LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.
     5.5. Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or Agent, Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.
     5.6. Allocation of Payments.
          5.6.1. Allocations Generally. Absent an Event of Default, monies to be applied to Obligations from payments by Obligors, shall be allocated as follows:
          (a) if a specific payment of principal, interest, fees or other sum payable under the Loan Documents, according to the instruction of Borrower Agent; and
          (b) if a mandatory prepayment, according to Section 5.3.1; and
          (c) if any other amount, applied to the Obligations at the discretion of Agent (provided that monies from UK Obligors will be used solely to repay UK Obligations).
          5.6.2. Post-Default Allocation. During an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligors, realization on Collateral, setoff or otherwise, shall be allocated as follows:
          (a) first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

          (b) second, to all amounts owing to Agent on Domestic Swingline Loans and UK Swingline Loans, on a pro rata basis;
          (c) third, to all amounts owing to Issuing Bank on Domestic LC Obligations and UK LC Obligations, on a pro rata basis;
          (d) fourth, to all Obligations constituting fees (excluding amounts relating to Bank Products);
          (e) fifth, to all Obligations constituting interest (excluding amounts relating to Bank Products);
          (f) sixth, to provide Cash Collateral for outstanding Letters of Credit;
          (g) seventh, to all other Obligations other than Bank Product Debt,
          (h) eighth, to Bank Product Debt to the extent reserved for in the Domestic Borrowing Base and the UK Borrowing Base, on a pro rata basis;
          (h) ninth, to Bank Product Debt; and
          (i) tenth, to the applicable Borrower;
provided, however, that proceeds from the realization of Collateral of a UK Obligor shall not be applied to Domestic Loans or Domestic LC Obligations, or in each case, interest thereon.
          5.6.3. Application of Amounts. Amounts shall be applied to each category of Obligations set forth in Section 5.6.2 until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due. Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the Secured Party. In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it. The allocations set forth in Section 5.6.2 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligor. Section 5.6.2 is not for the benefit of or enforceable by any Borrower.
          5.6.4. Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
     5.7. Application of Payments. The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists. Each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, subject to the proviso in Section 5.6.2 and the following sentence. Notwithstanding anything to the contrary contained in this Section 5.7 or this Agreement, in no event shall amounts on deposit in a UK Dominion Account be applied to Domestic Obligations.

     5.8. Loan Account; Account Stated.
          5.8.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Agent may maintain a single Loan Account in the name of each relevant Domestic Borrower for the account of the Obligations and a single Loan Account in the name of Borrower Agent for the account of the UK Obligations. Each Domestic Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability with each other Domestic Borrower for the Obligations. Each UK Obligor shall be jointly and severally liable only for the UK Obligations.
          5.8.2. Entries Binding. Entries made in the Loan Accounts shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Accounts are provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
     5.9. Taxes.
          5.9.1. Payments Free of Taxes. Except as otherwise provided in this Section 5.9, all payments by Obligors of Obligations shall be free and clear of and without reduction for any Taxes. If Applicable Law requires any Obligor or Agent to withhold or deduct any Tax (including backup withholding or withholding Tax), the withholding or deduction shall be based on information provided pursuant to Section 5.10 and Agent shall pay the amount withheld or deducted to the relevant Governmental Authority. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrowers shall be increased so that Agent, Lender or Issuing Bank, as applicable, receives an amount equal to the sum it would have received if no such withholding or deduction (including deductions applicable to additional sums payable under this Section) had been made. Without limiting the foregoing, Borrowers shall timely pay all Other Taxes to the relevant Governmental Authorities.
          5.9.2. Payment. Borrowers shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Agent, Lenders and Issuing Bank for any Indemnified Taxes or Other Taxes (including those attributable to amounts payable under this Section) withheld or deducted by any Obligor or Agent, or paid by Agent, any Lender or Issuing Bank, with respect to any Obligations, Letters of Credit or Loan Documents, whether or not such Taxes were properly asserted by the relevant Governmental Authority, and including all penalties, interest and reasonable expenses relating thereto, as well as any amount that a Lender or Issuing Bank fails to pay to Agent under Section 5.10. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by Agent, or by a Lender or Issuing Bank (with a copy to Agent), shall be conclusive, absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower, Borrower Agent shall deliver to Agent a receipt from the Governmental Authority or other evidence of payment reasonably satisfactory to Agent.
     5.10. Lender Tax Information.
          5.10.1. Status of Lenders. Each Lender shall deliver documentation and information to Agent and Borrower Agent, at the times and in form required by Applicable Law or reasonably requested by Agent or Borrower Agent, sufficient to permit Agent or Borrowers to determine (a) whether or not payments made with respect to Obligations are subject to Taxes, (b) if applicable, the required rate of withholding or deduction, and (c) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes for such payments or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Nothing in this Section 5.10.1 shall be construed as requiring any Lender to make available it tax returns (or any other information relating to its Taxes) which it deems confidential to the relevant Borrower or any Person.
          5.10.2. Documentation. If a Borrower is resident for tax purposes in the United States, any Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to Agent and Borrower Agent IRS Form W-9 or such other documentation or information prescribed by Applicable Law or reasonably requested by Agent or Borrower Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. If any Foreign Lender is entitled to any exemption from or reduction of withholding tax for payments with respect to the Obligations, it shall deliver to Agent and Borrower Agent, on or prior to the date on which it becomes a Lender hereunder (and from time to time thereafter upon request by Agent or Borrower Agent, but only if such Foreign Lender is legally entitled to do so), (a) IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (b) IRS Form W-8ECI; (c) IRS Form W-8IMY and all required supporting documentation; (d) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, IRS Form W-8BEN and a certificate showing such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of any Obligor within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; or (e) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in withholding tax, together with such supplementary documentation necessary to allow Agent and Borrowers to determine the withholding or deduction required to be made.
          5.10.3. Lender Obligations. Each Lender and Issuing Bank shall promptly notify Borrowers and Agent of any change in circumstances that would change any claimed Tax exemption or reduction. Each Lender and Issuing Bank shall indemnify, hold harmless and reimburse (within 10 days after demand therefor) Borrowers and Agent for any Taxes, losses, claims, liabilities, penalties, interest and expenses (including reasonable attorneys’ fees) incurred by or asserted against a Borrower or Agent by any Governmental Authority due to such Lender’s or Issuing Bank’s failure to deliver, or inaccuracy or deficiency in, any documentation required to be delivered by it pursuant to this Section. Each Lender and Issuing Bank authorizes Agent to set off any amounts due to Agent under this Section against any amounts payable to such Lender or Issuing Bank under any Loan Document.
     5.11. Nature and Extent of Each Borrower’s Liability.
          5.11.1. Joint and Several Liability. Each Domestic Borrower agrees that is jointly and severally liable for and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each UK Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of only the UK Obligations. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations or UK Obligations, as applicable, and that to the extent permitted by Applicable Law, such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Obligor; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code (or the equivalent in any applicable jurisdiction); (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise (or the equivalent in any applicable jurisdiction); (g) the disallowance of any claims of Agent or any Lender against any Obligor for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise (or the equivalent in any applicable jurisdiction); or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of all Obligations.
          5.11.2. Waivers.
          (a) To the extent permitted by Applicable Law, each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. To the extent permitted by Applicable Law, each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of all Obligations. It is agreed among each Borrower, Agent and Lenders that the provisions of this Section 5.11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.
          (b) Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral or any Real Estate by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11. If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives to the extent permitted by Applicable Law any claim based upon it, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives to the extent permitted by Applicable Law all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.
          5.11.3. Extent of Liability; Contribution.
          (a) Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 5.11 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

          (b) If any Borrower makes a payment under this Section 5.11 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 5.11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.
          (c) Nothing contained in this Section 5.11 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Domestic LC Obligations or UK LC Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder. Agent and Lenders shall have the right, at any time in their Permitted Discretion, to condition Loans and Letters of Credit upon a separate calculation of borrowing availability for each Borrower and to restrict the disbursement and use of such Loans and Letters of Credit to such Borrower.
          5.11.4. Joint Enterprise. Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. Borrowers’ business is a mutual and collective enterprise, and Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers. Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.
          5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Obligor, howsoever arising, to the Full Payment of all Obligations, subject to Section 10.2.9.
SECTION 6. CONDITIONS PRECEDENT
     6.1. Conditions Precedent to Initial Loans. In addition to the conditions set forth in Section 6.3, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied or waived in writing by Agent and Lenders:
          (a) Notes shall have been executed by Domestic Borrowers and delivered to each Lender that requests issuance of a Note. Each other Loan Document (other than the UK Security Documents) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Domestic Obligor shall be in compliance with all terms thereof;
          (b) Agent shall have received UCC and Lien searches and other evidence satisfactory to Agent that the only Liens upon the Collateral Permitted Liens;
          (c) Agent shall have received the Related Real Estate Documents for all Real Estate

listed on Schedule 7.4 hereto and subject to a Mortgage;
          (d) Agent shall have received duly executed agreements establishing each Dominion Account of Domestic Obligors and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent;
          (e) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each Domestic Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the Borrowers (taken as a whole) are Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.
          (f) Agent shall have received a certificate of a duly authorized officer of each Domestic Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;
          (g) Agent shall have received a specimen of the signature of each Person authorized by the resolution referred to in paragraph (f) above in relation to the Loan Documents and related documents and executing Loan Documents on the Closing Date;
          (h) Agent shall have received evidence that any process agent referred to in Section 15.12 has accepted its appointment;
          (i) Agent shall have received a written opinion of Kirkland & Ellis LLP, as well as any local real estate counsel to Domestic Borrowers or Agent, in form and substance reasonably satisfactory to Agent;
          (j) Agent shall have received copies of the charter documents of each Domestic Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates, as applicable, for each Domestic Obligor, issued by the Secretary of State or other appropriate official of such Domestic Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification;
          (k) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Borrowers, all in compliance with the Loan Documents;
          (l) Agent and Lead Arrangers shall have completed their business, financial and legal due diligence of Obligors, including Agent’s roll-forward of its previous field examination, with results satisfactory to Agent and Lead Arrangers. No material adverse change in the business, assets, property, liabilities, operations or financial condition of the Obligors taken as a whole shall have occurred since December 31, 2007;
          (m) Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date;

          (n) Agent and Lead Arrangers shall have received financial projections in form and substance satisfactory for them for each year through the Commitment Termination Date (with the current year to be presented on a month-by month basis) and interim consolidated financial statements for the Company and its Subsidiaries for the period ending not more than 30 days prior to the Closing Date;
          (o) Agent shall have received a Borrowing Base Certificate prepared as of November 30, 2008. Upon giving effect to the initial funding of Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Domestic Availability shall be at least $17,500,000; and
          (p) a copy of any other authorization or other document, opinion or assurance which Agent reasonably deems necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.
     6.2. Conditions Precedent to UK Loans.
          In addition to the conditions set forth in Section 6.1 and Section 6.3, Lenders shall not be required to fund any requested UK Revolver Loans established pursuant to Section 2.2.1, issue any UK Letter of Credit, or otherwise extend credit to UK Borrowers hereunder, until the date (the “UK Closing Date”) that each of the following conditions has been satisfied or waived by Agent and Lenders having UK Revolver Commitments:
          (a) the UK Revolver Commitments shall have been established in accordance with Section 2.2.1;
          (b) each UK Borrower shall have executed a Borrower Joinder Agreement;
          (c) UK Revolver Notes shall have been executed by UK Borrowers and delivered to each Lender that requests issuance of a UK Revolver Note. Each other Loan Document, including the UK Security Documents, required to be executed by UK Borrowers or UK Obligors shall have been duly executed and delivered to Agent by each of the UK Obligor signatories thereto, and each UK Obligor shall be in compliance in all material respects with all terms thereof;
          (d) all actions, filings and documentation necessary to perfect security interests granted to Agent by the UK Obligors in the UK Security Documents have been taken, filed or received, to Agent’s reasonable satisfaction;
          (e) Agent shall have received duly executed agreements establishing each UK Dominion Account and related lockbox, in form and substance, and with financial institutions, reasonably satisfactory to Agent;
          (f) Agent shall have received certificates, in form and substance reasonably satisfactory to it, from a knowledgeable Senior Officer of each UK Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (i) the UK Borrowers (taken as a whole) are Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Section 9 are true and correct;
          (g) Agent shall have received a certificate of a duly authorized officer or director of each UK Obligor, certifying (i) that attached copies of such UK Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing;
          (h) Agent shall have received a specimen of the signature of each Person authorized by the resolution referred to in paragraph (f) above in relation to the Loan Documents and related documents and executing or joining Loan Documents on the UK Closing Date;
          (i) Agent shall have received a certificate of each UK Borrower (signed by a director or officer) confirming that borrowing or guaranteeing or securing, as appropriate, the UK Obligations would not cause any borrowing, guarantee, security or similar limit binding on any UK Borrower to be exceeded;
          (j) to the extent not previously provided pursuant to Section 6.1(k), Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by UK Borrowers, all in compliance with the Loan Documents;
          (k) Agent shall have received a Borrowing Base Certificate prepared as of the last day of the Fiscal Month most recently ended;
          (l) UK Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the UK Closing Date;
          (l) a copy of any other authorization or other document or assurance which Agent reasonably deems necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.
     6.3 Conditions Precedent to All Credit Extensions. Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit unless the following conditions are satisfied:
          (a) No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;
          (b) The representations and warranties of each Obligor in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date, and, in each such case, shall be true and correct in all material respects as of such earlier date);
          (c) All conditions precedent in any other Loan Document shall be satisfied or waived; and
          (d) With respect to issuance of a Domestic Letter of Credit or UK Letter of Credit, the Domestic LC Conditions and UK LC Conditions, respectively, shall be satisfied.
Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied or waived on the date of such request and on the date of such funding, issuance or grant.
SECTION 7. COLLATERAL

     7.1. Grant of Security Interest. To secure the prompt payment and performance of all Obligations, each Domestic Borrower and Domestic Guarantor hereby grants to Agent for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property of such Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:
          (a) all Accounts;
          (b) all Chattel Paper, including electronic chattel paper;
          (c) all Commercial Tort Claims listed on Schedule 7.1 (as amended from time to time);
          (d) all Deposit Accounts;
          (e) all Documents;
          (f) all General Intangibles, including Intellectual Property (excluding intent to use trademark applications and contracts that prohibit the granting of security interests or encumbrances);
          (g) all Goods, including Inventory, Equipment and fixtures;
          (h) all Instruments;
          (i) all Investment Property;
          (j) all Letter-of-Credit Rights;
          (k) all Supporting Obligations;
          (l) all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;
          (m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
          (n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
Notwithstanding the foregoing, in no event shall any of the following Property be subject to the grant of security pursuant to this Section 7.1 or otherwise constitute Collateral: (i) all motor vehicles and other assets the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction; (ii) any General Intangible or other rights arising under contracts, Instruments, licenses, license agreements (including Licenses) or other documents, to the extent (and only to the extent) that the grant of a security interest would (x) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (y) give any other party the right to terminate its obligations thereunder, or (z) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to be excluded pursuant to this clause (ii) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (ii) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the Illinois UCC, (iii) Property (and proceeds thereof) owned by any Obligor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease permitted to be incurred pursuant to this Agreement, for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease) validly prohibits the creation of any other Lien on such Property; (iv) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral; (v) any property or assets to the extent that such grant of a security interest is prohibited by any Applicable Law, requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law; (vi) more than 65% of the Equity Interests of any Foreign Subsidiary which represent Voting Stock to the extent a greater percentage would result in adverse tax consequences to the Borrowers; or (vii) all tax, payroll, employee benefit, fiduciary and trust accounts (clauses (i) through (vi) collectively, the “Excluded Collateral”). Furthermore, any assets or Property constituting “Excluded Collateral” are expressly excluded from each term used in the definition of Collateral (and any component definition thereof); provided, that in no event shall any Collateral that is also Eligible Domestic Inventory or Eligible UK Inventory be considered “Excluded Collateral” for any purpose.
     7.2. UK Security Documents.
          7.2.1. On or prior to the date of any establishment of UK Revolver Commitments, each UK Borrower shall have duly authorized, executed and delivered the UK Security Documents to secure the prompt payment of all UK Obligations, with the intent being that Lenders receive valid and enforceable, except as enforceability may be limited by (a) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability or (b) in respect of UK Borrowers, due to the time barring of claims under limitation acts in England, in connection with defenses or setoff or counterclaim under English law or the possibility that an undertaking to assume liability for or indemnify a Person against non-payment of stamp duty may be void under English law, perfected first priority Liens (subject to Permitted Liens) in all or substantially all of the assets (other than Excluded Collateral), including all Accounts, Chattel Paper, Commercial Tort Claim, all Deposit Accounts, and Documents, all General Intangibles, including Intellectual Property, all Goods including Inventory, Equipment and fixtures, all Instruments, all Investment Property, all Letter of Credit rights, all Supporting Obligations and all monies whether or not in the possession or under the control of Agent, a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral owned by each UK Borrower, to obtain such Liens which Liens shall secure the UK Obligations on the terms more particularly set out therein and be of the respective priority and shall be in form and substance reasonably satisfactory to Agent.
     7.3. Lien on Deposit Accounts; Cash Collateral.
          7.3.1. Domestic Deposit Accounts. To further secure the prompt payment and performance of all Obligations, each Domestic Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of such Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each Domestic Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, on a daily basis, all balances in any Deposit Account (other than payroll, tax, petty cash, employee benefit and trust deposit accounts) maintained by such Borrower, for application to the Obligations, without inquiry into the authority and right of Agent to make such request.
          7.3.2 UK Deposit Accounts. To further secure the prompt payment and performance of all UK Obligations, each UK Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and first priority Lien upon all amounts credited to any Deposit Account of such UK Borrower, including any sums in any blocked or lockbox accounts or in any accounts into which such sums are swept. Each UK Borrower hereby authorizes and directs each bank or other depository to deliver to Agent, upon request, all balances in any Deposit Account maintained by such Borrower, without inquiry into the authority and right of Agent to make such request. In connection with the execution and delivery of the UK Security Documents, the respective UK Borrowers shall take such actions as may be reasonably necessary or desirable to create, maintain, effect, perfect, preserve and protect the Liens granted (or purported to be granted) thereby.
          7.3.3. Cash Collateral. Any Cash Collateral shall be invested, at Borrower Agent’s election, in Cash Equivalents, and Agent shall have no responsibility for any investment or loss. Each Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Domestic Obligations and UK Obligations, as applicable, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral in Domestic Deposit Accounts and UK Deposit Accounts, as applicable, to the payment of any Domestic Obligations or UK Obligations, as applicable, in accordance with the provisions of Section 5.6, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent. No Borrower or other Person claiming through or on behalf of any Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations or such amounts are due to be returned to the Borrowers in accordance with the terms of this Agreement.
     7.4. Real Estate Collateral.
          7.4.1. Lien on Real Estate. The Obligations shall also be secured by Mortgages upon all owned Real Estate owned by Borrowers, as listed on Schedule 7.4 hereto. The Mortgages shall be duly recorded, at Borrowers’ expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Estate covered thereby. If any Borrower acquires any owned Real Estate hereafter, Borrowers shall, promptly notify Agent of such Acquisition and shall, within 45 days of Agent’s request, execute, deliver and record a Mortgage sufficient to create a first priority Lien (subject to Permitted Liens) in favor of Agent on such Real Estate, and shall promptly deliver all Related Real Estate Documents.
          7.4.2. Collateral Assignment of Leases. To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants a security interest and collaterally assigns to Agent, for the benefit of Secured Parties, all of such Borrower’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof; provided, however, the foregoing provision shall exclude any real Property lease (i) in which Borrower is expressly prohibited from assigning or transferring its right, title and interest to such real Property lease or (ii) in which such collateral assignment or grant of security interest would cause a default thereunder, a loss of rights by such Borrower therein or thereunder or an increase in the obligations of such Borrower (other than an obligation to provide notice or other ministerial acts) provided, further that in the event consent is obtained for such assignment and/or transfer, upon the granting of the consent, the real Property lease so excluded from this collateral assignment shall, by virtue of this proviso (without any act or delivery by any Person), be then subject to the collateral assignment set forth in this Section 7.4.2.
     7.5. Other Collateral.
          7.5.1. Commercial Tort Claims. Borrowers shall promptly notify Agent in writing if any Borrower obtains knowledge that it holds a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $1,000,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

          7.5.2. Certain After-Acquired Collateral. Borrowers shall promptly notify Agent in writing if, after the Closing Date, any Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Investment Property or Letter-of-Credit Rights, and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority (subject to Permitted Liens) Lien upon such Collateral (which is not yet subject to a Lien in favor of Agent), including obtaining any appropriate possession, control agreement or Lien Waiver. Borrower Agent shall provide Agent, on a quarterly basis, notification of any Intellectual Property or rights therein obtained since the last day of the previous Fiscal Quarter, including the owner of such Intellectual Property and a detailed description thereof. If any Collateral (other than (i) Property in transit among locations of Domestic Borrowers or among the UK Borrowers, (ii) Inventory out for processing, and (iii) Property out for repair or refurbishment or Property in the possession of employees in the Ordinary Course of Business, in each case with respect to this clause (iii), valued at less then $500,000), is in the possession of a third party, at Agent’s request, Borrowers shall use commercially reasonable efforts to obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent.
     7.6. No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrowers relating to any Collateral.
     7.7. Further Assurances. Promptly following written request, Borrowers shall deliver such instruments, collateral assignments, or other documents or agreements, and shall take such actions, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Each Borrower and Domestic Guarantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower, or words to similar effect.
     7.8. Foreign Subsidiary Stock. The Collateral shall include only 65% of the Voting Stock of any Foreign Subsidiary to the extent such Voting Stock secures any Domestic Obligation, but shall include 100% of such Voting Stock to the extent securing any UK Obligation.
SECTION 8. COLLATERAL ADMINISTRATION
     8.1. Borrowing Base Certificates. By the 20th day after the last day of each prior Fiscal Month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business on the last day of the previous month and at such other times as Agent may request. If at any time, Domestic Availability is less than $12,500,000 on each day for five consecutive Business Days, until such time as Domestic Availability has been greater than $12,500,000 on each day for more than 30 consecutive days, by the third Business Day of each week thereafter, Borrowers shall deliver an additional report, in form and substance acceptable to Agent, reflecting Borrowers’ updated gross accounts receivable, prepared as of the close of business on the last day of the prior week. All calculations of Domestic Availability and UK Availability in any Borrowing Base Certificate shall originally be made by Borrower Agent and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation in its Permitted Discretion (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Domestic Availability Reserve or UK Availability Reserve, as applicable.

     8.2. Administration of Accounts.
          8.2.1. Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall also provide to Agent, on or before the 20th day after the last day of each prior Fiscal Month, a detailed aged trial balance of all Accounts as of the end of the preceding Fiscal Month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date. With respect to any item delivered pursuant to this Section 8.2.1, each Borrower shall also provide to Agent such additional documentation showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information on such periodic basis as Agent may request. If Accounts in an aggregate face amount of $1,000,000 or more cease to be Eligible Domestic Accounts or Eligible UK Accounts, Borrowers shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Borrower has knowledge thereof.
          8.2.2. Taxes. If an Account of any Borrower includes a charge for any Taxes then due, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrowers or with respect to any Collateral.
          8.2.3. Account Verification. Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Borrower, to verify the validity, amount or any other matter relating to any Accounts of Borrowers by mail, telephone or otherwise. Borrowers shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.
          8.2.4. Maintenance of Dominion Account. Borrowers shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to Agent. Borrowers shall obtain an agreement (in form and substance reasonably satisfactory to Agent) from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which shall be exercised at all times, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving or subordinating offset rights of such servicer or bank, except for customary administrative charges. If a Dominion Account is not maintained with Bank of America, Agent may, at all times, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America, provided, however, that Borrowers may maintain a balance of no more than $500,000 at any time in its master disbursement account. Agent and Lenders assume no responsibility to Borrowers for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.
          8.2.5. Maintenance of UK Dominion Account. Each UK Borrower shall maintain UK Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent. All Accounts owed to any UK Borrower shall be paid into a UK Dominion Account.
          8.2.6. Proceeds of Collateral. Borrowers shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account). If any Borrower or Subsidiary receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account. Notwithstanding anything to the contrary contained herein, the Obligors shall be entitled to maintain amounts of cash and Cash Equivalents in petty cash (in an aggregate amount for all such accounts not to exceed $500,000), trust, tax, employee benefit and payroll accounts which are not Dominion Accounts.

     8.3. Administration of Inventory.
          8.3.1. Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Each Borrower shall conduct a physical inventory in time and manner consistent with such Borrower’s past practices (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count, provided that Agent shall be reimbursed for its participation only in connection with inspections in accordance with Section 10.1.1.
          8.3.2. Returns of Inventory. No Borrower shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any Fiscal Month exceeds $2,000,000; and (d) any net cash payment for such proceeds received by a Borrower for a return is promptly remitted to Agent for application to the Obligations without a corresponding commitment reduction.
          8.3.3. Acquisition, Sale and Maintenance. Each Borrower shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA, in each case except to the extent failure to comply with any Applicable Law could not result in a Material Adverse Effect. No Borrower shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Borrower to repurchase such Inventory, except in the Ordinary Course of Business. Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity in all material respects with all Applicable Law and shall make current rent payments (within applicable grace periods provided for in leases) at all location where any material portion of the Collateral is located.
     8.4. Administration of Equipment.
          8.4.1. Records and Schedules of Equipment. Each Borrower shall keep accurate and complete records of its Equipment, including kind, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form and containing such detail as is satisfactory to Agent. Promptly upon request, Borrowers shall deliver to Agent evidence of their ownership or interests in any Equipment.
          8.4.2. Dispositions of Equipment. No Borrower shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.
          8.4.3. Condition of Equipment. The Equipment is in satisfactory operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear, tear, casualty and condemnation excepted. No Borrower shall permit any Equipment to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.
     8.5. Administration of Deposit Accounts. Schedule 8.5 sets forth all Deposit Accounts maintained by Borrowers, including all Dominion Accounts as of the Closing Date. Each Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes, taxes, or employee benefits, or an account, not being a UK Dominion Account, containing not more that $10,000 at any time (subject to the limitations in Section 8.2.6)). Each Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein. Each Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 8.5 to reflect same.

     8.6. General Provisions.
          8.6.1. Location of Collateral. All tangible items of Collateral, other than Property (i) in transit, (ii) Inventory out for processing, or (iii) out for repair, refurbishment, processing, or in the possession of employees in the Ordinary Course of Business and in each case with respect to this clause (iii) valued at less than $500,000, shall at all times other than in the Ordinary Course of Business be kept by Borrowers at the business locations set forth in Schedule 8.6.1 (as amended from time to time) except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.7; and (b) (i) move Collateral to any location in the United States, and (ii) move Collateral located in the United Kingdom or member state of the European Union to another location in the United Kingdom, member state of the European Union or the United States, in each case upon five Business Days prior written notice to Agent.
          8.6.2. Insurance of Collateral; Condemnation Proceeds.
          (a) Each Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. Agent agrees that the insurance maintained by each Borrower on the Closing Date satisfies this Section 8.6.2. All proceeds under each policy shall be payable to Agent. From time to time upon request, Borrowers shall promptly following request, deliver to Agent the certified copies of its insurance policies and updated flood plain searches. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) to the extent available requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) to the extent available specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If any Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Each Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent in accordance with Section 5.3.1(b). If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.
          (b) Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance or business interruption insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent in accordance with Section 5.3.1(b). Any such proceeds or awards that relate to Inventory shall be applied to payment of the Domestic Revolver Loans or UK Revolver Loans, as applicable.
          8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrowers’ sole risk.

          8.6.4. Defense of Title to Collateral. Each Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens and other claims or demands permitted to exist hereunder.
     8.7. Power of Attorney. Each Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or a Borrower’s name, but at the cost and expense of Borrowers:
          (a) Endorse a Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control in accordance with the terms of the Loan Documents; and
          (b) During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Borrower, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) to the extent a Borrower has rights sufficient to allow Agent to do so, use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Borrower’s obligations under the Loan Documents.
SECTION 9. REPRESENTATIONS AND WARRANTIES
     9.1. General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Loans and Letters of Credit, each Borrower represents and warrants that:
          9.1.1. Organization and Qualification. Each Obligor is duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization. Each Obligor is duly qualified, authorized to do business and in good standing (if applicable) as a foreign corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
          9.1.2. Power and Authority. Each Obligor is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor, other than those already obtained; (b) contravene the Organic Documents of any Obligor; (c) violate or cause a default under any Applicable Law, Material Contract or Restrictive Agreement except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor.

          9.1.3. Enforceability. Subject to the UK Reservations, each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
          9.1.4. Capital Structure. Schedule 9.1.4 shows, for each Obligor, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests as of the Closing Date. Except as disclosed on Schedule 9.1.4, in the five years preceding the Closing Date, no Obligor has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and other Permitted Liens, and all such Equity Interests are duly issued, fully paid and non-assessable to the extent applicable. Except as set forth on Schedule 9.1.4, as of the Closing Date, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor.
          9.1.5. Title to Properties; Priority of Liens. Each Borrower and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good and marketable title to all of its material personal Property, including all such Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes. Each Borrower and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. To the extent required by the Loan Documents, all Liens of Agent in the Collateral are duly perfected, valid and enforceable first priority Liens, subject only to Permitted Liens and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Property for its intended purposes; provided, however, that for registered United States trademarks, United States trademark applications, United States patents, United States patent applications, and registered United States copyrights, the security interest will be perfected upon filing, to the extent perfection of a security interest can be accomplished by such a filing, of the Trademark Security Agreement with the United States Patent and Trademark Office, the Patent Security Agreement with the United States Patent and Trademark Office, or the Copyright Security Agreement with the United States Copyright Office, and such perfected security interest is enforceable as such against any and all creditors of and purchasers from Obligors in the United States.
          9.1.6. Accounts. Agent may rely, in determining which Accounts are Eligible Domestic Accounts and Eligible UK Accounts, on all statements and representations made by Borrowers with respect thereto. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Domestic Account or Eligible UK Account in a Borrowing Base Certificate, that:
          (a) it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;
          (b) it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;
          (c) it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;
          (d) it is absolutely owing by the Account Debtor, without contingency in any respect;

          (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;
          (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected in Borrowers’ records related thereto and in the reports submitted to Agent hereunder; and
          (g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectibility of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Borrower’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.
          9.1.7. Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrowers and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present in all material respects the financial positions and results of operations of Borrowers and Subsidiaries at the dates and for the periods indicated, subject to, in the case of monthly or quarterly balance sheets and related statements, to the absence of footnotes and year end audit adjustments. All projections delivered by the Obligors to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time, it being acknowledged, and agreed by Lenders, however, that projections as to future events are not viewed as facts and that the actual results during the period or periods covered by said projections may differ from the projected results and that the differences may be material. Since December 31, 2007, there has been no change in the condition (financial or otherwise) of the Obligors, taken as a whole, that could reasonably be expected to have a Material Adverse Effect. The Obligors and their Subsidiaries, taken as a whole, are Solvent.
          9.1.8. Surety Obligations. No Borrower or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.
          9.1.9. Taxes. Each Borrower and Subsidiary has filed all federal, state, national, regional, provincial and material local tax returns and other material reports and all other tax returns and reports and all state and foreign income reports and declarations required by any Jurisdiction to which any of them is subject that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested or to the extent permitted by Section 10.2.1(s) or 10.2.2(r). The provision for Taxes on the books of each Borrower and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.
          9.1.10. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.
          9.1.11. Intellectual Property. Each Obligor owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business to the knowledge of such Obligor without infringing or misappropriating any Intellectual Property rights of others except to the extent that such failure to own or have such rights to use or any conflict would not reasonably be expected to result in a Material Adverse Effect. There is no pending or, to any Borrower’s knowledge, threatened Intellectual Property Claim with respect to any Obligor or any of their Property (including any Intellectual Property that could reasonably be expected to have a Material Adverse Effect). Except as disclosed on Schedule 9.1.11, no Obligor pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property (excluding “shrink-wrap”, “click-wrap”, or other “off-the-shelf” software). All registered Intellectual Property owned by any Obligor is shown on Schedule 9.1.11.
          9.1.12. Governmental Approvals. Each Borrower and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties except to the extent the failure to have such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.
          9.1.13. Compliance with Laws. Subject to the UK Reservations, each Borrower and Subsidiary has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Borrower or Subsidiary under any Applicable Law which could reasonably be expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.
          9.1.14. Compliance with Environmental Laws. Except as disclosed on Schedule 9.1.14, no Obligor’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action of a material nature is needed to address any environmental pollution, hazardous material or environmental clean-up. No Obligor has received any Environmental Notice which would reasonably be expected to result in a material liability to Borrowers. No Obligor has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it where such liability could reasonably be expected to result in a Material Adverse Effect.
          9.1.15. Burdensome Contracts. No Borrower or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. No Borrower or Subsidiary is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.15 as of the Closing Date or as otherwise permitted pursuant to Section 10.2.15. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by an Obligor. The Obligations do not exceed the Indenture Formula Amount.
          9.1.16. Litigation. Except as shown on Schedule 9.1.16, there are no proceedings or investigations pending or, to any Borrower’s knowledge, threatened against any Borrower or Subsidiary, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Borrower or Subsidiary.
          9.1.17. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Obligor is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default (after giving effect to any cure or grace period and waivers or amendments thereof), under any Material Contract or any Restrictive Agreement. As of the Closing Date, there is no basis upon which any party (other than a Borrower or Subsidiary) could terminate a Material Contract prior to its scheduled termination date.

          9.1.18. ERISA.
          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or prototype opinion from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Borrowers, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
          (b) There are no pending or, to the knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to have a Material Adverse Effect; (iii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
          (d) Except as disclosed on Schedule 9.18, with respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.
          (e) Except as disclosed on Schedule 9.18, neither the Company nor any Subsidiary is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act).
          (f) Neither the Company nor any Subsidiary is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the Pensions Act) such an employer.
          9.1.19. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Borrower or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of the Borrowers taken as a whole.
          9.1.20. Labor Relations. Except as described on Schedule 9.1.20, as of the Closing Date no Obligor is party to or bound by any collective bargaining agreement, or material management agreement or consulting agreement. Except as described on Schedule 9.1.20, as of the Closing Date there are no material grievances, disputes or controversies with any union or other organization of any Obligor’s employees, or, to any Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
          9.1.21. Payable Practices. No Obligor has made any material change in its historical accounts payable practices from those in effect on the Closing Date.
          9.1.22. Not a Regulated Entity. No Obligor is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.
          9.1.23. Margin Stock. No Borrower or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds or Letters of Credit will be used by Borrowers to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.
     9.2. Complete Disclosure. No Loan Document (as amended or updated as provided for herein)(including, without limitation, any financial statements delivered to Agent or Lenders at any time) other than projections, budgets, estimates and other forward looking statements, contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS
     10.1. Affirmative Covenants. As long as any Revolver Commitments or Revolver Loans remain outstanding (other than contingent obligations or Letters of Credit collateralized in a manner reasonably acceptable to Issuing Bank), each Borrower shall, and shall cause each Subsidiary to:
          10.1.1. Inspections; Appraisals
          (a) Permit Agent from time to time, subject (except when an Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Borrower or Subsidiary, inspect, audit and make extracts from any Borrower’s or Subsidiary’s books and records (other than information which is subject to attorney-client privilege or would result in a breach of a confidentiality obligation of the Obligors to any other Person), and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense; provided, however, the Obligors shall, absent a continuing Event of Default, be given the opportunity to be present at any communications with their accountants. Neither Agent nor any Lender shall have any duty to any Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with any Borrower. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them. Agent may allow Borrower Agent to receive copies of any appraisals.
          (b) Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to three times per Loan Year, and (ii) appraisals of Inventory, Equipment and Real Estate up to two times in the Fiscal Year ending December 31, 2009 and up to one time per calendar year thereafter; provided, however, that if an examination or appraisal is initiated during an Event of Default, all charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers specifically agree to pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group. This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.
          10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP in all material respects reflecting all financial transactions; and furnish to Agent and Lenders:
          (a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by any Big Four firm of independent certified public accountants of recognized standing selected by Borrowers or such other firm reasonably acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;
          (b) as soon as available, and in any event within 30 days after the end of each Fiscal Month (but within 45 days after the last Fiscal Month in a Fiscal Quarter and 60 days after the last Fiscal Month in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Month and the related statements of income and cash flow for such Fiscal Month and for the portion of the Fiscal Year then elapsed, on consolidated basis for Borrowers and Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of the Company as prepared in accordance with GAAP and fairly presenting in all material respects the financial position and results of operations for such Fiscal Month and period, subject to normal year-end adjustments and the absence of footnotes;
          (c) concurrently with delivery of financial statements under clauses (a) and (b) above, or more frequently if requested by Agent while an Event of Default exists, (i) a Compliance Certificate executed by a Senior Officer of the Company and (ii) a calculation of the Indenture Formula Amount.
          (d) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrowers by their accountants in connection with such financial statements;
          (e) concurrently with delivery of financial statements under clause (b) above, at the end of any Fiscal Quarter, a written report satisfactory in form and scope to Agent, as to all Hedging Agreements entered into by any Borrower or Guarantor, including, without limitation, detailed calculations with respect to the conversion values of all currency exchange Hedging Agreements and such other items as Agent, in its sole discretion, may from time to time request.
          (f) not later than 30 days after the end of each Fiscal Year, projections of Borrowers’ consolidated balance sheets, results of operations, cash flow, Domestic Availability and UK Availability for the next Fiscal Year, month by month and for the following Fiscal Years (through 2012), year by year;
          (g) promptly following Agent’s request, a summary listing of each Borrower’s trade payables, and a detailed trade payable aging, all in form satisfactory to Agent;
          (h) promptly after the sending or filing thereof, copies of any proxy statements,

financial statements or reports that any Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by a Borrower to the public concerning material changes to or developments in the business of such Borrower;
          (i) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with any Pension Plan, and promptly following Agent’s request, after the sending or filing thereof, copies of any annual report to be filed in connection with each other Plan or Foreign Plan; and
          (j) such other reports and information (financial or otherwise, including, without limitation, consolidating balance sheets, related statements of income, cash flow and shareholder’s equity, but excluding any information subject to the attorney-client privilege or other confidentiality arrangements with third parties) promptly following Agent’s request therefor from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.
Promptly following retention of accountants for their annual audit, Borrowers shall send a letter to the accountants, with a copy to Agent and Lenders, notifying the accountants that one of the purposes for retaining their services and obtaining audited financial statements is for use by Agent and Lenders. Agent is authorized to send such notice if Borrowers fail to do so for any reason.
Subject to the next succeeding sentence, information delivered pursuant to this Section 10.1.2 to Agent may be made available by Agent to Lenders by posting such information on the Intralinks website on the Internet at http://www.intralinks.com. Information delivered pursuant to this Section 10.1.2 may also be delivered by electronic communication pursuant to procedures approved by Agent pursuant to Section 15.3 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to Agent on the date on which such information has been posted on (i) Company’s website on the Internet at http://www.cvgrp.com or (ii) are made available via EDGAR, or any successor system of the SEC, on the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, or 8-K, as applicable. Information required to be delivered pursuant to this Section 10.1.2 shall be in a format which is suitable for transmission.
Unless (i) expressly marked by Borrowers as “PUBLIC” or (ii) copies of the Company’s public filings with the SEC, any notice or other communication delivered pursuant to this Section 10.1.2, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information.
          10.1.3. Notices. Notify Agent (for further distribution to Lenders) in writing, promptly after a Borrower’s obtaining knowledge thereof, of any of the following that affects an Obligor: (a) the threat or commencement of any proceeding or investigation, whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract, the Senior Notes, any Subordinated Debt, or any contract that relates to Debt in any aggregate amount of $5,000,000 or more; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could reasonably be expected to have a Material Adverse Effect; (h) any Environmental Release by an Obligor or on any Property owned, leased or occupied by an Obligor that could reasonably be expected to have a Material Adverse Effect; or receipt of any Environmental Notice that could reasonably be expected to have a Material Adverse Effect or materially impact the value of any Property of such Borrower; (i) the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect; or (j) the discharge of or any withdrawal or resignation by Borrowers’ independent accountants.

          10.1.4. Landlord and Storage Agreements. Promptly following request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any material Collateral may be kept or that otherwise may possess or handle any material Collateral.
          10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Borrower or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority, if, as required by Environmental Law or necessary to preserve the value as a whole of such Properties.
          10.1.6. Taxes. Pay and discharge all Taxes on or prior to the date which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or permitted by Section 10.2.1(s) or 10.2.1(r).
          10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent), with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as required pursuant to Section 8.6.2.
          10.1.8. Licenses. Keep each License materially affecting any Collateral (including the manufacture, distribution or disposition of Inventory) in full force and effect except (i) to the extent not otherwise required herein, (ii) for any Permitted Asset Disposition or (iii) to the extent any failure to so maintain such License would not reasonably be expected to result in a Material Adverse Effect (it being understood that a failure to maintain or replace any license necessary in connection with the manufacture, distribution or disposition of Inventory results in a Material Adverse Effect unless such license is being abandoned in the reasonable business judgment of Borrowers); pay all undisputed Royalties when due; and notify Agent of any known default or known breach asserted by any Person to have occurred under any material License.
          10.1.9. Future Subsidiaries. Notify Agent within five Business Days (or such later date as agreed to by Agent) of any Person becoming a Subsidiary and, (i) if such Person is not a Foreign Subsidiary, cause such Subsidiary (other than an Immaterial Subsidiary) to guaranty the Obligations and (ii) if such Person is a Subsidiary formed under the laws of the United Kingdom, cause such Subsidiary (other than an Immaterial Subsidiary) to guaranty the UK Obligations, in each case in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate. If at any time any Subsidiary that is an Immaterial Subsidiary as of the Closing Date, shall cease to be an Immaterial Subsidiary, such Subsidiary shall be required, no later than the last Business Day of the Fiscal Month during which such Subsidiary is no longer an Immaterial Subsidiary, to guaranty the Obligations in accordance with this Section 10.1.9.

     10.2. Negative Covenants. As long as any Revolver Commitments or Obligations are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:
          10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:
          (a) the Obligations;
          (b) Subordinated Debt;
          (c) Permitted Purchase Money Debt;
          (d) Borrowed Money and other Debt (other than the Obligations and Subordinated Debt), but only to the extent identified on Schedule 10.2.1, and outstanding on the Closing Date and not satisfied with proceeds of the initial Loans;
          (e) Bank Product Debt,
          (f) Permitted Contingent Obligations;
          (g) Refinancing Debt as long as each Refinancing Condition is satisfied;
          (h) Debt under any Hedging Agreement to the extent such Hedging Agreement is permitted by this Agreement;
          (i) Intercompany Debt incurred in the Ordinary Course of Business to the extent permitted by Section 10.2.5;
          (j) Debt in respect of workers’ compensation claims, self-insurance obligations, performance bonds, export or import indemnitees or similar instruments, customs bonds, governmental contracts, leases, surety appeal or similar bonds and completion guarantees provided by an Obligor or Subsidiary in the Ordinary Course of its Business;
          (k) Debt in respect of taxes, assessments or governmental charges to the extent that payment thereof shall not at the time be required to be made in accordance with Section 10.1.6;
          (l) Debt consisting of incentive, non-compete, consulting, deferred compensation, or other similar arrangements entered in the Ordinary Course of Business;
          (m) Debt in respect of netting services and overdraft protections or other cash management services in connection with deposit accounts and securities accounts, in each case in the Ordinary Course of Business;
          (n) Debt incurred by Foreign Subsidiaries that are not Obligors for working capital purposes in an amount not to exceed $5,000,000 at any time outstanding, so long as no Default or Event of Default exists or would result therefrom;
          (o) Debt in connection with any Permitted Foreign Investment;
          (p) Contingent Obligations in respect of Debt of any Obligor otherwise permitted under Section 10.2.1 incurred in the Ordinary Course of Business, subject, if applicable, to Section 10.2.5;
          (q) Debt incurred in connection with the financing of insurance premiums in the Ordinary Course of Business;

          (r) without duplication of any other Debt, non-cash accruals of interest, accretion or amortization of original issue discount and payment-in-kind interest with respect to Debt permitted hereunder; and
          (s) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $1,000,000 in the aggregate at any time.
          10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
          (a) Liens in favor of Agent;
          (b) Purchase Money Liens securing Permitted Purchase Money Debt;
          (c) Liens for Taxes not yet due or being Properly Contested;
          (d) contractual Liens and Liens imposed by law (other than Liens for Taxes or imposed under ERISA) such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due and payable or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor;
          (e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), surety, stay customs and appeal bonds, statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts;
          (f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
          (g) Liens arising by virtue of a judgment or judicial order against any Obligor to the extent such judgment does not constitute an Event of Default;
          (h) easements, rights-of-way, survey exceptions, title exceptions, restrictions, covenants or other agreements of record, minor defects or other irregularities in title and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not materially interfere with the Ordinary Course of Business;
          (i) municipal and zoning ordinances, building and other land use laws imposed by any governmental authority which are not violated in any material respect by existing improvements or the present use of Property, or in the case of any Real Estate subject to a mortgage, encumbrances disclosed in the title insurance policy issued to, and reasonably approved by, Agent;
          (j) leases, subleases, licenses, sublicenses granted to others in the Ordinary Course of Business;
          (k) any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license not prohibited by this Agreement or the other Security Documents;
          (l) except with respect to UK Dominion Accounts, normal and customary rights of setoff upon deposits or securities in favor of depository institutions or brokerages, and Liens of a collecting bank on payment items in the course of collection, bankers’ Liens securing amounts owing to such bank with respect to overdrafts, cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall such Liens secure (either directly or indirectly) the repayment of any Debt (other than on account of such overdrafts, netting or cash management);
          (m) Liens on insurance proceeds and deposits arising in the ordinary course of business in connection with the financing of insurance premiums;
          (n) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by such Person in the Ordinary Course of Business in accordance with the past practices of such Person;
          (o) Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Obligor or a Subsidiary thereof (and not created in anticipation or contemplation thereof);
          (p) security given to a public or private utility or any Governmental Authority as required in the Ordinary Course of Business;
          (q) the filing of financing statements solely as a precautionary measure in connection with operating leases or consignments;
          (r) other Liens with respect to obligations that do not in the aggregate exceed $1,000,000 at any time outstanding;
          (s) the replacement, extension or renewal of any Permitted Lien; provided, that such Lien shall at no time be extended to cover any assets or property other than such assets or property subject thereto on the Closing Date or the date such Lien was incurred, as applicable;
          (t) Liens granted in connection with Debt permitted by Section 10.2.1(n) provided that such Liens attach only to Property of Foreign Subsidiaries and not to any Collateral; and
          (u) existing Liens shown on Schedule 10.2.2.
          10.2.3. [RESERVED].
          10.2.4. Distributions; Upstream Payments. Make or declare any Distributions other than, (a) Upstream Payments and (b) dispositions by Obligors and Subsidiaries permitted hereunder.
          10.2.5. Restricted Investments. Make any Restricted Investment, other than Permitted Foreign Investments, so long as no Default or Event of Default exists or would result therefrom.
          10.2.6. Acquisitions. Make any Acquisition (other than to the extent constituting Restricted Investments).
          10.2.7. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Dispositions so long as (other than with respect to (i) sales of Inventory in the Ordinary Course of Business and (ii) intercompany asset transfers to the extent permitted hereunder) no Event of Default exists and all Net Proceeds of such disposition are remitted to Agent unless otherwise reinvested pursuant to Section 5.3.1.
          10.2.8. [RESERVED].

          10.2.9. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of the Company shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied or waived); or (b) the Existing Senior Notes, other than (i) payment of regularly scheduled interest and reimbursement for fees and expenses of the trustee as provided therein or (ii) in connection with replacing the Existing Senior Notes with Refinancing Debt, provided that the Refinancing Conditions are met. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in no event shall there be any restriction on the ability of Subsidiaries or Obligors to repay any intercompany Debt owed to the Company.
          10.2.10. Fundamental Changes. (a) Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself (unless, in the case of any liquidation, winding up or dissolution, the assets of such entity are transferred to its corporate parent), in each case whether in a single transaction or in a series of related transactions, except for the UK Restructuring and for mergers, consolidations, amalgamations or combinations of (i) a wholly-owned Domestic Subsidiary (or National Seating Company) with another wholly-owned Domestic Subsidiary (provided that if any such Subsidiary is an Obligor, the Obligor will be the surviving company) or into a Domestic Borrower, (ii) a wholly-owned UK Subsidiary with another wholly-owned UK Subsidiary or into a UK Borrower, (iii) a Domestic Borrower with and into a Domestic Borrower, so long as, in the case of the Company, the Company is the surviving entity, (iv) a UK Borrower with and into a UK Borrower; or (v) a Foreign Subsidiary with and into another Foreign Subsidiary, provided that if any such Subsidiary is an Obligor, the Obligor will be the surviving company; or (b) unless 30 days’ advance written notice is given to Agent, (i) change its name or conduct business under any fictitious name, (ii) change its tax, charter or other organizational identification number, or (iii) change its form or state of jurisdiction of organization.
          10.2.11. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9, 10.2.5 or 10.2.6; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.
          10.2.12. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date to the extent such amendment, modification or change could reasonably be expected to result in a Material Adverse Effect.
          10.2.13. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.
          10.2.14. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as permitted by GAAP and in accordance with Section 1.2; or change its Fiscal Year without consent of Agent.
          10.2.15. Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment, encumbrances or subletting in leases and other contracts; (d) constituting customary restrictions and conditions contained in any agreement relating to the sale of any Property permitted under Section 10.2.7 pending the consummation of such sale; (e) in effect at the time such Subsidiary becomes a Subsidiary of a Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of such Borrower; or (f) by the documents described on Schedule 10.2.15.
          10.2.16. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

          10.2.17. Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities ancillary, incidental, complementary or reasonably related thereto.
          10.2.18. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated or otherwise permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.5; (c) payment of customary directors’ fees and indemnities; (d) transactions solely among Obligors; (e) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Schedule 10.2.18; and (f) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.
          10.2.19. Plans. Become party to any (i) Multiemployer Plan or (ii) Foreign Plan (which would reasonably be expected to result in a material liability to Borrowers), in each case other than any in existence on the Closing Date.
          10.2.20. Amendments to Subordinated Debt or Indenture. Amend, supplement or otherwise modify (i) any document, instrument or agreement relating to any Subordinated Debt, if such modification (a) increases the principal balance of such Debt (other than as a result of capitalization of fees and interest), or increases any required payment of principal or interest (other than as a result of capitalization of fees and interest), (b) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions, (c) shortens the final maturity date or otherwise accelerates amortization, (d) increases the interest rate, (e) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect (when taken as a whole) for any Obligor, or that is otherwise materially adverse to any Obligor or Lenders, or (f) results in the Obligations not being fully benefited by the subordination provisions thereof; or (ii) the Indenture or any other document to the extent such amendment, supplement or modification results in the Obligations not constituting indebtedness permitted under Section 4.03(b)(1) of the Indenture if applicable.
     10.3. Financial Covenants. As long as any Revolver Commitments or Obligations are outstanding, Borrowers shall:
          10.3.1. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0. as of the end of any Fiscal Quarter commencing with the Fiscal Quarter ending March 31, 2010.
          10.3.2. Capital Expenditures. Not permit the aggregate amount of Capital Expenditures made by Borrowers and their Subsidiaries to exceed (i) $17,000,000 at any time during the Fiscal Year ending December 31, 2009 or (ii) $18,500,000 so long as Borrowers maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 as of the end of each Fiscal Quarter following the date on which the aggregate amount of Capital Expenditures exceeds $17,000,000 during the Fiscal Year ending December 31, 2009.
          10.3.3. EBITDA. Maintain cumulative year-to-date EBITDA as of the end of each Fiscal Quarter below, at least equal to the following amounts:

Period Ending	EBITDA
March 31, 2009	$2,115,000
June 30, 2009	$8,130,000
September 30, 2009	$14,730,000
December 31, 2009	$23,000,000

          10.3.4. Domestic Availability. Maintain Domestic Availability of at least $7,500,000 at all times.
SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT
     11.1. Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:
          (a) a Borrower fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);
          (b) any representation, warranty or other written statement of an Obligor made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
          (c) a Borrower breaches or fail to perform any covenant contained in Section 7.2, 7.3, 7.6, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.2 or 10.3;
          (d) an Obligor breaches or fails to perform any covenant contained in any Loan Documents (other than as specified in clauses (a), (b) and (c) above), and such breach or failure is not cured (i) within five days for any such breach or failure to perform any covenant contained in Section 7.4 of this Agreement, and (ii) within 30 days for any such breach or failure to perform any other covenant contained in any Loan Document, in each case after a Senior Officer of such Obligor has knowledge thereof or receives notice thereof from Agent, whichever is sooner;
          (e) a Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent except for immaterial Collateral with a value not in excess of $1,000,000 at any time; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders or action or inaction by the Collateral Agent or as otherwise permitted hereunder);
          (f) any breach or default of an Obligor occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations) in excess of $5,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;
          (g) other than any judgment disclosed on Schedule 11.1 (to the extent the aggregate amount of any such judgment plus accrued interest thereon does not exceed $2,500,000), any judgment or order for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,000,000 (net of any insurance coverage therefor not denied in writing by the insurer);
          (h) an Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; there is a cessation of any material part of an Obligor’s business for a material period of time (other than as permitted hereunder); any material

Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs (except as otherwise permitted hereunder); or an Obligor is not Solvent;
          (i) an Insolvency Proceeding is commenced by an Obligor; an Obligor makes an offer of settlement, extension or composition to its unsecured creditors generally; or an Insolvency Proceeding is commenced against an Obligor and: the Obligor consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Obligor, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;
          (j) a UK Obligor is unable or admits inability to pay its debts as they fall due or is deemed (other than under Section 123(1)(a) of the Insolvency Act) where the relevant amount is $1,000,000 or more to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness;
          (k) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;
          (l) the Pensions Regulator issues a Financial Support Direction or a Contribution Notice to any Obligor unless the aggregate liability of the Obligors under all Financial Support Directions and Contributions Notices is less than £1,000,000; or
          (p) a Change of Control occurs.
     11.2. Remedies upon Default. If an Event of Default described in Section 11.1(i) or (j) occurs with respect to any Borrower, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:
          (a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;
          (b) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Domestic Borrowing Base or the UK Borrowing Base;
          (c) require Obligors to Cash Collateralize Domestic LC Obligations, UK LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Obligors fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); provided, that if Borrowers are required to provide an amount of cash collateral pursuant to this Section 11.2, such amount (to the extent not applied in accordance with Section 5.6) shall be returned to Borrowers within three Business Days after all Events of Default have been cured or waived; and

          (d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) subject to the terms of any Lease Agreement or Lease Waiver, as applicable, enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Borrower, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Each Borrower agrees that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.
     11.3. License. For the purpose of enabling Agent, upon the occurrence and during the continuance of an Event of Default, to exercise the rights and remedies under Section 11.2 at such time as Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Borrower hereby grants to Agent a non-exclusive license (subject to the rights of third parties and to the extent not prohibited in the case of licensed in Intellectual Property and (i) in the case of trademarks, to sufficient rights to quality control and inspection in favor of Borrower to avoid the risk of invalidation of such trademarks, and (ii) in the case of trade secrets, to an obligation of Agent to take steps reasonable under the circumstances to keep trade secrets confidential to avoid the risk of invalidation of such trade secrets) to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Borrowers, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Borrower’s rights and interests under Intellectual Property shall inure to Agent’s benefit.
     11.4. Setoff. At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency)(other than tax, payroll, trust or employee benefit accounts) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of an Obligor against any Obligations, irrespective of whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.
     11.5. Remedies Cumulative; No Waiver.
          11.5.1. Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Borrowers under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

          11.5.2. Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by Borrowers with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure by the Obligors to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. It is expressly acknowledged by Borrowers that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.
SECTION 12. AGENT
     12.1. Appointment, Authority and Duties of Agent.
          12.1.1. Appointment and Authority. Each Lender appoints and designates Bank of America as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Domestic Accounts, Eligible UK Account, Eligible Domestic Inventory or Eligible UK Inventory, or whether to impose or release any reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.
          12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.
          12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
          12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 15.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Revolver Commitment of one Lender without terminating the Revolver Commitments of all Lenders. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.
     12.2. Agreements Regarding Collateral and Field Examination Reports.
          12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition or a Lien which Borrowers certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; (d) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of Agent pursuant to the Security Documents; or (e) with the written consent of the Required Lenders. Lenders hereby authorize Agent to execute and deliver any instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
          12.2.2. Possession of Collateral. Agent and Lenders appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.
          12.2.3. Reports. Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither Bank of America nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of Agent furnishing a Report to such Lender.
     12.3. Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

     12.4. Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligor where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.
     12.5. Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.
     12.6. Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGORS (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGORS UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.
     12.7. Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

     12.8. Successor Agent and Co-Agents.
          12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and in each case (provided no Event of Default exists) is reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 15.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.
          12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent; provided such collateral agent or co-collateral agent is reasonably acceptable to Borrowers (unless an Event of Default exists). If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.
     12.9. Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans and participate in Domestic LC Obligations and UK LC Obligations hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in Domestic LC Obligations and UK LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.
     12.10. Replacement of Certain Lenders. If a Lender (a) is a Defaulting Lender, (b) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and

Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 10 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).
     12.11. Remittance of Payments and Collections.
          12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.
          12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Borrowers be entitled to receive credit for any interest paid by a Lender to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.
          12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.
     12.12. Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Each of Bank of America and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.
     12.13. Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

     12.14. No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not confer any rights or benefits upon Borrowers or any other Person other than as set forth in Section 12.8. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.
SECTION 13. COLLECTION ALLOCATION MECHANISM
     13.1. Implementation of CAM.
          13.1.1. CAM Generally. On the CAM Exchange Date, (a) the Revolver Commitments shall automatically and without further act be terminated as provided in Section 11 and (b) Lenders shall automatically and without further act be deemed to have made reciprocal purchases of interests in the Designated Obligations such that, in lieu of the interest of each Lender in the particular Designated Obligations that it shall own as of such date and immediately prior to the CAM Exchange, such Lender shall own an interest equal to such Lender’s CAM Percentage in each Designated Obligation. Each Lender, each Person acquiring a participation from any Lender as contemplated by Section 14.1, and each Borrower hereby consents and agrees to the CAM Exchange. Each Borrower and each Lender agrees from time to time to execute and deliver to Agent all such promissory notes and other instruments and documents as Agent shall request to evidence and confirm the respective interests and obligations of Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it hereunder to Agent against delivery of any promissory notes so executed and delivered; provided that the failure of any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
          13.1.2. Distributions to Lenders. As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to Lenders pro rata in accordance with their respective CAM Percentages (as may be recalculated pursuant to Section 13.1.3 below).
          13.1.3. Letters of Credit. In the event that after the CAM Exchange, the aggregate amount of the Designated Obligations shall change as a result of Issuing Bank’s honoring a request for payment under a Letter of Credit, and such payment is not reimbursed by Borrowers, then (a) Agent shall recalculate the CAM Percentage after giving effect to such payment and each Lender’s purchase of its interest and participation in such Letter of Credit pursuant to Section 2.3.2, and Lenders shall automatically and without further act have been deemed to have made reciprocal purchases of interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s recalculated CAM Percentage and (b) in the event distributions shall have been made in accordance with the preceding clause (a), Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had the payment by Issuing Bank under the Letter of Credit been made immediately prior to the CAM Exchange. Each such recalculation shall be binding on each Lender and their successors and assigns and shall be conclusive absent manifest error.
SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS
     14.1. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 14.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 14.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

     14.2. Participations.
          14.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Revolver Commitment for all purposes, all amounts payable by Borrowers shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders or Obligors shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrowers agree otherwise in writing.
          14.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which (i) forgives principal (other than mandatory prepayments), interest or fees (other than wavier of default interest), (ii) reduces the stated interest rate or fees payable with respect to any Loan or Revolver Commitment in which such Participant has an interest (other than wavier of default interest), (iii) postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Revolver Commitment, or (iv) releases any Borrower, Guarantor or substantial portion of the Collateral (except as otherwise permitted herein).
          14.2.3. Benefit of Set-Off. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.
     14.3. Assignments.
          14.3.1. Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by Borrowers to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Borrowers’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

          14.3.2. Effect; Effective Date. Upon delivery to Agent of an assignment notice substantially in the form of Exhibit D and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 14.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder (provided that any liability of Borrowers to such assignee under Section 3.7, 3.8 and 5.9 shall be limited to the amount, if any, that would have been payable thereunder by Borrowers in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment). Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.
SECTION 15. MISCELLANEOUS
     15.1. Consents, Amendments and Waivers.
          15.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that
          (a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;
          (b) without the prior written consent of Issuing Bank, no modification shall be effective with respect to any Domestic LC Obligations, UK LC Obligations or Section 2.3;
          (c) without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Revolver Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (other than waiver of default interest or waiver of any Default or Event of Default); and
          (d) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Revolver Termination Date; (ii) alter Sections 5.6 or 15.1.1; (iii) amend the definitions of Domestic Borrowing Base, UK Borrowing Base (and the defined terms used in such definitions), Pro Rata or Required Lenders; (iv) increase any advance rate or increase total Revolver Commitments; (vi) release Collateral with a book value greater than $10,000,000 during any calendar year, except as contemplated by the Loan Documents; or (vii) release any Obligor from liability for any Obligations, if such Obligor is Solvent at the time of the release except as permitted by the Loan Documents.
          15.1.2. Limitations. The agreement of Borrowers shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves. Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and any non-Lender that is party to a Bank Product agreement shall have no right to participate in any manner in modification, amendment, supplement, extension or restatement of any other Loan Document. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

          15.1.3. Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.
          15.1.4. Technical Amendments. Notwithstanding anything to the contrary contained in Section 15.1, if Agent and Borrowers shall have jointly identified any error of a technical nature in any provision of the Loan Documents, then Agent and Borrowers shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.
     15.2. Indemnity. EACH BORROWER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee or a Claim solely among the Indemnitees.
     15.3. Notices and Communications.
          15.3.1. Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Borrower, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.3, 3.1.2, 4.1.1 or 5.3.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower Agent shall be deemed received by all Borrowers.
          15.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution and delivery of executed signature pages, matters permitted under Section 4.1.4 and such other communications as agreed by Agent. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.
          15.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Borrower shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Borrower.

     15.4. Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, with, unless an Event of Default is continuing, five days prior notice to Borrower, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Borrowers, promptly following demand, with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Domestic Base Rate Loans and UK Base Rate Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.
     15.5. Credit Inquiries. Each Borrower hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Borrower or Subsidiary.
     15.6. Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.
     15.7. Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.
     15.8. Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Loan Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
     15.9. Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
     15.10. Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.
     15.11. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, each Borrower hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.
     15.12. Process Agent. Without prejudice to any other mode of service allowed under any relevant law, each Borrower (other than a UK Borrower incorporated in England and Wales):
          (i) irrevocably appoints National Registered Agents, Inc. as its agent for service of process in relation to any proceedings before the Illinois courts in connection with any Loan Document; and
          (ii) agrees that failure by an agent for service of process to notify the relevant Borrower of the process will not invalidate the proceedings concerned.
If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to Agent. Failing this, Agent may appoint another agent for this purpose.
     15.13. Confidentiality. Each of Agent, Lenders and Issuing Bank agrees to maintain the confidentiality of all Information (as defined below) with the same degree of care that it uses to protect its confidentiality information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep such Information confidential) involved in the transaction; (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or, any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information describing this credit facility, including the names and addresses of Borrowers and a general description of Borrowers’ businesses, and may use Borrowers’ logos, trademarks, product photographs or name in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business or to the Collateral that is identified as confidential when delivered. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care to maintain the confidentiality of such Information that it accords its own confidential information. Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws. This Section 15.13 shall survive Full Payment of the Obligations.

     15.14. Certifications Regarding Existing Senior Notes. Borrowers certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by Borrowers violates the Existing Senior Notes or Indenture, including Section 4.03 (b)(1) thereof. Agent may condition Borrowings, Letters of Credit and other credit accommodations under the Loan Documents from time to time upon Agent’s receipt of evidence that the Revolver Commitments and Obligations continue to be permitted under the Indenture at such time.
     15.15. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     15.16. Consent to Forum.
          15.16.1. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
     15.17. Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral (except as required under the Loan Documents); (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     15.18. Patriot Act Notice. Agent and Lenders hereby notify Borrowers that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth.
     15.19. Foreign Obligors. Notwithstanding any other terms of this Agreement or any other Loan Document, (a) no Obligor that is organized under the laws of a jurisdiction outside the United States of America (a “Foreign Obligor”) shall be obligated in respect of any Obligations of any Domestic Obligor and (b) no assets or Collateral of any such Foreign Obligor shall secure any (nor shall proceeds thereof be used to make) payment of any Domestic Obligations.
[Remainder of page intentionally left blank; signatures begin on following page]

     IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS: COMMERCIAL VEHICLE GROUP, INC.
By:	/s/ Chad M. Utrup
Name:	Chad M. Utrup
Title:	Chief Financial Officer
Address:	7800 Walton Parkway New Albany, OH 43054 Attn: Chief Financial Officer Telecopy: (614) 289-5365

NATIONAL SEATING COMPANY
CVG CS LLC
MONONA CORPORATION
MONONA WIRE CORPORATION
MONONA (MEXICO) HOLDINGS LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVG OREGON, LLC
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG EUROPEAN HOLDINGS, LLC
CVG LOGISTICS, LLC

By:	/s/ Chad M. Utrup
Name:	Chad M. Utrup
Title:	Chief Financial Officer

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender
By:	/s/ Philip Nomura
Name:	Philip Nomura
Title:	Vice President
Address:	135 S. LaSalle 4th Floor Chicago, IL 60603 Telecopy: (312) 904-7190

EXHIBIT A
to
Loan and Security Agreement
REVOLVER NOTE

January [ ], 2009	$	Chicago, Illinois
     COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation, [DOMESTIC BORROWER 2], a                     , and [DOMESTIC BORROWER 3], a                      (collectively, “Domestic Borrowers”), for value received, hereby unconditionally promise to pay, on a joint and several basis, to the order of                                          (“Lender”), the principal sum of                                          DOLLARS ($                    ), or such lesser amount as may be advanced by Lender as Domestic Revolver Loans and owing as Domestic LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in that certain Loan and Security Agreement dated as of January [   ], 2009, among COMMERCIAL VEHICLE GROUP, INC., Domestic Borrowers, UK Borrowers, BANK OF AMERICA, N.A., as agent, and certain other financial institutions, as such agreement may be amended, restated, supplemented, modified, renewed or extended from time to time (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
     Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences Domestic Revolver Loans and Domestic LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Domestic Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.
     The holder of this Note is hereby authorized by Domestic Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Domestic Revolver Loans and Domestic LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of Domestic Borrowers hereunder or under any other Loan Documents.
     Time is of the essence of this Note. Each Domestic Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive (to the extent permitted by applicable law) demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Subject to the terms, conditions and provisions set forth in the Loan Agreement, Domestic Borrowers jointly and severally agree to pay, and to save the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Note is collected by or through an attorney-at-law.
     In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Domestic Borrowers or inadvertently received by the holder of this Note, such excess shall be returned to Domestic

Borrowers or credited as a payment of principal, in accordance with the terms, conditions and provisions of the Loan Agreement. It is the intent hereof that Domestic Borrowers not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Domestic Borrowers under Applicable Law.
     This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (except for such principles governing choice of law) (but giving effect to federal laws relating to national banks).
     IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

COMMERCIAL VEHICLE GROUP, INC.
By
Name:
Title:

[DOMESTIC BORROWER 2]
By
Name:
Title:

[DOMESTIC BORROWER 3]
By
Name:
Title:

ANNEX I
Schedule of Payments

Amount
of
Date	Amount	Type		Principal	Unpaid
of	of	of	Interest	Paid or	Principal	Made
Notation	Loan	Loan	Period	Prepaid	Balance	By

EXHIBIT B
to
Loan and Security Agreement
REVOLVER NOTE

[ ] [ ], 2009	£	Chicago, Illinois
     [UK BORROWER], a                     , for value received, hereby unconditionally promises to pay, [on a joint and several basis], to the order of                                          (“Lender”), the principal sum of                                          POUNDS STERLING (£                    ), or such lesser amount as may be advanced by Lender as UK Revolver Loans and owing as UK LC Obligations from time to time under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Terms are used herein as defined in that certain Loan and Security Agreement dated as of January [   ], 2009, among COMMERCIAL VEHICLE GROUP, INC., Domestic Borrowers, UK Borrowers, BANK OF AMERICA, N.A., as agent, and certain other financial institutions, as such agreement may be amended, restated, supplemented, modified, renewed or extended from time to time (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
     Principal of and interest on this Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Note is issued pursuant to and evidences UK Revolver Loans and UK LC Obligations under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of the UK Borrowers. The Loan Agreement contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events, and for the borrowing, prepayment and reborrowing of amounts upon specified terms and conditions.
     The holder of this Note is hereby authorized by the UK Borrowers to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to UK Revolver Loans and UK LC Obligations, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Note or any obligations of the UK Borrowers hereunder or under any other Loan Documents.
     Time is of the essence of this Note. The UK Borrowers and all endorsers, sureties and guarantors of this Note hereby severally waive (to the extent permitted by applicable law) demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Subject to the terms, conditions and provisions set forth in the Loan Agreement, the UK Borrowers jointly and severally agrees to pay, and to hold the holder of this Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable legal counsels’ fees) if this Note is collected by or through legal counsel.
     In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by the UK Borrower or inadvertently received by the holder of this Note, such excess shall be returned to the UK Borrower or credited as a payment of principal, in accordance with the terms, conditions and provisions of the Loan Agreement. It is the intent hereof that the UK Borrower not pay or contract to pay, and that holder of this Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the UK Borrower under Applicable Law.
     This Note shall be governed by the laws of the State of Illinois, without giving effect to any conflict of law principles (except for such principles governing choice of law) (but giving effect to federal laws relating to national banks).
     IN WITNESS WHEREOF, this Revolver Note is executed as of the date set forth above.

[UK BORROWER]
By
Name:
Title:

ANNEX I
Schedule of Payments

Amount
of
Date	Amount	Type		Principal	Unpaid
of	of	of	Interest	Paid or	Principal	Made
Notation	Loan	Loan	Period	Prepaid	Balance	By

EXHIBIT C
to
Loan and Security Agreement
ASSIGNMENT AND ACCEPTANCE
     Reference is made to that certain Loan and Security Agreement dated as of January [   ], 2009, as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), among COMMERCIAL VEHICLE GROUP, INC., each other Domestic Borrower and each UK Borrower (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”) and the Lenders. Capitalized terms used herein not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
                                              (“Assignor”) and                                                                (“Assignee”) agree as follows:
     1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $                     of Assignor’s outstanding [Domestic][UK] Revolver Loans and $                     of Assignor’s participations in [Domestic][UK] LC Obligations, and (b) the amount of $                     of Assignor’s [Domestic][UK] Revolver Commitment (which represents     % of the total [Domestic][UK] Revolver Commitments)(the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.
     2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its [Domestic][UK] Revolver Commitment is $                    , the outstanding balance of its [Domestic][UK] Revolver Loans and participations in [Domestic][UK] LC Obligations is $                    ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the Note[s] held by it and requests that Agent exchange such Note[s] for new Notes payable to Assignee [and Assignor].]
     3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.
     4. This Agreement shall be governed by the laws of the State of Illinois. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.
     5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:
(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

     Payments hereunder shall be made by wire transfer of immediately available [Dollars][Pounds Sterling][Euro] as follows:
     If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.

Reference:

     If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.

Reference:

     IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of                     .

(“Assignee”)

By
Title:

(“Assignor”)

By

Title:

EXHIBIT D
to
Loan and Security Agreement
ASSIGNMENT NOTICE
     Reference is made to (1) the Loan and Security Agreement dated as of January [   ], 2009, as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement”), among COMMERCIAL VEHICLE GROUP, INC., each other Domestic Borrower, each UK Borrower, (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and the Lenders; and (2) the Assignment and Acceptance dated as of                     , 20    (“Assignment Agreement”), between                                          (“Assignor”) and                                          (“Assignee”). Capitalized terms are used herein as defined in the Loan Agreement.
     Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $                     of Assignor’s outstanding [Domestic][UK] Revolver Loans and $                     of Assignor’s participations in [Domestic][UK] LC Obligations, and (b) the amount of $                     of Assignor’s [Domestic][UK] Revolver Commitment (which represents    % of the total [Domestic][UK] Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.
     For purposes of the Loan Agreement, Agent shall deem Assignor’s [Domestic][UK] Revolver Commitment to be reduced by $                    , and Assignee’s [Domestic][UK] Revolver Commitment to be increased by $                    .
     The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

     The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.
     This Notice is being delivered to Borrowers and Agent pursuant to Section 14.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

     IN WITNESS WHEREOF, this Assignment Notice is executed as of                     .

(“Assignee”)

By
Title:

(“Assignor”)

By
Title:
ACKNOWLEDGED AND AGREED,
AS OF THE DATE SET FORTH ABOVE:
BORROWER AGENT:*

By
Title:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.
BANK OF AMERICA, N.A.,
as Agent

By
Title:

EXHIBIT E
to
Loan and Security Agreement
BORROWING BASE CERTIFICATE
(See Attached)

EXHIBIT F
to
Loan and Security Agreement
COMPLIANCE CERTIFICATE
                     ___, 20___
     The undersigned does hereby certify that he is the Chief Financial Officer of COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), and that in such capacity, is authorized to execute and deliver this compliance certificate (this “Certificate”), in the name of and on behalf of the Company. This Certificate is being delivered pursuant to Section 10.1.2(c) of the Loan and Security Agreement, dated as of January [___], 2009 (the “Loan Agreement”), among the Company, each Domestic Borrower party thereto, each UK Borrower party thereto, the financial institutions party thereto as Lenders and BANK OF AMERICA, N.A., as agent for the Lenders. Capitalized terms used but not herein defined have the meanings given to such terms in the Loan Agreement.
     THE UNDERSIGNED DOES FURTHER CERTIFY THAT as of the date of hereof:
(i)	No Default or Event of Default exists;

(ii)	The representations and warranties contained in the Loan Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date hereof, except to the extent that any relate to an earlier specified date, in which case, such representations shall be true and correct in all material respects as of the date made;

(iii)	Set forth on the Annex 1 attached hereto are the calculations required to establish compliance with the provisions of Section 10.3 of the Loan Agreement, as applicable, and the Borrowers are in fact in compliance with Section 10.3 of the Loan Agreement; and

(iv)	Set forth on the Annex 1 attached hereto are the calculations of the average Domestic Availability, for the purpose of establishing any Margin Reduction, as applicable.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate in the name of and on behalf of the Company as of the date first set forth above.

COMMERCIAL VEHICLE GROUP, INC.

By:

Name:

Title:	Chief Financial Officer

ANNEX 1
to
Compliance Certificate
(Financial Covenant Calculations)

EXHIBIT G
to
Loan and Security Agreement
NOTICE OF BORROWING
                     ___, 20___
Bank of America, N.A.
as Administrative Agent for the Lenders party
to the Loan and Security Agreement referred to below
20975 Swenson Drive
Suite 200
Waukesha, WI 53186
Attention: Credit Services Representative
Ladies and Gentlemen:
     The undersigned, COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), refers to that certain Loan and Security Agreement, dated as of January [___], 2009 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), the terms defined therein being used herein as therein defined, among the Company, each other Domestic Borrower party thereto, each UK Borrower party thereto, the financial institutions from time to time party thereto as Lenders and BANK OF AMERICA, N.A., as agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 4.1.1. of the Loan Agreement, that the undersigned hereby requests one or more Borrowings under the Loan Agreement, and the schedule attached hereto (the “Borrowing Schedule”) sets forth the information relating to each such Borrowing (collectively the “Proposed Borrowing”), as required by Section 4.1.1. of the Loan Agreement.
     The undersigned hereby specifies that the Proposed Borrowing will consist of Loans as indicated in the Borrowing Schedule.
     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
     (i) no Default or Event of Default has occurred and is continuing; and
     (iii) all representations and warranties of each Obligor contained in the Loan Agreement and the other Loan Documents (as applicable) are true and correct in all material respects on the date of, and upon giving effect to, the Proposed Borrowing, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.
[Signature on Following Page]

Very truly yours,

COMMERCIAL VEHICLE GROUP, INC.

By:

Name:

Title:

[Signature Page for Notice of Borrowing]

SCHEDULE
to
Notice of Borrowing

BORROWING SCHEDULE
Proposed Borrowing:

Business Day			Interest Period
of		Aggregate	if Loans are
Proposed	Type of	Amount	LIBOR
Borrowing	Loans	of Loans	Loans
	Domestic Base Rate Loans		30 Days

	UK Base Rate Loans		60 Days

	LIBOR Loans		90 Days

, 200___	[Indicate one of above]	$	[Indicate one of above]

EXHIBIT H
to
Loan and Security Agreement
NOTICE OF CONVERSION/CONTINUATION
                     ___, 20___
Bank of America, N.A.,
as Administrative Agent for the Lenders party
to the Loan and Security Agreement referred to below
20975 Swenson Drive
Suite 200
Waukesha, WI 53186
Attention: Credit Services Representative
     Re:     Notice of Conversion/Continuation
Ladies and Gentlemen:
     The undersigned, COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), refers to the Loan and Security Agreement, dated as of January [ ], 2009 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement,” the terms defined therein being used herein as therein defined), among the Company, each other Domestic Borrower party thereto, each UK Borrower party thereto, the financial institutions from time to time party thereto as Lenders and BANK OF AMERICA, N.A., as the agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 3.1.2(b) of the Loan Agreement, that the undersigned hereby requests one or more continuations or conversions of Loans and in that connection therewith has set forth on Annex 1 hereto the information required pursuant to such Section 3.1.2(b) of the Loan Agreement relating to each such continuation or conversion.

Very truly yours,

COMMERCIAL VEHICLE GROUP, INC.

By:

Name:
Title:

ANNEX 1
to
Notice of Conversion/Continuation

     COMMERCIAL VEHICLE GROUP, INC. requests or has requested by telephone or facsimile notice a:
(Check One)
          [   ] conversion
          [   ] continuation
of a
(Check One)
          [   ] LIBOR Loan
          [   ] Domestic Base Rate Loan
          [   ] UK Base Rate Loan
to a LIBOR Loan
in the amount of $___ for an Interest Period, if applicable, of
(Check One)
          Interest Period
          [   ] 30 Days
          [   ] 60 Days
          [   ] 90 Days
The proposed conversion/continuation is to be made on the ___ day of                     , 20___.

EXHIBIT I
BORROWER JOINDER AGREEMENT
     This Borrower Joinder Agreement, dated as of                      ___, 20___(as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is between [UK Borrower], a                      (the “Additional Borrower”), and BANK OF AMERICA, N.A., as agent (the “Agent”) for the Lenders under the Loan Agreement (each as defined below). Capitalized terms used herein and not defined herein have the respective meanings assigned to such terms in the Loan Agreement (as defined below).
RECITALS:
     (1) This Joinder Agreement is entered into pursuant to Section 6.2(b) of that certain Loan and Security Agreement dated as of January [___], 2009, as amended, restated, supplemented or otherwise modified from time to time (the “Loan Agreement” the terms defined therein being used herein as therein defined), among COMMERCIAL VEHICLE GROUP, INC. (the “Company”), each other Domestic Borrower, each UK Borrower, (collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (the “Lenders”) and the Lenders.
     (2) The Additional Borrower is a direct or indirect wholly-owned Subsidiary of the Company, and the Company and the Additional Borrower desire that the Additional Borrower become a party to the Credit Agreement as a UK Borrower thereunder. This Agreement is one of the Loan Documents referred to in the Loan Agreement.
     (3) It is a condition precedent under Section 6.2 of the Loan Agreement that the Additional Borrower execute and deliver this Agreement prior to the date on which any Loan may be made to it under the Loan Agreement.
     (4) The Additional Borrower will obtain benefits from the Loan Agreement and, accordingly, desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph and to induce Lenders to make Loans to it under the Loan Agreement.
AGREEMENT:
     NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Additional Borrower, the receipt and sufficiency of which are hereby acknowledged, the Additional Borrower covenants and agrees with Agent and each other Lender as follows:
     1. Agreement. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, it shall become a party to the Loan Agreement and the other Loan Documents and shall be fully bound by, and subject to, all of the covenants, terms, obligations (including, without limitation, all payment obligations) and conditions of the Loan Agreement and the other Loan Documents applicable to a UK Borrower as though originally party thereto as a UK Borrower, and the Additional Borrower shall be deemed a “UK Borrower” for all purposes of the Loan Agreement from and after the date hereof. By its signature below, each of the Borrowers, Lenders and Agent hereby agrees and consents to the Additional Borrower becoming bound by, and subject to, the terms and conditions of the Loan Agreement as provided herein, and agrees and acknowledges that the Additional Borrower shall be afforded the benefits of the Loan Agreement, in accordance with the terms and conditions thereof as provided herein, in each case as fully and the same as if the Additional Borrower was originally party thereto as a UK Borrower. The Additional Borrower acknowledges and confirms that it has received a copy of the Loan Agreement, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof.
     2. Effect of this Agreement. Except as expressly provided in this Agreement, the Loan Agreement shall remain in full force and effect, without modification or amendment. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of each of the parties hereto and the holders from time to time of the Notes.
     3. Representations and Warranties. The Additional Borrower, as of the date hereof, hereby:
          (a) makes to Lenders each of the representations and warranties contained in Article 9 of the Loan Agreement applicable to a Borrower; and
          (b) represents and warrants that (i) all of the conditions precedent as set forth in Section 6.2 of the Loan Agreement have been satisfied or waived, and (ii) no event has occurred and no condition exists that, upon the execution and delivery of this Agreement, would constitute a Default or an Event of Default.
     4. Successors and Assigns; Entire Agreement. This Agreement is binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. This Agreement, the Loan Agreement and the Loan Documents set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
     5. Headings and Counterparts. The descriptive headings of this Agreement are for convenience or reference only and do not constitute a part of this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
     6. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts including, by way of facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
     7. Governing Law. This Agreement and the rights of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of Illinois, without application of the rules regarding conflicts of laws.
     8. THE ADDITIONAL BORROWER AND AGENT, ON BEHALF OF EACH LENDER, HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Additional Borrower and Agent have executed this Agreement as of the date first written above.

ADDITIONAL BORROWER:
By:
Name:
Title:

AGENT: BANK OF AMERICA, N.A., as Agent for the Lenders
By:
Name:
Title:

AGREED AND CONSENTED TO BY:
BORROWERS:
[                                        ]

By:
Name:
Title:

[BORROWERS]

By:
Name:
Title:

SCHEDULE 1.1
REVOLVER COMMITMENTS OF LENDERS

Lender	Domestic Revolver Commitment	UK Revolver Commitment
Bank of America, N.A.	$47,500,000.00	$0

SCHEDULE 7.1
COMMERCIAL TORT CLAIMS
None.

SCHEDULE 7.4
MORTGAGES
1.	Deed of Trust executed in favor of Bank of America, N.A. by National Seating Company covering real property located at 200 National Drive, Vonore, Monroe County, TN 37885.
2.	Mortgage executed in favor of Bank of America, N.A. by Monona Wire Corporation on real property located at 301 West Spruce Street, Clayton County, IA 52159.
3.	Deed of Trust executed in favor of Bank of America, N.A. by Trim Systems Operating Corp. covering real property located at 320 Newbern Road, Dublin, Pulaski County, VA 24084.
4.	Deed of Trust executed in favor of Bank of America, N.A. by Mayflower Vehicle Systems, LLC covering real property located at 629 Battleground Avenue, Kings Mountain, Cleveland County, NC 28086.
5.	Mortgage executed in favor of Bank of America, N.A. by Trim Systems Operating Corp. on real property located at 75 Chamber Drive, Chillicothe, Ross County, OH 45601.
6.	Mortgage executed in favor of Bank of America, N.A. by Mayflower Vehicle Systems, LLC on real property located at 55 North Garfield Street, Norwalk, Huron County, OH 44857.
7.	Mortgage executed in favor of Bank of America, N.A. by Mayflower Vehicle Systems, LLC on real property located at 60851 State Route 7, Shadyside, Belmont County, OH 43947.

SCHEDULE 8.5
DEPOSIT ACCOUNTS

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
US Bank N.A.	Checking (Main Account)	2779
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Investment Sweep)	0360
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	2191
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	6475
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Citizens Bank of Blount County	Checking (Petty Cash)	1837
330 East Broadway
Maryville, TN 37802-9730

US Bank N.A.	Checking (Main Account)	6654
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	9081
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Comerica Bank	Checking (Petty Cash)	5628
MC 9403
101 North Main, Suite 200
Ann Arbor, MI 48104

US Bank N.A.	Checking (Main Account)	8449
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	7812
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

LaSalle Bank	Checking (Sweep Account)	3502
135 South LaSalle Street
Chicago, IL 60603

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
LaSalle Bank	Checking	3502
135 South LaSalle Street
Chicago, IL 60603

Bank of America, N.A.	Checking	5042
P.O. Box 25118
Tampa, FL 33622-5118

Bank of America, N.A.	Checking (Petty Cash)	8675
P.O. Box 25118
Tampa, FL 33622-5118

Bank of America, N.A.	Checking (Petty Cash)	4338
P.O. Box 25118
Tampa, FL 33622-5118

Columbia Credit Union	Checking (Petty Cash)	7474
P.O. Box 324
Vancouver, WA 98666

Branch Banking & Trust	Checking (Petty Cash)	7765
Company of Virginia
189 Broad Street
P.O. Box 1166
Dublin, VA 24084

US Bank N.A.	Checking (Main Account)	4544
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	7549
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Workers Comp)	3883
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	2897
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	7952
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Main Account)	6316
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	9057
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
US Bank N.A.	Checking (Main Account)	4528
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	7275
800 Nicollet Mall
BC-MN-H03Q Minneapolis, MN 55402-7020

Fifth Third Bank	Checking (Petty Cash)	3230
126 E. 4th Street
Michigan City, IN 46360

US Bank N.A.	Checking (Main Account)	4882
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Controlled Disbursement)	7697
800 Nicollet Mall BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Workers Comp)	3875
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

National City Bank	Checking (Manual Checks)	9431
9 East Main Street
Norwalk, OH 44857

National City Bank	Checking (Petty Cash)	9458
9 East Main Street
Norwalk, OH 44857

Huntington Bank	Checking (Hourly Payroll)	7629
4105 Central Avenue
Shadyside, OH 43947

Huntington Bank	Checking (Petty Cash)	7616
4105 Central Avenue
Shadyside, OH 43947

Wachovia Bank, N.A.	Checking (Petty Cash)	4595
P.O. Box 563966
Charlotte, NC 28256-3966

US Bank N.A.	Checking	4635
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

US Bank N.A.	Checking (Manual Payroll)	2889
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Fifth Third Bank	Checking (Petty Cash)	9875
155 W. Main St.
New Albany, OH 43054

		Last 4 Digits of Account
Depository Bank	Type of Account	Number
US Bank N.A.	Checking	2554
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

Bank of America, N.A.	Blocked Account	8576
135 S. LaSalle, 4th Floor
Chicago, IL 60603

Bank of America, N.A.	Operating Account	8589
135 S. LaSalle, 4th Floor
Chicago, IL 60603

US Bank N.A.	Checking (Workers Comp)	8387
800 Nicollet Mall
BC-MN-H03Q
Minneapolis, MN 55402-7020

SCHEDULE 8.6.1
LOCATIONS OF COLLATERAL

1.	7800 Walton Parkway	2.	310 Dietz Avenue
	New Albany, OH 43054		Dekalb, IL 60115

3.	4721 North Eugene Avenue	4.	200 North Locust Street
	Douglas, AZ 85607		Edgewood, IA 52042

5.	1585 Beverly Court, Suite 112	6.	2845 Armentrout Drive
	Aurora, IL 60504		Concord, NC 28025

7.	2901 Zion Church Road	8.	1140 NW 3rd Avenue
	Concord, NC 28025		Canby, OR 97013

9.	527 West US Highway 20	10.	900 Highway 212
	Michigan City, IN 46360		Michigan City, IN 46360

11.	28800 Beck Road	12.	200 National Drive
	Wixom, MI 48393		Vonore, TN 37885

13.	8649 South 212th Street	14.	607 Bond Street
	Kent, WA 98031		Statesville, NC 28677

15.	613 Bond Street	16.	1257 Roberson Springs Road
	Statesville, NC 28677		Loudon, TN 37774

17.	97 Tom Pope Road	18.	116 Industry Road
	Pikeville, TN 37367		Tellico Plains, TN 37385

19.	301 West Spruce Street	20.	75 Chamber Drive
	Monona, IA 52159		Chillicothe, OH 45601

21.	320 Newbern Road	22.	2227 Salisbury Highway
	Dublin, VA 24084		Statesville, NC 28677

23.	401 East Alexander Avenue	24.	6211 Northeast Campus Drive
	Tacoma, WA 98421		Vancouver, WA 98661

25.	2300 Northeast 65th Avenue	26.	112 Town Center Drive
	Vancouver, WA 98661		Dublin, VA 24084

27.	379 Central Drive	28.	6710 McEwan Road
	Concord, NC 28025		Lake Oswego, OR 97035

29.	8005 Southwest Hunziker Street	30.	629 South Battleground Avenue
	Tigard, OR 97223		Kings Mountain, NC 28086

31.	55 North Garfield Street	32.	60581 State Route 7
	Norwalk, OH 44857		Shadyside, OH 43947

33.	206 Republic Street	34.	71 North West Street
	Norwalk, OH 44857		Norwalk, OH 44857

35.	17th Street	36.	470 East High Street
	Bellaire, OH 43906		London, OH 43140

37.	240 Raleigh Street	38.	Calle 18 Avenida 10, # 180-5
	Chatham, ON N7M 5L3		Agua Prieta, Sonora, Mexico

39.	Carretera Tepa-Arandas #115	40.	199 Wilshire Avenue Southwest
	Capilla de Guadelupe, Jalisco, Mexico		Concord, NC 28025

41.	Calle del Rio Avenida del Rio Sonora	42.	3330 Ridgeway Drive, Unit 5
	Block VIII and IX of Parque Industrial El Rio		Mississauga, ON L5L 5Z9
	Agua Prieta, Sonora, Mexico

SCHEDULE 9.1.4
NAMES AND CAPITAL STRUCTURE
1.	The corporate names, jurisdictions of incorporation, authorized and issued Equity Interests and record holders of such Equity Interests of each Obligor are as follows:

Number and
Class of Issued
		Number and	and
		Class of	Outstanding	Holder of Equity Interest
	Jurisdiction of	Authorized	Equity	and Number of
Obligor	Organization	Equity Interests	Interests	Shares/Units Helds
Commercial Vehicle Group, Inc.	Delaware	Common Stock: 30,000,000 shares Preferred Stock: 5,000,000 shares	Common Stock: 21,536,814 shares (as of 9/30/08)	The Common Stock of Commercial Vehicle Group, Inc. is listed on the NASDAQ under the ticker symbol “CVGI”. As such, Commercial Vehicle Group, Inc. is required to make periodic disclosures in filings with the Securities and Exchange Commission regarding ownership of its Common Stock.

National Seating Company	Delaware	Common Stock: 2,000,000 shares Series A Preferred Stock: 100,000 shares “Blank Check” Preferred Stock: 2,700,000 shares	Common Stock: 1,705,888.803 shares	Commercial Vehicle Group, Inc. - 1,705,838.803 shares of Common Stock Joseph Hess — 10 shares of Common Stock Jo Ann Hess — 10 shares of Common Stock

Linda Williams — 30 shares of Common Stock

CVG CS LLC	Delaware	n/a	n/a	National Seating Company — 100% of the Membership Interests

MONONA CORPORATION	Delaware	Common Stock — 100 shares	Common Stock — 100 shares	Commercial Vehicle Group, Inc. — 100 shares of Common Stock

Monona Wire Corporation	Iowa	Class A Common Stock — 1 share	Class A Common Stock — 1 share	MONONA CORPORATION — 1 share of Class A Common Stock

Monona (Mexico) Holdings LLC	Illinois	n/a	n/a	Monona Wire Corporation — 100% of the Membership Interests

Number and
Class of Issued
		Number and	and
		Class of	Outstanding	Holder of Equity Interest
	Jurisdiction of	Authorized	Equity	and Number of
Obligor	Organization	Equity Interests	Interests	Shares/Units Helds
Trim Systems, Inc.	Delaware	Class A-1 Common Stock: 400,000 shares Class A-2 Common Stock: 150,000 shares	Class A-1 Common Stock: 1,000 shares	Commercial Vehicle Group, Inc. — 1,000 shares of Class A-1 Common Stock
Class B Common Stock: 450,000 shares
Class C Common Stock: 100,000 shares

Trim Systems Operating Corp.	Delaware	Common Stock: 1,000 shares	Common Stock: 1,000 shares	Trim Systems, Inc. — 1,000 shares of Common Stock

CABARRUS PLASTICS, INC.	North Carolina	Common Stock: 100,000 shares	Common Stock: 1,000 shares	Trim Systems, Inc. — 1,000 shares of Common Stock

CVG Oregon, LLC	Delaware	n/a	n/a	Trim Systems Operating Corp. — 100% of the Membership Interests

CVS Holdings, Inc.	Delaware	Common Stock: 125,000 shares	Common Stock: 124,908 shares	Commercial Vehicle Group, Inc. — 124,908 shares of Common Stock

Sprague Devices, Inc.	Delaware	Common Stock — 1,000 shares	Common Stock — 1,000 shares	CVS Holdings, Inc. - 1,000 shares of Common Stock

Mayflower Vehicle Systems, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

CVG Management Corporation	Delaware	Common Stock — 100 shares	Common Stock — 100 shares	Commercial Vehicle Group, Inc. — 100 shares of Common Stock

CVG European Holdings, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

CVG Logistics, LLC	Delaware	n/a	n/a	Commercial Vehicle Group, Inc. — 100% of the Membership Interests

2.	All agreements binding on holders of Equity Interests of Obligors with respect to such interests are as follows:
(a)	Registration Agreement by and among Bostrom Holding, Inc. and certain of its stockholders, dated as of October 5, 2000.

(b)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Mervin Dunn, dated as of April 5, 2006.

(c)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Gerald L. Armstrong, dated as of April 5, 2006.

(d)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Chad M. Utrup, dated as of April 5, 2006.

(e)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and James F. Williams, dated as of April 5, 2006.

(f)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and William Gordon Boyd, dated as of May 22, 2007.

(g)	Change in Control & Non-Competition Agreement by and between Commercial Vehicle Group, Inc., its subsidiaries, successors and assigns and Kevin L. Frailey, dated as of May 22, 2007.
3.	All outstanding purchase options, warrants, subscription rights, agreements to issue or sell, or convertible interests relating to Equity Interests of any Obligor are as follows:
(a)	Options and other rights relating to the equity of Commercial Vehicle Group, Inc. granted under the Bostrom Holding, Inc. 2004 Stock Option Plan, adopted May 20, 2004.

(b)	Commercial Vehicle Group, Inc. Second Amended and Restated Equity Incentive Plan, adopted May 22, 2007.

(c)	Certificate of Incorporation of National Seating Company.
4.	Within the five years preceding the Closing Date, Obligors have consummated the following transactions:
(a)	On December 4, 2007, CVG CS LLC acquired substantially all of the assets of Short Bark Industries, LLC.

(b)	On October 31, 2007, CVG Oregon LLC acquired the heavy-gauge thermoforming and injection molding assets of the Fabrication Division of Gage Industries, Inc.

(c)	On February 7, 2005, CVG Acquisition LLC (Mayflower Vehicle Systems, LLC) acquired substantially all of the assets of Mayflower Vehicle Systems, Inc.

(d)	On September 15, 2004, Trim Systems, L.L.C. and Tempress, Inc. merged up and into Trim Systems Operating Corp. with Trim Systems Operating Corp. as the surviving entity.

(e)	On August 2, 2004, Trim Merger Co., a wholly-owned subsidiary of Commercial Vehicle Group, Inc., merged into Trim Systems, Inc. with Trim Systems, Inc. as the surviving entity.

SCHEDULE 9.1.11
PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
1. Inbound licenses:

Licensor	Description of License	Term of License	Royalties Payable
VEC Technology, LLC	Limited, exclusive, non-transferable, royalty free, right and license to use the the VEC IP solely in connection with the production of parts or components for heavy duty trucks	Continuously until written termination sent to Licensor, unless the VEC Cell Sales Agreement is terminated	None
2.	Copyrights:

	Registration	Registration
Title	Number	Date	Owner
TRIM SYSTEMS NEW CONCEPT INTERIOR STYLE A	TXu1143606	09/25/2002	Trim Systems Operating Corp.

TRIM SYSTEMS NEW CONCEPT INTERIOR STYLE B	TXu1143605	09/25/2002	Trim Systems Operating Corp.

TRIM SYSTEMS REFRESH INTERIOR STYLE B	TXu1143604	09/25/2002	Trim Systems Operating Corp.

TRIM SYSTEMS REFRESH INTERIOR STYLE A	TXu1143603	09/25/2002	Trim Systems Operating Corp.
3.	Patents:
COMMERCIAL VEHICLE SYSTEMS, INC.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
BALL JOINT STRUCTURE	USA	4552480 11/12/1985		06/626236 06/29/1984	EXPIRED	Commercial Vehicle Systems, Inc.

ROTATABLE MIRROR ASSEMBLY	USA	5566029 10/15/1996		07/792460 11/15/1991	EXPIRED	Commercial Vehicle Systems, Inc.

MAGNETIC SPRING ALIGNMENT AND HANDLING SYSTEM	Australia	200147783 10/15/2001		200147783 03/22/2001	IN FORCE	Commercial Vehicle Systems, Inc.

BRAKE FAILURE DETECTION METHOD AND APPARATUS	Australia	200136719 08/20/2001		200136719 02/07/2001	IN FORCE	Commercial Vehicle Systems, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	Australia	20023986 07/31/2000		200023986 12/29/1999	IN FORCE	Commercial Vehicle Systems, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	Canada	2358317 09/23/2008		2358317 12/29/1999	IN FORCE	Commercial Vehicle Systems, Inc.

CVG MANAGEMENT CORPORATION

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
	USA			11/757073 06/01/2007	PENDING	CVG Management Corporation

	USA			12/055070 03/25/2008	PENDING	CVG Management Corporation

	USA			12/235842 09/23/2008	PENDING	CVG Management Corporation

	USA			29/324/908 09/23/2008	PENDING	CVG Management Corporation
NATIONAL SEATING COMPANY

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
TRUCK SEAT HEIGHT POSITIONING SYSTEM	USA		20030038221 02/27/2003	10/156854 05/30/2002		National Seating Co. Inc.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	USA	7152839 12/26/2006		11/079699 03/14/2005	IN FORCE	National Seating Co. Inc.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	USA	6866236 03/15/2005		10/369357 02/18/2003	IN FORCE	National Seating Co.

SPRING BIASED ROTARY AIR VALVE	USA	5983940 11/16/1999		09/159036 09/23/1998	IN FORCE	National Seating Co.

BASE ASSEMBLY FOR USE WITH A SUSPENSION SYSTEM OF A VEHICLE SEAT	USA	5542638 08/06/1996		08/259475 06/14/1994	IN FORCE	National Seating Co.

SYSTEM AND METHOD FOR REMOTELY MONITORING MOVEMENT OF INDIVIDUALS	USA	6696957 02/24/2004		10/156254 05/28/2002	IN FORCE	National Seating Company

FRAME ASSEMBLY FOR A VEHICLE SEAT	USA	5501509 03/26/1996		08/235429 04/29/1994	EXPIRED	National Seating Co.

PNEUMATIC SPRING FOR A VEHICLE SEAT	USA	5234203 08/10/1993		07/793602 11/18/1991	EXPIRED	National Seating Co.

SPRING SEAT AND AIR PUMP	USA	4954051 09/04/1990		07/282515 01/12/1989	EXPIRED	National Seating Co.

AIR SPRING SEAT AND AIR PUMP	USA	4809944 03/07/1989		07/103934 10/02/1987	EXPIRED	National Seating Co.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	Canada		2515781 09/02/2004	2515781 02/19/2003		National Seating Company Inc.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	China		1751203 03/22/2006	801009811 02/19/2003		National Seating Company Inc.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	EPO	1597510 10/31/2007		716067 02/19/2003	IN FORCE	National Seating Company Inc.

VEHICLE SEATING SYSTEM WITH IMPROVED VIBRATION ISOLATION	Mexico			PA/a/2005/008723 02/19/2003		National Seating Company Inc.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
SPRING BIASED ROTARY AIR VALVE	Canada	2250644 07/25/2006		2250644 10/14/1998	IN FORCE	National Seating Company Inc.

SPRING BIASED ROTARY AIR VALVE	Germany	69824809 08/18/2005		69824809 10/16/1998	IN FORCE	National Seating Company Inc.

SPRING BIASED ROTARY AIR VALVE	EPO	913606 6/30/2004		08203484.5 10/16/1998	IN FORCE	National Seating Company Inc.

SPRING BIASED ROTARY AIR VALVE	Mexico	211458 11/19/2002		088703 10/20/1998	IN FORCE	National Seating Company Inc.

SPRING BIASED ROTARY AIR VALVE	UK	913060 06/30/2004		0203484.5 10/16/1998	IN FORCE	National Seating Company Inc.
SPRAGUE DEVICES, INC.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
WINDSHIELD WIPER ASSEMBLY AND METHOD OF FORMING THE SAME	USA	7389562 06/24/2008	20040244134 12/09/2004	10/771894 02/04/2004	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE AND METHOD FOR CLEANING VEHICLE LENSES	USA	6554210 04/29/2003		09/804681 03/12/2001	IN FORCE	Sprague Devices, Inc.

MAGNETIC SPRING ALIGNMENT AND HANDLING SYSTEM	USA	6378187 04/30/2003		09/540005 03/30/2000	IN FORCE	Sprague Devices, Inc.

TRACTION ENHANCING DEPLOYMENT SYSTEM	USA	6206299 03/27/2001		09/293276 04/16/1999	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	USA	6199773 03/13/2001		09/451257 11/29/1999	IN FORCE	Sprague Devices, Inc.

IMMINENT ICING CONDITION ENUNCIATOR	USA	6166657 12/26/2000		09/110769 07/06/1998	IN FORCE	Sprague Devices, Inc.

SYNCHRONIZATION SYSTEM FOR MOTORS	USA	6147466 11/14/2000		09/223114 12/30/1998	IN FORCE	Sprague Devices, Inc.

VEHICLE LIGHTING CONTROL SYSTEM	USA	6456195 09/24/2002		09/141652 08/28/1998	IN FORCE	Sprague Devices, Inc.

IMMINENT ICING CONDITION ENUNCIATOR	USA	5796344 08/18/1998		08/596451 02/02/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	USA	5657929 08/19/1997		08/583343 01/05/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	USA	5637927 06/10/1997		08/628272 04/05/1996	IN FORCE	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY WITH ARM HEAD RETAINING MEANS	USA	5634235 06/03/1997		08/685449 07/19/1996	IN FORCE	Sprague Devices, Inc.

WINDSHIELD WASHER CONTROL SYSTEM	USA	5551232 09/03/1996		08/347969 12/01/1994	IN FORCE	Sprague Devices, Inc.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	USA	5427012 06/27/1995		08/201788 02/25/1994	IN FORCE	Sprague Devices, Inc.

DIRECTION CONTROL MEANS FOR VEHICLE CLIMATE CONTROL MEANS	USA	5281049 01/25/1994		07/868471 04/14/1992	IN FORCE	Sprague Devices, Inc.

HEATER AND AIR CONDITIONING CONTROL SYSTEM	USA	4880031 11/14/1989		07/186918 04/27/1988	EXPIRED	Sprague Devices, Inc.

RECIPROCATING PISTON FLUID POWERED MOTOR	USA	4708053 11/24/1987		06/797506 11/13/1985	EXPIRED	Sprague Devices, Inc.

RECIPROCATING PISTON FLUID POWERED MOTOR	USA	4632013 12/30/1986		06/623080 06/21/1984	EXPIRED	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Canada	2143408 11/30/2004		2143408 02/24/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Canada	2164030 02/13/2007		2164030 11/29/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	UK	2286859 10/08/1997		19953559 02/22/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	UK	2295536 08/05/1998		199524521 11/30/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Mexico	9501086 02/09/2007		19951086 02/23/1995	IN FORCE	Sprague Devices, Inc.

ELECTRONICALLY CONTROLLED FLUID POWERED MOTOR	Mexico	193187 08/30/1999		955012 11/30/1995	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Austria	404292 08/15/2008		941322 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Canada		2374300 12/21/2000	2374300 06/08/2000		Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Germany	60039872 09/25/2008		60039872 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	EPO	1377383 08/08/2007		709828 03/12/2002	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	EPO	1187682 08/12/2008		941322 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	UK	1187682 08/12/2008		941322 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Japan	532511 11/05/2003		502988 06/08/2000	IN FORCE	Sprague Devices, Inc.

FLUID AND AIR NOZZLE FOR HEADLIGHT CLEANING	Mexico	PA012599 07/14/2003		PA012599 12/06/2001	IN FORCE	Sprague Devices, Inc.

WINDSHIELD WIPER ASSEMBLY AND METHOD OF FORMING THE SAME	Canada		2515071 08/19/2004	2515071 02/04/2004		Sprague Devices, Inc.

		Patent No.	Pub. No./	Applic. No./
Title	Country	Issue Date	Pub. Date	Filing Date	Status	Owner
WINDSHIELD WIPER ASSEMBLY AND METHOD OF FORMING THE SAME	EPO		1597119 11/23/2005	708144 02/04/2004		Sprague Devices, Inc.

	Mexico			PA/a/2005/008279 02/04/2004		Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	Canada	2180861 10/02/2001		2180861 07/09/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	UK	2311875 02/10/1999		199616124 08/01/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	UK	2318429 02/10/1999		199725176 08/01/1996	IN FORCE	Sprague Devices, Inc.

DEVICE FOR SWITCHING CONTROL OF VEHICLE ACCESSORIES BETWEEN VEHICLE CONTROL STATIONS	Mexico	197436 7/11/2000		971415 02/25/1997	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Canada	2227199 04/11/2006		2227199 07/29/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Denmark	848650 02/09/2004		1996926185 07/29/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Spain	2205050 05/01/2004		1996916185 07/29/1996	IN FORCE	Sprague Devices, Inc.

AIR-LIQUID SYSTEM FOR CLEANING VEHICLE HEADLIGHT LENS AND SIMILAR SURFACES	Mexico	208101 06/13/2002		1998766 01/27/1998	IN FORCE	Sprague Devices, Inc.
4.	Trademarks:
COMMERCIAL VEHICLE GROUP, INC.

Application
		Ser. No. /	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA		77/573007 09/18/2008		PENDING	Commercial Vehicle Group, Inc.

USA		77/351408 12/13/2007		PENDING	Commercial Vehicle Group, Inc.

Application
		Ser. No. /	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA	MOTO MIRROR	75/274146 04/14/1997	2171097 07/07/1998	REGISTERED	Commercial Vehicle Group, Inc.

USA	MOTO MIRROR PLUS	75/225022 01/13/1997	2185420 09/01/1998	REGISTERED	Commercial Vehicle Group, Inc.

USA	CVG COMMERCIAL VEHICLE GROUP	78/380087 03/08/2004	3108626 06/27/2006	REGISTERED	Commercial Vehicle Group, Inc.

International Register	CVG COMMERCIAL VEHICLE Group		868556 08/09/2004	REGISTERED	Commercial Vehicle Group, Inc.

Mexico	CVG Commercial Vehicle Group & Design	676042 09/08/2004	885997 06/16/2005	REGISTERED	Commercial Vehicle Group, Inc.

Mexico	CVG Commercial Vehicle Group & Design	676040 09/08/2004	885480 06/14/2005	REGISTERED	Commercial Vehicle Group, Inc.

Mexico		676041 09/08/2004		PENDING	Commercial Vehicle Group, Inc.

Mexico	CVG Commercial Vehicle Group & Design	676043 09/08/2004	885809 06/15/2005	REGISTERED	Commercial Vehicle Group, Inc.

Australia	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 05/31/2006	REGISTERED	Commercial Vehicle Group, Inc.

Benelux	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.

China	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.

Germany	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2007	REGISTERED	Commercial Vehicle Group, Inc.

Japan	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2004	REGISTERED	Commercial Vehicle Group, Inc.

Poland	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2007	REGISTERED	Commercial Vehicle Group, Inc.

Sweden	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 09/08/2007	REGISTERED	Commercial Vehicle Group, Inc.

UK	CVG Commercial Vehicle Group & Design	868556 09/08/2004	868556 06/21/2006	REGISTERED	Commercial Vehicle Group, Inc.

Application
		Ser. No. /	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
Australia		1243977 [Date not available]		PENDING	Commercial Vehicle Group, Inc.

Canada		1386479 03/07/2008		PENDING	Commercial Vehicle Group, Inc.

Mexico		938920 06/05/2008		PENDING	Commercial Vehicle Group, Inc.

Australia	Moto Mirror & Design	731907 04/09/1997	731907 10/22/1998	REGISTERED	Commercial Vehicle Group, Inc.

Canada	Moto Mirror & Design	0841627 04/30/1997	496171 06/16/1998	REGISTERED	Commercial Vehicle Group, Inc.

Mexico	Moto Mirror & Design	291918 04/10/1997	614348 06/21/1999	REGISTERED	Commercial Vehicle Group, Inc.

USA	Moto Mirror Plus & Design	75/225022 01/13/1997	2185420 09/01/1998	REGISTERED	Commercial Vehicle Group, Inc.

Sweden	Moto Mirror & Design	199703525 04/10/1997	333447 10/15/1999	REGISTERED	Commercial Vehicle Group, Inc.
MAYFLOWER VEHICLE SYSTEMS, LLC

		Application Ser.	Registration No. /
Jurisdiction	Mark	No. / Filing Date	Registration Date	Status	Record Owner
USA	MAYFLOWER	78/114104 03/11/2002	2797473 12/23/2003	REGISTERED	Mayflower Vehicle Systems, LLC

USA	MAYFLOWER DESIGN	78/159133 08/29/2002	2781928 11/11/2003	REGISTERED	Mayflower Vehicle Systems, LLC

MONONA WIRE CORPORATION

Application
		Ser. No./	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
USA	MWC	76/170439 11/22/2000	2644034 10/29/2002	REGISTERED	Monona Wire Corporation
NATIONAL SEATING COMPANY

Jurisdiction	Mark	Application Ser.	Registration No. /	Status	Record Owner
		No. / Filing Date	Registration Date
USA	EASY AIRE	73/687292 10/01/1987	1509176 10/18/1988	REGISTERED	National Seating Company
USA	CUSH-N-AIRE	73/510052 11/23/1984	1340589 06/11/1985	REGISTERED	National Seating Company

USA	CHUGGER SNUBBER	72/379153 12/21/1970	0933827 05/16/1972	REGISTERED	National Seating Company

SPRAGUE DEVICES, INC.

		Application
		Ser. No. / Filing	Registration No. /
Jurisdiction	Mark	Date	Registration Date	Status	Record Owner
USA	AIR PUSH	71/499442	0442654	REGISTERED	Sprague Devices, Inc.
		04/01/1946	05/10/1949

USA	AIR-PUSH	72/315270	0876384	REGISTERED	Sprague Devices, Inc.
		12/26/1968	09/09/1969

USA	SPRAGUE DEVICES	74/165295	1727180	REGISTERED	Sprague Devices, Inc.
		05/10/1991	10/27/1992

USA	M3 CLUTCH	74/528750	1911257	REGISTERED	Sprague Devices, Inc.
		05/24/1994	08/15/1995

USA	ROADWATCH	75/093148	2159429	REGISTERED	Sprague Devices, Inc.
		04/23/1996	05/19/1998

USA	SPRA-KLEER	75/633885	2323981	REGISTERED	Sprague Devices, Inc.
		02/04/1999	02/29/2000

USA	ROADWATCH	78/060174	2664644	REGISTERED	Sprague Devices, Inc.
		04/24/2001	12/17/2002

USA	CLEARVIEW	78/034718	2774082	REGISTERED	Sprague Devices, Inc.
		11/10/2000	10/14/2003

USA	KEYFREE	78/199096	2788931	REGISTERED	Sprague Devices, Inc.
		12/31/2002	12/02/2003

USA	CAMERAWASH	78/250480	2890577	REGISTERED	Sprague Devices, Inc.
		05/15/2003	09/28/2004

USA	ROADWATCH 3	78/250521	2908310	REGISTERED	Sprague Devices, Inc.
		05/15/2003	12/07/2004

USA	ROADWATCH SS	78/974111	3268437	REGISTERED	Sprague Devices, Inc.
	ROADWATCH SAFETY	09/14/2006	07/24/2007
	SYSTEM

USA	LIGHTWASH	75/878069	2595106	REGISTERED	Sprague Devices, Inc.
		12/21/1999	07/16/2002

Canada	AIR PUSH	0419184	TMA239182	REGISTERED	Sprague Devices, Inc.
		12/21/1977	01/18/1980

Mexico	AIR PUSH	24971	148448	REGISTERED	Sprague Devices, Inc.
		11/08/1968	11/08/1968

		Application
		Ser. No. / Filing	Registration No. /
Jurisdiction	Mark	Date	Registration Date	Status	Record Owner
Australia	SPRAGUE & Design	314132	B 314132	REGISTERED	Sprague Devices, Inc.
		12/19/1977	12/19/1977

Canada	SPRAGUE & Design	0419183	TMA240302	REGISTERED	Sprague Devices, Inc.
		12/21/1977	03/07/1980

Mexico	SPRAGUE & Design	24970	147923	REGISTERED	Sprague Devices, Inc.
		11/08/1968	11/08/1968
TRIM SYSTEMS OPERATING CORP.

		Application Ser.
		No./	Registration No. /
Jurisdiction	Mark	Filing Date	Registration Date	Status	Record Owner
Canada	OC3 & design	0836270	504261	REGISTERED	Tempress, Inc.[1]
		02/11/1997	11/18/1998

Canada	THE HAPPY OZONE	0836272	495502	REGISTERED	Tempress, Inc.
	MOLECULE AND DESIGN	02/11/1997	05/29/1998

Canada	T-TRIM	0824711	504116	REGISTERED	Tempress, Inc.
		09/30/1996	11/16/1998

Canada	T-TRIM	0824707	489645	REGISTERED	Tempress, Inc.
		09/30/1996	02/10/1998

Canada	VCR	0828758	520283	REGISTERED	Tempress, Inc.
		11/13/1996	12/06/1999

[1]	Tempress, Inc. merged into Trim Systems Operating Corp., surviving as Trim Systems Operating Corp., on September 15, 2004.

5.	Trade names:
COMMERCIAL VEHICLE GROUP, INC.

Trade Name	Goods	Owner
BOOT SAVER	Rubber and plastics hose and belting	Commercial Vehicle Group Inc.

CVG	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

FISH-ON	Automotive stampings	Commercial Vehicle Group Inc.

MAYFLOWER VEHICLE SYSTEMS	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

MOTO MIRROR	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

MWC	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

O3	Electric housewares and fans	Commercial Vehicle Group Inc.

O3 THE HAPPY OZONE MOLECULE	Sporting and athletic goods	Commercial Vehicle Group Inc.

ROADWATCH	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

T-RIM	Automotive stampings	Commercial Vehicle Group Inc.

TACKLE HATCH	Apparel and accessories	Commercial Vehicle Group Inc.

CLEARVIEW	Motor vehicle parts and accessories	Commercial Vehicle Group Inc.

KEYFREE	Communications equipment	Commercial Vehicle Group Inc.

SCHEDULE 9.1.14
ENVIRONMENTAL MATTERS
All facts, events and conditions set forth in the following environmental reports, provided to Lenders, are hereby incorporated by reference for purposes of this Schedule 9.1.14:
1.	Environmental Review of Seven Facilities of Mayflower Vehicle Systems, Inc., prepared by ENVIRON International Corp. for Kirkland & Ellis LLP on behalf of Hidden Creek Industries, Inc., dated November 2004.

2.	Environmental Review of Four Facilities of the Commercial Vehicle Group, prepared by ENVIRON International Corp. for Kirkland & Ellis LLP on behalf of Hidden Creek Industries, Inc., dated December 2004.

3.	Publicly available environmental databases indicate that Borrower paid a $29,610 civil penalty in 2007 for failure to renew their Title V Air Permit on time.

4.	Publicly available environmental databases identify potentially outstanding OSHA violations at Borrower’s Norwalk, Ohio facility first issued in March 2007. Database results indicate a $2,125 penalty, which has been contested by Borrower, relating to a workplace fatality. The Norwalk facility also received OSHA notices of violation in June 2006, all of which are reported to be completed.

5.	Publicly available environmental databases identify OSHA notices of violation issued to Borrower’s Shadyside, Ohio facility in January 2007, with actual penalty amounts of $2,125 and $1,700, all of which were abated. In addition, the Shadyside facility received OSHA notices of violation in October 2005 that resulted in actual penalty of $2,250, which has also been completed.

SCHEDULE 9.1.16
LITIGATION
None.

SCHEDULE 9.1.18
PENSION PLAN DISCLOSURES
1.	KAB Seating Limited participates in a pension scheme called the KAB Pension Scheme (the “Scheme”). The Scheme has a defined benefits section that was closed to future accrual on April 6, 2006.

2.	On certain actuarial bases, the Scheme is understood to have been and to be currently underfunded. As of December 31, 2007, on a FASB 158 basis, the Scheme was underfunded by approximately $11,427,000. Total assets as of December 31, 2007 were $35,649,000 and total liabilities were $47,067,000.

SCHEDULE 9.1.20
LABOR CONTRACTS
Obligors are party to or bound by the following collective bargaining agreements:
1.	Collective bargaining agreement by and between Commercial Vehicle Group, Inc. and International Union, United Automobile, Aerospace and Agricultural Workers of America U.A.W. Local 1379, covering the period May 1, 2006 to April 30, 2010.

2.	Collective bargaining agreement by and between Commercial Vehicle Group, Inc. and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC Local 9419, covering the period May 1, 2008 to February 28, 2011.

3.	Collective bargaining agreement by and between CVG CS S. de R.L. de C.V. and CROC (Confederation Revolucionaria de Obreros Campesinos or Revolutionary Confederation of Workers and Peasants) Sindicato de Trabajadores En Oficios Varios de Tepatitlan De Morelos, Jalisco, covering the period October 2008 to September 2009.

4.	Collective bargaining agreement by and between KAB Seating Limited and UNITE, covering the period April 2008 to March 2009.

5.	Collective bargaining agreement by and between MWC de Mexico S. de R.L. de C.V. and CTM (Asociacion Sindical de Obreros y Obreras en empresas maquiladoras, armadoras y fabricantes de Agua Prieta), covering the period January 1, 2008 to December 31, 2008.

6.	Collective bargaining agreement by and between C.I.E.B. Kahovec, s. r. o. and Basic organization OS KOVO of the company C.I.E.B. Kahovec, s. r. o., represented by Mr Jaromír Šebetka, covering the period January 1, 2008 to December 31, 2008.

SCHEDULE 10.2.1
EXISTING DEBT
1. Capital leases:

Description of
Borrower or	Property subject to
Subsidiary Lessee	Capital Lease	Term
CABARRUS PLASTICS, INC.	Mitsubishi 1450 ton Plastic Injection Molding Machine	8/20/04 - 8/20/09

C.I.E.B. Kahovec, spol. s.r.o. (“CIEB”)	Skoda — auto	9/01/06 - 8/30/09

CIEB	Skoda — auto	9/01/06 - 8/30/09

CIEB	NDN 10000 KOMFORT EXTRA	7/01/06 - 6/30/11
2. Intercompany Loans

Intercompany borrower	Intercompany lender	Amount Outstanding
PEKM Kabeltechnik s.r.o.	CVG Management Corporation	$2,366,058
PEKM Kabeltechnik s.r.o.	CVG Czech I	€1,024,931.50
PEKM Kabeltechnik s.r.o.	C.I.E.B. Kahovec spol. s.r.o.	$544,560
KAB Seating Limited	JMH Limited (Dormant)	£1,732,231
KAB Seating Limited	BB Seating Limited (Dormant)	£206,875
KAB Seating Limited	Bostrom International Limited	£8,314,600
Bostrom Limited	Bostrom International Limited	£5,265,815
Bostrom Limited	KAB Seating Limited	£2,766,392
Commercial Vehicle Systems Limited	KAB Seating Limited	£23,498,423
Commercial Vehicle Systems Limited	Bostrom Limited	£4,491,232
Bostrom Limited	KAB Seating, Pty (Australia)	£157,550
Commercial Vehicle Systems Limited	CVS Holdings Limited	£26,612,820
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£123,050

Intercompany borrower	Intercompany lender	Amount Outstanding
Bostrom Specialist Engineering Limited (Dormant)	Bostrom Limited	£878,926
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£5,750
Bostrom Specialist Engineering Limited (Dormant)	Bostrom Limited	£1,383,075
KAB Seating Limited	Corvus Suspension Products Limited (Dormant)	£50,201
Corvus Suspension Products Limited (Dormant)	Bostrom Limited	£776,381
KAB Seating Limited	KAB Components Limited (Dormant)	£52,327
KAB Components Limited (Dormant)	Bostrom Limited	£2,311,595
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£82,800
Bostrom Limited	Bostrom Specialist Engineering Limited (Dormant)	£464,452
KAB Tooling Limited (Dormant)	KAB Seating Limited	£717
KAB Tooling Limited (Dormant)	Bostrom Limited	£118,882
KAB Pressing Limited (Dormant)	KAB Seating Limited	£3,414,961
KAB Pressing Limited (Dormant)	Bostrom Limited	£4,016,511
KAB Seating Limited	Bostrom Specialist Engineering Limited (Dormant)	£2,731
KAB Seating Limited	KAB Pressing Limited (Dormant)	£1,344,469
KAB Pressing Limited (Dormant)	Bostrom Limited	£887,591
KAB Seating Limited	KAB Pressing Limited (Dormant)	£74,298
Kab Seating, L.L.C. (Dormant)	Bostrom Limited	£641
KAB Seating Limited	Commercial Vehicle Group, Inc.	£9,582,495
Commercial Vehicle Group, Inc.	Bostrom Limited	£6,287,736
Commercial Vehicle Group, Inc.	Commercial Vehicle Systems Limited	£3,021,951
CVG Vehicle Components (Shanghai) Co. Ltd. (China)	CVG International Holdings, Inc. (Barbados)	$901,735

3. Letters of Credit:

Applicant	Beneficiary	LC Provider	LC Number	Expiry
Commercial Vehicle Group, Inc.	Sentry Insurance	U.S. Bank, N.A.	SLCMMSP03294	10/11/09

Trim Systems Operating Corp.	Fletcher Industries Inc.	U.S. Bank, N.A.	SLCMMSP03843	10/01/09
4.	Commercial Vehicle Group Inc.’s 8% Senior Notes Due 2013 and related guarantees and any renewal, extension, amendment, restatement, modification or refinancing of the obligations thereunder.

5.	Judgment amount and accrued interest with respect to that certain judgment against National Seating Company issued by the Regional Court in Karlsruhe, Germany on May 13, 2003 in favor of Vogelsitze GmbH.

SCHEDULE 10.2.2
EXISTING LIENS
1. UCC filings:

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
NC — Secretary of State Through: 11/06/2008	UCC	20040080685E 8/12/04	CABARRUS PLASTICS, INC.	U.S. Bancorp Equipment Finance, Inc. — Plastics Equipment Group	Specific equipment

NC — Secretary of State Through: 11/06/2008	UCC	20040083569J 8/20/04	CABARRUS PLASTICS, INC.	MHI Injection Molding Machinery, Inc.	Specific equipment

NC — Secretary of State Through: 11/06/2008	UCC	20070074025J 8/1/07	CABARRUS PLASTICS, INC.	UBE Machinery Inc.	Specific equipment

NC — Secretary of State Through: 11/06/2008	UCC	20070074032G 8/1/07	CABARRUS PLASTICS, INC.	UBE Machinery Inc.	Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	43451988 12/8/04	Commercial Vehicle Group, Inc.	Greater Bay Bank N.A.	Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	50361973 2/2/05	Commercial Vehicle Group, Inc.	NMHG Financial Services, Inc.	Specific leased equipment

DE — Secretary of State Through: 10/31/2008	UCC	52144815 7/13/05	Commercial Vehicle Group, Inc.	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	52354620 8/1/05	Commercial Vehicle Group, Inc.	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	61925247 6/7/06	Commercial Vehicle Group, Inc.	IOS Capital	Specific leased equipment Filed for precautionary purposes

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	UCC	62002665 6/13/06	Commercial Vehicle Group, Inc.	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	72627494 7/12/07	Commercial Vehicle Group, Inc.	Toyota Motor Credit Corporation	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	72664810 7/16/07	Commercial Vehicle Group, Inc.	Toyota Motor Credit Corporation	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	80459147 2/7/08	Commercial Vehicle Group, Inc.	IKON Financial Svcs	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	80568723 2/15/08	Commercial Vehicle Group, Inc.	NMHG Financial Services, Inc.	Specific leased equipment

DE — Secretary of State Through: 10/31/2008	UCC	82454500 7/17/08	Commercial Vehicle Group, Inc.	IKON Financial Svcs	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	40527681 12/25/04	Mayflower Vehicle Systems, Inc.	Riviera Tool Company	Specific equipment

DE — Secretary of State Through: 10/31/2008	ASSIGN	50445024 2/8/05	CVG Acquisition LLC	Riviera Tool Company	Assignment of financing statement No. 40527681 from original Debtor (Mayflower Vehicle Systems, Inc.) to:
CVG Acquisition LLC (filed by original Debtor)

DE — Secretary of State Through: 10/31/2008	UCC	42464453 9/1/04	Mayflower Vehicle Systems, Inc.	Fab-All Manufacturing, Inc.	Specific equipment

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	AMEND	42464842 9/1/04	Mayflower Vehicle Systems, Inc.	Fab-All Manufacturing, Inc.	Amendment to financing statement No. 42464453 restating collateral

DE — Secretary of State Through: 10/31/2008	ASSIGN	50445040 2/8/05	CVG Acquisition LLC	Fab-All Manufacturing, Inc.	Assignment of financing statement No. 42464453 from original Debtor (Mayflower Vehicle Systems, Inc.) to:
CVG Acquisition LLC (filed by original Debtor)

DE — Secretary of State Through: 10/31/2008	UCC	50469701 2/10/05	Mayflower Vehicle Systems, Inc.	NMHG Financial Services, Inc.	“In lieu of” filing to continue effectiveness of the following financing statement:
Huron County, OH; File No: 000083333; 10/10/00

DE — Secretary of State Through: 10/31/2008	AMEND	50822487 3/15/05	Mayflower Vehicle Systems, LLC	NMHG Financial Services, Inc.	Amendment to financing statement No. 50469701 amending Debtor’s name from Mayflower Vehicle Systems, Inc. to:
Mayflower Vehicle Systems, LLC

DE — Secretary of State Through: 10/31/2008	UCC	50469750 2/10/05	Mayflower Vehicle Systems, Inc.	First Capital Leasing — Leasing One Corporation	“In lieu of” filing to continue effectiveness of the following financing statement:
Belmont County, OH; File No: 20000001727; 12/5/00

DE — Secretary of State Through: 10/31/2008	AMEND	50822461 3/15/05	Mayflower Vehicle Systems, LLC	First Capital Leasing — Leasing One Corporation	Amendment to financing statement No. 50469750 amending Debtor’s name from Mayflower Vehicle Systems, Inc. to:
Mayflower Vehicle Systems, LLC

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	UCC	50495789 2/11/05	Mayflower Vehicle Systems, Inc.	Sterling Bank & Trust	“In lieu of” filing to continue effectiveness of the following financing statement:
Cleveland County; File No: 000877; 7/28/00

DE — Secretary of State Through: 10/31/2008	AMEND	50822479 3/15/05	Mayflower Vehicle Systems, LLC	Sterling Bank & Trust	Amendment to financing statement No. 50495789 amending Debtor’s name from Mayflower Vehicle Systems, Inc. to:
Mayflower Vehicle Systems, LLC

DE — Secretary of State Through: 10/31/2008	UCC	50814815 3/15/05	Mayflower Vehicle Systems, Inc.	GFC Leasing, A Division of Gordon Flesch Company, Inc.	“In lieu of” filing to continue effectiveness of the following financing statement:
Huron County, OH; File No: 000082659; 4/24/00

DE — Secretary of State Through: 10/31/2008	AMEND	50822404 3/15/05	Mayflower Vehicle Systems, LLC	GFC Leasing, A Division of Gordon Flesch Company, Inc.	Amendment to financing statement No. 50814815 amending Debtor’s name from Mayflower Vehicle Systems, Inc. to:
Mayflower Vehicle Systems, LLC

IA — Secretary of State Through: 11/07/2008	UCC	E599388 4/21/04	Monona Wire Corporation	US Bancorp	Specific leased equipment Filing for informational purposes only

DE — Secretary of State Through: 10/31/2008	UCC	41531468 5/14/04	National Seating Company	Safeco Credit Co. Inc. DBA Safeline Leasing	“In-Lieu” financing statement to continue the effectiveness of:
TN SOS; File No:
993-050571; 10/5/99 Specific leased equipment Filed for precautionary purposes

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	UCC	42280719 8/12/04	National Seating Company	American Packaging Capital, Inc.	Specific leased equipment

DE — Secretary of State Through: 10/31/2008	UCC	42625202 9/20/04	National Seating Company	Safeco Credit Co. Inc. DBA Safeline Leasing	“In-Lieu” financing statement to continue the effectiveness of:
TN SOS; File No:
993-050572; 10/5/99 Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	50020900 1/4/05	National Seating Company	De Lage Landen Financial Services, Inc.	Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	50319393 1/28/05	National Seating Company	De Lage Landen Financial Services, Inc.	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	53162006 10/5/05	National Seating Company	CIT Group/Specific equipment Financing,	“In-Lieu of Continuation” for the following:
				Inc.	TN SOS; File No:
101012025; 1/8/01 Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	60241570 1/20/06	National Seating Company	Citicapital Commercial Leasing Corporation	“In-Lieu of Continuation” for the following:
TN SOS; File No:
101-015202; 1/30/01 Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	62440584 7/14/06	National Seating Company	De Lage Landen Financial Services, Inc.	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	72754199 7/23/07	National Seating Co	US Bancorp	Specific leased equipment Filed for informational purposes only

DE — Secretary of State Through: 10/31/2008	UCC	71232932 4/3/07	Sprague Devices, Inc.	Citicorp Vendor Finance, Inc.	Specific leased equipment Filed for notification purposes only

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	UCC	21709405 6/13/02	Trim Systems, LLC	Dell Financial Services, L.P.	Specific leased equipment

DE — Secretary of State Through: 10/31/2008	CONT	71735462 5/8/07	Trim Systems, LLC	Dell Financial Services, L.P.	Continuation of financing statement No. 21709405

DE — Secretary of State Through: 10/31/2008	UCC	40647927 3/8/04	Trim Systems, L.L.C.	Toyota Motor Credit Corporation	Specific leased equipment Filed as a precaution

DE — Secretary of State Through: 10/31/2008	UCC	41543661 4/12/04	Trim Systems, L.L.C.	Toyota Motor Credit Corporation Vesco Industrial Trucks of Hickory, Inc.	Specific leased equipment Filed as a precaution

DE — Secretary of State Through: 10/31/2008	UCC	42934943 10/19/04	Trim Systems, Inc.	Toyota Motor Credit Corporation	Specific equipment

DE — Secretary of State Through: 10/31/2008	UCC	41694431 6/2/04	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	41981150 7/13/04	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	42907758 10/7/04	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	50545468 2/11/05	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	51463646 4/29/05	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

	Filing	Date and			Collateral
Jurisdiction	Type	File Number	Debtor	Secured Party	Description
DE — Secretary of State Through: 10/31/2008	UCC	52869015 9/16/05	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes

DE — Secretary of State Through: 10/31/2008	UCC	53231645 10/19/05	Trim Systems Operating Corp	IOS Capital	Specific leased equipment Filed for precautionary purposes
2.	Mortgage on property located at 301 West Spruce Street, Monona, IA 52159 made by Monona Wire Corporation in favor of the City of Monona.

3.	Mortgage on property located at 200 National Drive, Vonore, TN 37885 made by National Seating Company in favor of BankBoston, N.A.

4.	The liens described on Exhibit A to these disclosure schedules.

SCHEDULE 10.2.5
PERMITTED INVESTMENTS
1.	The Investments described on Exhibit A to these disclosure schedules.

2.	The following intercompany loans:

Intercompany borrower	Intercompany lender	Amount Outstanding
PEKM Kabeltechnik s.r.o.	CVG Management Corporation	$2,366,058
PEKM Kabeltechnik s.r.o.	CVG Czech I	€1,024,931.50
PEKM Kabeltechnik s.r.o.	C.I.E.B. Kahovec spol. s.r.o.	$544,560
KAB Seating Limited	JMH Limited (Dormant)	£1,732,231
KAB Seating Limited	BB Seating Limited (Dormant)	£206,875
KAB Seating Limited	Bostrom International Limited	£8,314,600
Bostrom Limited	Bostrom International Limited	£5,265,815
Bostrom Limited	KAB Seating Limited	£2,766,392
Commercial Vehicle Systems Limited	KAB Seating Limited	£23,498,423
Commercial Vehicle Systems Limited	Bostrom Limited	£4,491,232
Bostrom Limited	KAB Seating, Pty (Australia)	£157,550
Commercial Vehicle Systems Limited	CVS Holdings Limited	£26,612,820
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£123,050
Bostrom Specialist Engineering Limited (Dormant)	Bostrom Limited	£878,926
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£5,750
Bostrom Specialist Engineering Limited (Dormant)	Bostrom Limited	£1,383,075
KAB Seating Limited	Corvus Suspension Products Limited (Dormant)	£50,201
Corvus Suspension Products Limited (Dormant)	Bostrom Limited	£776,381
KAB Seating Limited	KAB Components Limited (Dormant)	£52,327
KAB Components Limited (Dormant)	Bostrom Limited	£2,311,595

Intercompany borrower	Intercompany lender	Amount Outstanding
Bostrom Specialist Engineering Limited (Dormant)	KAB Seating Limited	£82,800
Bostrom Limited	Bostrom Specialist	£464,452
	Engineering Limited (Dormant)
KAB Tooling Limited (Dormant)	KAB Seating Limited	£717
KAB Tooling Limited (Dormant)	Bostrom Limited	£118,882
KAB Pressing Limited (Dormant)	KAB Seating Limited	£3,414,961
KAB Pressing Limited (Dormant)	Bostrom Limited	£4,016,511
KAB Seating Limited	Bostrom Specialist	£2,731
	Engineering Limited (Dormant)
KAB Seating Limited	KAB Pressing Limited (Dormant)	£1,344,469
KAB Pressing Limited (Dormant)	Bostrom Limited	£887,591
KAB Seating Limited	KAB Pressing Limited (Dormant)	£74,298
Kab Seating, L.L.C. (Dormant)	Bostrom Limited	£641
KAB Seating Limited	Commercial Vehicle Group, Inc.	£9,582,495
Commercial Vehicle Group, Inc.	Bostrom Limited	£6,287,736
Commercial Vehicle Group, Inc.	Commercial Vehicle Systems	£3,021,951
	Limited
CVG Vehicle Components (Shanghai) Co. Ltd. (China)	CVG International Holdings,	$901,735
	Inc. (Barbados)
3.	To the extent any intercompany loan set forth above in Item 2 of this Schedule 10.2.5 is reclassified, converted or replaced by capital contributions, only as pursuant to the definition of “Restricted Investments,” such capital contributions.

SCHEDULE 10.2.7
PERMITTED ASSET DISPOSITIONS
1.	Any and all Asset Dispositions related to the closing of the facility operated by CVG CS S. de R.L. de C.V. located at Carretera Tepa-Arandas #115, Capilla de Guadelupe, Jalisco, Mexico.

SCHEDULE 10.2.15
RESTRICTIVE AGREEMENTS
1.	The Indenture dated as of July 6, 2005, between Commercial Vehicle Group, Inc. and U.S. Bank National Association, as Trustee, with respect to Commercial Vehicle Group Inc.’s 8% Senior Notes Due 2013 and related guarantees and Refinancing Debt (subject to the Refinancing Conditions).

SCHEDULE 10.2.18
EXISTING AFFILIATE TRANSACTIONS
1.	Freight services arrangement between Commercial Vehicle Group, Inc. and Group Transportation Services Holdings, Inc., dated as of August 18, 2008, approved by the Audit Committee of Commercial Vehicle Group, Inc. on April 21, 2008.

SCHEDULE 11
MANDATORY COST FORMULA
1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4.	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:
(a)	in relation to a Loan made in Pounds Sterling:

AB + C(B – D) + E x 0.01 100 – (A + C)	per cent. per annum
(b)	in relation to a Loan in any currency other than Pounds Sterling:

E x 0.001 300	per cent. per annum
Where:
A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest-free cash ratio deposit with the Bank of England to comply with cash ratio requirements;

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of clause [•] (Default Interest) payable for the relevant Interest Period on the Loan;
C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest-bearing Special Deposits with the Bank of England;

D	is the percentage rate per annum payable by the Bank of England to the Agent on interest-bearing Special Deposits; and

E	is the rate of charge payable by that Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in Pounds Sterling per £1,000,000 of the Fee Base of that Lender.
5.	For the purposes of this Schedule:
(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England.

(b)	“Fees Regulations” means the Banking Supervision (Fees) Regulations 2001 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision.

(c)	“Fee Base” has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.
6.	In application of the above formula, A, B, C and D will be included in the formula as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:
(a)	its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

(b)	any other information that the Agent may reasonably require for such purpose.
Each Lender shall promptly notify the Agent in writing of any change to the information provided by it pursuant to this paragraph.

8.	The percentages of rates of charge of each Lender for the purposes of A, C and E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraph 7 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits, Special Deposits and the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.
9.	The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3 and 7 above is true and correct in all respects.

10.	The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3 and 7 above.

11.	Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

12.	The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 11.1
ITEMS NOT CONSTITUTING AN EVENT OF DEFAULT
1.	That certain judgment against National Seating Company issued on May 13, 2003 by the Regional Court in Karlsruhe, Germany in favor of Vogelsitze GmbH for damages, accrued interest and interest accruing after such judgment.

EXHIBIT A

Attached.

Current Structure

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$19M
($14M Payable and
$5M accrued
management fees)
CVS Holdings, Ltd.
(UK)
£25.4M
Payable
Commercial Vehicle Systems
Limited
(UK)
£2.3M
Payable
£4.3M
Payable
Bostrom Ltd
(UK)
£4.9M
Payable
£5M
Payable
Bostrom Int'l, Ltd
(UK)
KAB Seating, Ltd.
(UK)
£2.8M
Payable
Bostrom Investments, Ltd.
(UK)
KAB Seating, AB
(Sweden)
KAB Seating, Pty
(Australia)
KAB Seating, SA
(Belgium)

Preliminary Draft – For Discussion Purposes Only

1

Current Structure

UK Uncheck Planning

KAB IP Sale

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$19M Payable
CVS Holdings, Ltd. (UK)
£25.4M Payable
Commercial Vehicle Systems Limited (UK)
£2.3M Payable
£4.3M Payable
Bostrom Ltd (UK)
£4.9M Payable
£5M Payable
Bostrom Int'l, Ltd (UK)
KAB Seating, Ltd. (UK)
£2.8M Payable
Bostrom Investments, Ltd. (UK)
2. Preferred Shares ($10M Value)
UK IP Co.
2. IP Sale
1. UK IP Co. Formation
KAB Seating, AB (Sweden)
KAB Seating, Pty (Australia)
KAB Seating, SA (Belgium)

Steps:

Preliminary Draft – For Discussion Purposes Only

2

UK Uncheck Planning KAB IP Sale Steps: KAB Seating Ltd. ("KAB") forms a new UK company ("UK IP Co."). KAB sells its identifiable intellectual property (assumed value of $10M) to UK IP Co. for preferred shares (treated as §351(g) stock for US federal income tax purposes).

UK Uncheck Planning

KAB IP Sale (cont.)

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$19M Payable
3. $10M Repayment
$9M Payable
3. UK IP Co Preferred Shares
CVS Holdings, Ltd. (UK)
£25.4M Payable
Commercial Vehicle Systems Limited (UK)
£2.3M Payable
£4.3M Payable
Bostrom Ltd (UK)
£4.9M Payable
£5M Payable
Bostrom Int'l, Ltd (UK)
KAB Seating, Ltd. (UK)
£2.8M Payable
Bostrom Investments, Ltd. (UK)
4. IP License
UK IP Co.
KAB Seating, AB (Sweden)
KAB Seating, Pty (Australia)
KAB Seating, SA (Belgium)

Step:

Preliminary Draft – For Discussion Purposes Only

3

UK Uncheck Planning KAB IP Sale (cont.) Step: KAB uses the preferred shares received in Step 2 to repay $10M of the $19M it owes to Commercial Vehicle Group, Inc. ("CVG, Inc."). UK IP Co. enters into a license agreement with KAB.

UK Uncheck Planning

UK Holdco Formation

Commercial Vehicle Group, Inc. FEIN: 41-1990662 (US)
$9M Payable
CVS Holdings, Ltd. (UK)
£25.4M Payable
Commercial Vehicle Systems Limited (UK)
£2.3M Payable
£4.3M Payable
Bostrom Ltd (UK)
£4.9M Payable
£5M Payable
5. UK Holdco Formed
Bostrom Int'l, Ltd (UK)
KAB Seating, Ltd. (UK)
£2.8M Payable
Bostrom Investments, Ltd. (UK)
UK Holdco (UK)
6. UK Holdco CTB
UK IP Co. (UK)
KAB Seating, AB (Sweden)
KAB Seating, Pty (Australia)
KAB Seating, SA (Belgium)

Steps:

Preliminary Draft – For Discussion Purposes Only

4

UK Uncheck Planning UK Holdco Formation Steps: Bostrom Ltd. ("Bostrom") forms a new UK company ("UK Holdco"). UK Holdco elects to be treated as a disregarded entity for US federal income tax purposes as its initial classification.

UK Uncheck Planning

KAB Debt Transfers

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
7. Sale of $9M Payable
6. $9M Payable
CVS Holdings, Ltd.
(UK)
£25.4M Payable
8. Contribution of $9M Payable
Commercial Vehicle Systems Limited
(UK)
£2.3M Payable
9. Contribution of $9M Payable
£4.3M Payable
Bostrom Ltd
(UK)
£4.9M Payable
10. Contribution of $9M Payable
£5M Payable
Bostrom Int'l, Ltd
(UK)
KAB Seating, Ltd.
(UK)
£2.8M Payable
Bostrom Investments, Ltd.
(UK)
UK Holdco
(UK)
UK IP Co.
(UK)
KAB Seating, AB
(Sweden)
KAB Seating, Pty
(Australia)
KAB Seating, SA
(Belgium)

Steps:

Preliminary Draft – For Discussion Purposes Only

5

UK Uncheck Planning KAB Debt Transfers Steps: CVG, Inc. sells its $9M payable due from KAB to CVS Holdings, Ltd. for a $9M note. CVS Holdings, Ltd. contributes its $9M payable due from KAB to Commercial Vehicle Systems Limited ("CVS Limited") in exchange for additional common shares. CVS Limited contributes its $9M payable due from KAB to Bostrom in exchange for additional common shares. (alternatively, CVS Limited could use the $9M payable to pay off its note payable due to Bostrom) Bostrom contributes its $9M payable due from KAB to UK Holdco in exchange for additional common shares.

UK Uncheck Planning

KAB Contribution

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$9M Payable
CVS Holdings, Ltd.
(UK)
£25.4M Payable
Commercial Vehicle Systems Limited
(UK)
£2.3M Payable
£4.9M Payable
£4.3M Payable
Bostrom Ltd
(UK)
£5M Payable
11. Contribution of KAB
Bostrom Int'l, Ltd
(UK)
Bostrom Investments, Ltd.
(UK)
UK Holdco
(UK)
$9M Payable
£2.8M Payable
KAB Seating, Ltd.
(UK)
UK IP Co.
(UK)
KAB Seating, AB
(Sweden)
KAB Seating, Pty
(Australia)
KAB Seating, SA
(Belgium)

Step:

Preliminary Draft – For Discussion Purposes Only

6

UK Uncheck Planning KAB Contribution Step: 11. Bostrom contributes KAB to UK Holdco in exchange for additional common shares, with UK Holdco assuming KAB's £2.8M payable due from Bostrom.

UK Uncheck Planning

UK Holdco Uncheck Election

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$9M Payable
CVS Holdings, Ltd.
(UK)
£25.4M Payable
Commercial Vehicle Systems Limited
(UK)
£2.3M Payable
£4.9M Payable
£4.3M Payable
Bostrom Ltd
(UK)
£5M Payable
12.
UK Holdco
UCTB
Bostrom Int'l, Ltd
(UK)
Bostrom Investments, Ltd.
(UK)
UK Holdco
(UK)
$9M Payable
£2.8M Payable
KAB Seating, Ltd.
(UK)
UK IP Co.
(UK)
KAB Seating, AB
(Sweden)
KAB Seating, Pty
(Australia)
KAB Seating, SA
(Belgium)

Step:

Preliminary Draft – For Discussion Purposes Only

7

UK Uncheck Planning UK Holdco Uncheck Election Step: UK Holdco elects to be treated as a regarded entity for US federal income tax purposes.

Resulting Structure

Commercial Vehicle Group, Inc.
FEIN: 41-1990662
(US)
$9M Payable
CVS Holdings, Ltd.
(UK)
£25.4M Payable
Commercial Vehicle Systems Limited
(UK)
£2.3M Payable
£4.9M Payable
£4.3M Payable
Bostrom Ltd
(UK)
£5M Payable
Bostrom Int'l, Ltd
(UK)
Bostrom Investments, Ltd.
(UK)
UK Holdco
(UK)
$9M Payable
KAB Seating, Ltd.
(UK)
£2.8M Payable
License Agreement
Preferred Shares
UK IP Co.
(UK)
KAB Seating, AB
(Sweden)
KAB Seating, Pty
(Australia)
KAB Seating, SA
(Belgium)

Preliminary Draft – For Discussion Purposes Only

8

Resulting Structure